UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

SunPower Corporation
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO ALL SUNPOWER STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of SunPower Corporation, a Delaware corporation (“SunPower”), will be held on:

Date:	Wednesday, June 3, 2015

Time:	10:00 a.m. Pacific Time

Place:	Online at www.virtualshareholdermeeting.com/SPWR
Virtual Meeting Admission:	This year’s Annual Meeting will be a virtual meeting of stockholders, conducted via a live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SPWR. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the website and then follow the instructions. To participate in the meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or proxy card. Online check-in will begin at 9:30 a.m. Pacific Time, and you should allow ample time for the online check-in procedures.

Pre-Meeting Forum:	The new online format for the Annual Meeting also allows you to communicate more effectively with us via a pre-meeting forum that you can enter by visiting www.theinvestornetwork.com/forum/SPWR. On our pre-meeting forum, you can submit questions before the Annual Meeting and access copies of our proxy statement and annual report.

Items of Business:	1.	The re-election of three directors to serve as Class I directors on our board of directors (the “Board”);
	2.	The approval, in an advisory vote, of our named executive officer compensation;
	3.	The approval of the SunPower Corporation 2015 Omnibus Incentive Plan;

	4.	The approval of an equity award granted to our Chief Executive Officer; and

	5.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. On or about April 20, 2015 we began mailing to stockholders either a Notice of Internet Availability of Proxy Materials or this notice of the Annual Meeting, the proxy statement and the form of proxy.

All stockholders are cordially invited to attend the Annual Meeting. Only stockholders of record at the close of business on April 13, 2015 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Any registered stockholder in attendance at the Annual Meeting and entitled to vote may do so during the meeting even if such stockholder returned a proxy.

San Jose, California	FOR THE BOARD OF DIRECTORS
April [•], 2015

Lisa Bodensteiner
Corporate Secretary

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND MAIL IT PROMPTLY, OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. ANY ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED TO THE COMPANY-PROVIDED PROXY CARD ENVELOPE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

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SUNPOWER CORPORATION

77 Rio Robles

San Jose, California 95134

PROXY STATEMENT FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation, is furnishing this proxy statement and proxy card to you in connection with its solicitation of proxies to be used at SunPower Corporation’s Annual Meeting of Stockholders to be held on June 3, 2015 at 10:00 a.m. Pacific Time (the “Meeting Date”), or at any adjournment(s), continuation(s) or postponement(s) of the meeting (the “Annual Meeting”).

This year’s Annual Meeting will be a virtual meeting of stockholders, conducted via a live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPWR. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the website and then follow the instructions. To participate in the meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or proxy card.

Online check-in will begin at 9:30 a.m. Pacific Time on the Meeting Date, and you should allow ample time for the online check-in procedures. We will have technicians ready to assist you should you have any technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-855-449-0991.

The new online format for the Annual Meeting also allows you to communicate more effectively with us via a pre-meeting forum that you can enter by visiting www.theinvestornetwork.com/forum/SPWR. In our pre-meeting forum, you can submit questions before the Annual Meeting and access copies of our proxy statement and annual report.

We use a number of abbreviations in this proxy statement. We refer to SunPower Corporation as “SunPower,” “the Company,” or “we,” “us” or “our.” The term “proxy solicitation materials” includes this proxy statement, the notice of the Annual Meeting, and the proxy card. References to “fiscal 2014” mean our 2014 fiscal year, which began on December 30, 2013 and ended on December 28, 2014, while references to “fiscal 2013” mean our 2013 fiscal year, which began on December 31, 2012 and ended on December 29, 2013.

Our principal executive offices are located at 77 Rio Robles, San Jose, California 95134, and our telephone number is (408) 240-5500.

Important Notice Regarding the Availability of Proxy Materials

We have elected to comply with the Securities and Exchange Commission (the “SEC”) “Notice and Access” rules, which allow us to make our proxy solicitation materials available to our stockholders over the Internet. Under these rules, on or about April 20, 2015, we started mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability contains instructions on how our stockholders can both access the proxy solicitation materials and our 2014 Annual Report on Form 10-K for the fiscal year ended December 28, 2014 (the “2014 Annual Report”) online and vote online. By sending the Notice of Internet Availability instead of paper copies of the proxy materials, we expect to lower the costs and reduce the environmental impact of our Annual Meeting.

Our proxy solicitation materials and our 2014 Annual Report are available at www.proxyvote.com.

Stockholders receiving the Notice of Internet Availability may request a paper or electronic copy of our proxy solicitation materials by following the instructions set forth on the Notice of Internet Availability. Stockholders who did not receive the Notice of Internet Availability will continue to receive a paper or electronic copy of our proxy solicitation materials, which were first mailed to stockholders and made public on or about April 20, 2015.

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Delivery of Voting Materials

If you would like to further reduce our environmental impact and costs in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided for voting via www.proxyvote.com and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

To reduce the environmental waste and expense of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one set of proxy solicitation materials, proxy card, and our 2014 Annual Report, or one copy of the Notice of Internet Availability, to stockholders who share the same address, unless otherwise requested. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting.

If you share an address with another stockholder and have received only one set of materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate materials or request that we only send one set of materials to you if you are receiving multiple copies by writing to us at SunPower Corporation, 77 Rio Robles, San Jose, California 95134, Attention: Corporate Secretary, or calling us at (408) 240-5500.

A copy of our 2014 Annual Report has been furnished with this proxy statement to each stockholder. A stockholder may also request a copy of our 2014 Annual Report by writing to our Corporate Secretary at 77 Rio Robles, San Jose, California 95134. Upon receipt of such request, we will provide a copy of our 2014 Annual Report without charge, including the financial statements required to be filed with the SEC pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 (“Exchange Act”) for our fiscal year 2014. Our 2014 Annual Report is also available on our website at http://investors.sunpower.com/sec.cfm.

Record Date and Shares Outstanding

Stockholders who owned shares of our common stock, par value $0.001 per share, at the close of business on April 13, 2015, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had [•] shares of common stock outstanding. For more information about beneficial ownership of our issued and outstanding common stock, please see “Security Ownership of Management and Certain Beneficial Owners.”

Board Recommendations

Our Board recommends that you vote:

•	“FOR” Proposal One: re-election of each of the nominated Class I directors;

•	“FOR” Proposal Two: the approval, on an advisory basis, of the compensation of our named executive officers;

•	“FOR” Proposal Three: the approval of the SunPower Corporation 2015 Omnibus Incentive Plan; and

•	“FOR” Proposal Four: the approval of an equity award granted to our Chief Executive Officer.

Voting

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. Cumulating votes is not permitted under our By-laws.

Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in his or her own name. As summarized below, there are distinctions between shares held of record and those beneficially owned.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered, with respect to those shares, the stockholder of record and these proxy solicitation materials are being furnished to you directly by us.

Beneficial Owner. If your shares are held in a stock brokerage account, or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of such shares held in street name, and these proxy solicitation materials are being furnished to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, or to vote your shares during the Annual Meeting.

How to Vote. If you hold shares directly as a stockholder of record, you can vote in one of the following four ways:

(1) Vote via the Internet before the Meeting Date. Go to www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2015. Have your Notice of Internet Availability or proxy card in hand when you access the website and then follow the instructions.

(2) Vote by Telephone at 1-800-690-6903 before the Meeting Date. Use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2015. Have your Notice of Internet Availability or proxy card in hand when you call and then follow the instructions. This number is toll free in the United States and Canada.

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(3) Vote by Mail before the Meeting Date. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided with any paper copy of the proxy statement, or return the proxy card to SunPower Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

(4) Vote via the Internet during the Annual Meeting. You may attend the Annual Meeting on June 3, 2015 at 10:00 a.m. Pacific Time via the Internet at www.virtualshareholdermeeting.com/SPWR and vote during the Annual Meeting. Have your Notice of Internet Availability or proxy card in hand when you access the website and then follow the instructions.

If you hold shares beneficially in street name, you may submit your voting instructions in the manner prescribed by your broker, bank or other nominee by following the instructions provided by your broker, bank or other nominee, or you may vote your shares during the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described in options (1), (2), and (3) above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Quorum. A quorum, which is the holders of at least a majority of shares of our stock issued and outstanding and entitled to vote as of the Record Date, is required to be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and to conduct business. Your shares will be counted as being present at the Annual Meeting if you attend the Annual Meeting (and are the stockholder of record for your shares), if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Votes against a particular proposal will also be counted both to determine the presence or absence of a quorum and to determine whether the requisite number of voting shares has been obtained.

Explanation of Broker Non-Votes and Abstentions. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The rules of The New York Stock Exchange (which also apply to companies listed on The NASDAQ Global Select Market) prohibit brokers from voting in their discretion on any of our proposals without instructions from the beneficial owners. If you do not instruct your broker how to vote on the proposals, your broker will not vote for you. Abstentions are deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained, and they would be included in the tabulation of voting results as votes against the proposal.

Votes Required/Treatment of Broker Non-Votes and Abstentions.

Proposal One—Re-election of Class I Directors. Election of a director requires the affirmative vote of the holders of a plurality of votes represented by the shares in attendance or represented by proxy at the Annual Meeting. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as Class I directors. Since only affirmative votes will be counted, neither “broker non-votes” nor abstentions will affect the outcome of the voting on Proposal One.

Proposal Two—Advisory Vote on Named Executive Officer Compensation. The non-binding advisory vote on named executive officer compensation requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards the vote total for this proposal. Abstentions will have the effect of votes against Proposal Two.

Proposal Three—Approval of the SunPower Corporation 2015 Omnibus Incentive Plan. The approval of the SunPower Corporation 2015 Omnibus Incentive Plan requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards the vote total for this proposal. Abstentions will have the effect of votes against Proposal Three.

Proposal Four—Approval of an Equity Award Granted to our Chief Executive Officer. The approval of an equity award granted to our Chief Executive Officer requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards the vote total for this proposal. Abstentions will have the effect of votes against Proposal Four.

How Your Proxy Will Be Voted

If you complete and submit your proxy card or vote via the Internet or by telephone, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit your proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of each of the four proposals. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

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Revoking Your Proxy

You may revoke your proxy at any time before the Meeting Date by: (1) submitting a later-dated vote by telephone, by mail, or via the Internet before or at the Annual Meeting; or (2) delivering instructions to us at 77 Rio Robles, San Jose, California 95134 to the attention of our Corporate Secretary. Any notice of revocation sent to us must include the stockholder’s name and must be actually received by us before the Annual Meeting to be effective. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card or vote via the Internet or by telephone will not in and of itself constitute a revocation of your proxy. If you are the stockholder of record or if your shares are held in “street name,” you may revoke your proxy by voting electronically at the Annual Meeting.

Solicitation of Proxies

We will pay for the cost of this proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding or furnishing proxy solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

Voting Results

We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Meeting Date.

Note Concerning Forward-Looking Statements

Certain of the statements contained in this proxy statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and the assumptions underlying such statements. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” “will,” “would” and similar expressions to identify forward-looking statements. These statements include, but are not limited to, operating results, business strategies, management’s plans and objectives for future operations, expectations and intentions, actions to be taken by us and other statements that are not historical facts. These forward-looking statements are based on information available to us as of the date of this proxy statement and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Part I, Item 1A, “Risk Factors” and elsewhere in our 2014 Annual Report, which accompanies this proxy statement. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may cause actual results to differ materially from those discussed. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update our forward-looking statements, whether as a result of new information, future events or otherwise.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY, OR VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE A PRIOR PROXY VOTE AND VOTE THEIR SHARES AS SET FORTH IN THIS PROXY STATEMENT.

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PROPOSAL ONE

RE-ELECTION OF CLASS I DIRECTORS

Our Board is currently composed of nine directors and divided into three classes, in accordance with Article IV, Section B of our Certificate of Incorporation. Only the terms of the three directors serving as Class I directors are scheduled to expire in 2015. The terms of other directors expire in subsequent years.

On April 28, 2011, we and Total Energies Nouvelles Activités USA, SAS, formerly known as Total Gas & Power USA, SAS (“Total”), a subsidiary of Total S.A. (“Total S.A.”), entered into a Tender Offer Agreement (the “Tender Offer Agreement”). Pursuant to the Tender Offer Agreement, on June 21, 2011, Total purchased in a cash tender offer approximately 60% of the outstanding shares of our former Class A common stock and 60% of the outstanding shares of our former Class B common stock (the “Tender Offer”). In connection with the Tender Offer, we and Total entered into an Affiliation Agreement that governs the relationship between Total and us following the close of the Tender Offer (the “Affiliation Agreement”). In accordance with the terms of the Affiliation Agreement, our Board has nine members, composed of our Chief Executive Officer, three non-Total-designated members of the Board, and five directors designated by Total. If the ownership of our voting power by Total, together with the controlled subsidiaries of Total S.A., declines below certain thresholds, the number of members of the Board that Total is entitled to designate will be reduced as set forth in the Affiliation Agreement. See “Certain Relationships and Related Persons Transactions—Agreements with Total Energies Nouvelles Activités USA, SAS and Total S.A.—Affiliation Agreement.”

The Board has considered and approved the nomination of Arnaud Chaperon, Jean-Marc Otero del Val and Pat Wood III, our current Class I directors, for re-election as directors at the Annual Meeting. Messrs. Chaperon and Otero del Val are Total-designated directors. Mr. Wood is an independent director. Each nominee has consented to being named in this proxy statement and to serve if re-elected. Unless otherwise directed, the proxy holders will vote the proxies received by them for the three nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The Class I directors elected will hold office until the annual meeting of stockholders in 2018 or until their successors are elected.

The Class II group of directors consists of Bernard Clement, Denis Giorno and Catherine Lesjak, who will hold office until the annual meeting of stockholders in 2016 or until their successors are elected. Messrs. Clement and Giorno are Total-designated directors. Ms. Lesjak is an independent director. The Class III group of directors consists of Thomas McDaniel, Humbert de Wendel and Thomas Werner, who will hold office until the annual meeting of stockholders in 2017 or until their successors are elected. Mr. McDaniel is an independent director. Mr. de Wendel is a Total-designated director. Mr. Werner is our President, CEO and Chairman of the Board.

Additional information, as of April 9, 2015, about the Class I director nominees for re-election and the Class II and Class III directors is set forth below.

Class I Directors Nominated for Re-Election at the Annual Meeting

Name	Class	Age	Position(s) with SunPower	Director Since
Arnaud Chaperon	I	59	Director	2011
Jean-Marc Otero del Val	I	48	Director	2013
Pat Wood III	I	52	Director	2005

Mr. Arnaud Chaperon currently serves as the Senior Vice President of Prospective Analysis, Institutional Relations and Communications for the New Energies division of Total S.A. Before taking this position with the New Energies division in 2007, Mr. Chaperon was the Managing Director for five years of Total E&P Qatar and country representative of the Total group, which has oil, gas and petrochemical assets and operations in the State of Qatar. Before that, he held other positions within the Total group, where he has been employed since 1980. Mr. Chaperon holds a master’s degree in engineering from École Nationale Supérieure de Techniques Avancées.

Mr. Chaperon brings significant international strategic, operational and development experience to the Board. His experience developing renewable energy projects and investments throughout the value chain for the Total group, as well as managing traditional oil and gas operations, gives him a unique perspective on our strategic outlook and worldwide opportunities. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Chaperon should serve as a director on our Board.

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Mr. Jean-Marc Otero del Val has served as Vice President of Strategy & Business Development in the New Energies Division of Total S.A. since July 2012 where he is also the Deputy Senior Vice President of Business Operations. He served as the Vice President, Electricity, for the Gas & Power Division of Total S.A. from September 2011 to June 2012. Mr. Otero del Val previously served as General Manager of the Grandpuits Refinery for Total France S.A. from 2007 to August 2011. From 2003 to 2007, Mr. Otero del Val served as the Managing Director for Total Coal South Africa (Pty) Ltd., a subsidiary of Total S.A. that focuses on the mining of export quality coal in South Africa. Before that, he held other positions within the Total group, where he has been employed since 1998. Mr. Otero del Val received a degree in chemical engineering from École Polytechnique, a bachelor of arts in finance from Strasbourg University, and a master of arts in finance from Paris-Dauphine University.

Mr. Otero del Val brings significant international managerial and operational experience to the Board. His extensive experience managing complex industrial assets gives him a unique perspective on our efforts to manage our manufacturing and project development activities. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Otero del Val should serve as a director on our Board.

Mr. Pat Wood III has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. He is active in the development of electric power and natural gas infrastructure assets in North America. From 2001 to 2005 Mr. Wood served as the Chairman of the Federal Energy Regulatory Commission. From 1995 to 2001, he chaired the Public Utility Commission of Texas. Mr. Wood has also been an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. He currently serves as Chairman of Dynegy, Inc., and is a director of Quanta Services, Inc. He is a strategic advisor to Natural Gas Partners, an energy private equity fund, and to Hunt Transmission Services/InfraREIT Capital Partners. Mr. Wood is a past director of the American Council on Renewable Energy and is a member of the National Petroleum Council.

Mr. Wood brings significant strategic and operational management experience to the Board. Mr. Wood has demonstrated strong leadership skills through a decade of regulatory leadership in the energy sector. Mr. Wood brings a unique perspective and extensive knowledge of energy project development, public policy development, governance and the regulatory process. His legal background also provides the Board with a perspective on the legal implications of matters affecting our business. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Wood should serve as a director on our Board and Chairman of the Nominating and Corporate Governance Committee and Chairman of the Compensation Committee.

Class II Directors with Terms Expiring in 2016

Name	Class	Age	Position(s) with SunPower	Director Since
Bernard Clement	II	56	Director	2011
Denis Giorno	II	64	Director	2011
Catherine Lesjak	II	56	Director	2013

Mr. Bernard Clement has served as the Senior Vice President, Business & Operations, of the New Energies division of Total S.A. since July 1, 2012. Before this appointment, he was Senior Vice President of Gas Assets, Technology, and Research & Development for the Gas & Power division of Total S.A. since January 1, 2010. From 2003 through 2009, Mr. Clement served as Vice President of the Exploration & Production division of Total S.A. relative to its interests in the Middle East. Before that, he held other positions within the Total group, where he has been employed since 1983. Mr. Clement has engineering degrees from Ecole Nationale Supérieure du Pétrole et des Moteurs, where he focused on geophysics, and from École Polytechnique.

Mr. Clement brings significant international operational and development experience to the Board. His extensive experience managing international energy projects and assets, as well as managing technology development allows him to provide valuable insight into our strategic development and our ability to meet our manufacturing goals. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Clement should serve as a director on our Board.

Mr. Denis Giorno has served as President and CEO of Total New Energies USA since November 2011. From November 2011 until January 2013, he also served as President and General Manager. From October 2007 until October 2011, he served as the Vice President of New Ventures for the Gas & Power division of Total S.A. From 2005 to 2007, Mr. Giorno was Vice President, Business Development, of the Gas & Power division relative to Total’s interests in Asia, South America, and Africa. Before that, he held other positions within the Total group, where he has been employed since 1975. Mr. Giorno received a degree in civil engineering from École Nationale des Ponts et Chaussées, a master of science degree in managerial science and engineering from Stanford University and a degree in petroleum engineering from École Nationale du Pétrole et des Moteurs. Mr. Giorno also completed the Stanford Graduate School of Business’ Executive Education program.

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Mr. Giorno’s extensive, worldwide business development and international negotiation experience covers a broad spectrum of traditional power projects and renewable energy projects, including experience throughout the value chain in the solar sector. This experience allows him to make significant contributions to our strategic outlook and international development perspectives. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Giorno should serve as a director on our Board.

Ms. Catherine A. Lesjak has served as Executive Vice President and Chief Financial Officer of Hewlett-Packard Company (“HP”) since January 1, 2007. Ms. Lesjak served as interim Chief Executive Officer of HP from August 2010 through October 2010. As a 28-year veteran at HP, Ms. Lesjak held a broad range of financial leadership roles across HP. Before being named as CFO, Ms. Lesjak served as Senior Vice President and Treasurer, responsible for managing HP’s worldwide cash, debt, foreign exchange, capital structure, risk management and benefits plan administration. Earlier in her career at HP, she managed financial operations for Enterprise Marketing and Solutions and the Software Global Business Unit. Before that, she was group controller for HP’s Software Solutions Organization and managed HP’s global channel credit risk as controller and credit manager for the Commercial Customer Organization. Ms. Lesjak has a bachelor’s degree in biology from Stanford University and a master of business degree in finance from the University of California, Berkeley.

Ms. Lesjak’s extensive experience as the chief financial officer of a major corporation, with significant presence in both the business-to-consumer and business-to-business markets, allows her to make significant contributions to our strategic business planning and execution. Her background is also valuable in terms of financial oversight and review of our strategic investments. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Ms. Lesjak should serve as a director on our Board.

Class III Directors with Terms Expiring in 2017

Name	Class	Age	Position(s) with SunPower	Director Since
Thomas R. McDaniel	III	66	Director	2009
Humbert de Wendel	III	58	Director	2011
Thomas H. Werner	III	55	President and CEO, Director and Chairman of the Board	2003

Mr. Thomas R. McDaniel was Executive Vice President, Chief Financial Officer and Treasurer of Edison International, a generator and distributor of electric power and investor in infrastructure and energy assets, before retiring in July 2008 after 37 years of service. Before January 2005, Mr. McDaniel was Chairman, Chief Executive Officer and President of Edison Mission Energy, a power generation business specializing in the development, acquisition, construction, management and operation of power production facilities. Mr. McDaniel was also Chief Executive Officer and a director of Edison Capital, a provider of capital and financial services supporting the growth of energy and infrastructure projects, products and services, both domestically and internationally. Mr. McDaniel has served on our Board since February 2009. He is Chairman of the Board of Tendril, a smart-grid, software-as-a-service company. Mr. McDaniel is a director of SemGroup, L.P., a midstream energy services company, and a Director of Aquion Energy, a manufacturer of energy storage systems. He is also on the advisory board of Cypress Envirosystems, which develops and markets energy efficiency products. Mr. McDaniel also serves on the Advisory Board of On Ramp Wireless, a communications company serving electrical, gas and water utilities. Mr. McDaniel formerly served on the board of directors of the Senior Care Action Network (SCAN) from 2000-2013. Through the McDaniel Family Foundation, he is also actively involved in a variety of charitable activities such as the Boys and Girls Club of Huntington Beach, Heifer International and the Free Wheelchair Mission.

Mr. McDaniel brings significant operational and development experience to the Board. Mr. McDaniel’s extensive experience growing and operating global electric power businesses is directly aligned with our efforts to further develop the utility and power plant portions of our business. In addition, Mr. McDaniel’s prior experience as a Chief Financial Officer qualifies him as a financial expert, which is relevant to his duties as an audit committee member. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. McDaniel should serve as a director on our Board and Chairman of the Audit Committee and Chairman of the Finance Committee.

Mr. Humbert de Wendel has served as the Total group Treasurer since the beginning of 2012. Previously, Mr. de Wendel served as the Senior Vice President of Corporate Business Development for Total from 2006 to 2011. From 2000 to 2006, Mr. de Wendel served as a Vice President for Total, overseeing finance operations of its exploration and production subsidiaries. Before that, he held other positions within the Total group, where he has been employed since 1982. Mr. de Wendel holds a degree in law and economics from the Institut d'études Politiques de Paris, and a degree in business administration from École Supérieure des Sciences Économiques et Commerciales.

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Mr. de Wendel brings extensive international experience in finance and business development to the Board. This experience allows him to bring valuable perspective to our relationships with our key financial and industrial partners. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. de Wendel should serve as a on our Board.

Mr. Thomas H. Werner has served as our President and Chief Executive Officer since May 2010, as a member of our Board since June 2003, and Chairman of the Board since May 2011. From June 2003 to April 2010, Mr. Werner served as our Chief Executive Officer. Before joining SunPower, from 2001 to 2003, he held the position of Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. He has also held a number of executive management positions at Oak Industries, Inc. and General Electric Co. Mr. Werner currently serves as a board member of Cree, Inc., Silver Spring Networks, and the Silicon Valley Leadership Group. Mr. Werner is on the Board of Trustees of Marquette University. Mr. Werner holds a bachelor’s degree in industrial engineering from the University of Wisconsin Madison, a bachelor’s degree in electrical engineering from Marquette University and a master’s degree in business administration from George Washington University.

Mr. Werner brings significant leadership, technical, operational and financial management experience to the Board. Mr. Werner provides the Board with valuable insight into management’s perspective with respect to our operations. Mr. Werner has demonstrated strong executive leadership skills through nearly 20 years of executive officer service with various companies and brings the most comprehensive view of our operational history over the past several years. Mr. Werner also brings to the Board leadership experience through his service on the board of directors for two other organizations, which gives him the ability to compare the way in which management and the boards operate within the companies he serves. It is based on the Board’s identification of these qualifications, skills and experience that the Board has concluded that Mr. Werner should serve as a director on our Board.

Vote Required

Election of a director requires the affirmative vote of the holders of a plurality of votes represented by the shares in attendance or represented by proxy at the Annual Meeting. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as Class I directors. Since only affirmative votes will be counted, neither “broker non-votes” nor abstentions will affect the outcome of the voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE CLASS I DIRECTOR NOMINEES.

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BOARD STRUCTURE

Determination of Independence

Our Board has determined that three of our nine directors, namely Messrs. McDaniel and Wood and Ms. Lesjak, each meet the standards for independence as defined by applicable listing standards of The NASDAQ Stock Market and rules and regulations of the SEC. Our Board has also determined that Mr. Werner, our President and Chief Executive Officer, and Messrs. Chaperon, Clement, Giorno, Otero del Val and de Wendel, as directors designated by our controlling stockholder Total Energies Nouvelles Activités USA, SAS, formerly known as Total Gas & Power USA, SAS, pursuant to our Affiliation Agreement with Total, are not “independent” as defined by applicable listing standards of The NASDAQ Stock Market. There are no family relationships among any of our directors or executive officers.

Leadership Structure and Risk Oversight

The Board has determined that having a lead independent director assist Mr. Werner, the Chairman of the Board and Chief Executive Officer, is in the best interest of our stockholders. Mr. Wood has served as the lead independent director of the Board since June 2012. The Board believes this structure ensures a greater role for the independent directors in the oversight of our company and encourages active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We believe that this leadership structure also is preferred by a significant number of our stockholders.

The Board is actively involved in oversight of risks that could affect our company. This oversight is conducted primarily through committees of the Board, in particular our Audit Committee, as disclosed in the descriptions of each of the committees below and in the respective charters of each committee. The full Board, however, has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from our officers responsible for oversight of particular risks within our company. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Board Meetings

Our Board held four regular, quarterly meetings, one annual meeting and five special meetings during fiscal 2014. During fiscal 2014, each director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her term. Our independent directors held four executive sessions during regular, quarterly meetings without management present during fiscal 2014.

Controlled Company, NASDAQ Listing Standards

Since the Tender Offer in June 2011 (including as of April 10, 2015) Total has owned greater than 50% of our outstanding voting securities and we are therefore considered a “controlled company” within the meaning of The NASDAQ Stock Market rules. As long as we remain a “controlled company,” we are exempt from the rules that would otherwise require that our Board be composed of a majority of independent directors and that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors. This “controlled company” exception does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act and The NASDAQ Stock Market rules that require that our Audit Committee be composed exclusively of independent directors.

Board Committees

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board has established committees to ensure that we maintain strong corporate governance standards. Our Board has standing Audit, Compensation, Nominating and Corporate Governance, and Finance Committees. The charters of our Audit, Compensation, Nominating and Corporate Governance, and Finance Committees are available on our website at http://investors.sunpower.com. You may also request copies of our committee charters free of charge by writing to SunPower Corporation, 77 Rio Robles, San Jose, California 95134, Attention: Corporate Secretary. Below is a summary of our committee structure and membership information.

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Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Arnaud Chaperon	—	—	—	Member
Bernard Clement	—	—	Member	—
Denis Giorno	—	—	Member	—
Catherine Lesjak (I)	Member	—	—	Member
Thomas R. McDaniel (I)	Chair	Member	Member	Chair
Jean-Marc Otero del Val	—	Member	—	—
Humbert de Wendel	—	Member	—	Member
Pat Wood III (I)(*)	Member	Chair	Chair	—

(I)  Indicates an independent director.

(*) Indicates the lead independent director.

Audit Committee

Mr. McDaniel is the Chairman of the Audit Committee, appointed in June 2012. Our Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of our Audit Committee is “independent” as that term is defined in Section 10A of the Exchange Act and as defined by applicable listing standards of The NASDAQ Stock Market. Each member of the Audit Committee is financially literate and has the financial sophistication required by the applicable listing standards of The NASDAQ Stock Market. The Board has determined that each of Ms. Lesjak and Mr. McDaniel meet the criteria of an “audit committee financial expert” within the meaning of applicable SEC regulations due to their professional experience. Mr. McDaniel’s and Ms. Lesjak’s relevant professional experience is described above under “Proposal One—Re-election of Class I Directors.” The Audit Committee held nine meetings during fiscal 2014.

The purpose of the Audit Committee, pursuant to its charter, is, among other things, to:

•	provide oversight of our accounting and financial reporting processes and the audit of our financial statements and internal controls by our independent registered public accounting firm;

•	assist the Board in the oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s performance, qualifications and independence; and (4) the performance of our internal audit function;

•	oversee management’s identification, evaluation and mitigation of major risks to our company;

•	prepare an audit committee report as required by the SEC to be included in our annual proxy statement;

•	provide to the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board;

•	consider questions of actual and potential conflicts of interest (including corporate opportunities) of Board members and corporate officers and review and approve proposed related party transactions that would be required to be disclosed under Item 404 of Regulation S-K, provided that any approval of related party transactions may be made only by the disinterested members of the Audit Committee; and

•	oversee any waiver of the Code of Business Conduct and Ethics for directors and executive officers;

The Audit Committee also serves as the representative of the Board with respect to its oversight of the matters described below in the “Audit Committee Report.” The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. The Audit Committee promptly reviews such complaints and concerns.

Compensation Committee

Mr. Wood is the Chairman of the Compensation Committee, appointed in November 2012. Two of the four members of the Compensation Committee, Messrs. McDaniel and Wood, are “independent” as defined by applicable listing standards of The NASDAQ Stock Market. Messrs. Otero del Val and de Wendel were designated by Total to be on the Compensation Committee pursuant to our Affiliation Agreement with Total. The Compensation Committee held five meetings during fiscal 2014.

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The Compensation Committee, pursuant to its charter, assists the Board in discharging its duties with respect to:

•	the formulation, implementation, review and modification of the compensation of our directors and executive officers;

•	the preparation of an annual report of the Compensation Committee for inclusion in our annual proxy statement or Annual Report on Form 10-K, in accordance with applicable rules of the SEC and applicable listing standards of The NASDAQ Stock Market;

•	reviewing and discussing with management the Compensation Discussion and Analysis section of our annual proxy statement or Annual Report on Form 10-K;

•	the establishment of a company compensation philosophy, which may be performance-based, to reward and retain employees based on achievement of goals; and

•	the administration of our equity incentive plans, including the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, and, if approved, the SunPower Corporation 2015 Omnibus Incentive Plan.

We also have a Section 16/162(m) Subcommittee of the Compensation Committee consisting solely of independent directors available to approve certain compensation matters in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as recommended by the Compensation Committee.

In certain instances, the Compensation Committee has delegated limited authority to Mr. Werner, in his capacity as a Board member, with respect to compensation and equity awards for employees other than our executive officers. For more information on our processes and procedures for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal 2014 one of our officers or employees, or is one of our former officers or employees. No member of our Compensation Committee had any relationship requiring disclosure under Item 404 and Item 407(e)(4) of Regulation S-K. Additionally, during fiscal 2014, none of our executive officers or directors was a member of the board of directors, or any committee of the board of directors, or of any other entity such that the relationship would be construed to constitute a compensation committee interlock within the meaning of the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Mr. Wood is the Chairman of our Nominating and Corporate Governance Committee. Two of the four members of the Nominating and Corporate Governance Committee, Messrs. McDaniel and Wood, are “independent” as defined by applicable listing standards of The NASDAQ Stock Market. Messrs. Clement and Giorno were designated by Total to be on the Nominating and Corporate Governance Committee pursuant to our Affiliation Agreement with Total. The Nominating and Corporate Governance Committee held four meetings during fiscal 2014.

The Nominating and Corporate Governance Committee, pursuant to its charter, assists the Board in discharging its responsibilities with respect to:

•	the identification of individuals qualified to become directors and the selection or recommendation of candidates for all directorships to be filled by the Board or by the stockholders;

•	the evaluation of whether an incumbent director should be nominated for re-election to the Board upon expiration of such director’s term, based upon factors established for new director candidates as well as the incumbent director’s qualifications, performance as a Board member, and such other factors as the Committee deems appropriate; and

•	the development, maintenance and recommendation of a set of corporate governance principles applicable to us, and for periodically reviewing such principles.

The Nominating and Governance Committee also considers diversity in identifying nominees for directors. In particular, the Nominating and Governance Committee believes that the members of the Board should reflect a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. In addition, the Nominating and Governance Committee has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight role.

The Nominating and Governance Committee believes the Board should be composed of persons with skills in areas such as:

•	relevant industries, especially solar products and services;

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•	technology manufacturing;

•	sales and marketing;

•	leadership of large, complex organizations;

•	finance and accounting;

•	corporate governance and compliance;

•	strategic planning;

•	international business activities; and

•	human capital and compensation.

Under our Corporate Governance Principles, during the director nominee evaluation process, the Nominating and Corporate Governance Committee and the Board take the following into account:

•	A significant number of directors on the Board should be independent directors, unless otherwise required by applicable law or The NASDAQ Stock Market rules;

•	Candidates should be capable of working in a collegial manner with persons of different educational, business and cultural backgrounds and should possess skills and expertise that complement the attributes of the existing directors;

•	Candidates should represent a diversity of viewpoints, backgrounds, experiences and other demographics;

•	Candidates should demonstrate notable or significant achievement and possess senior-level business, management or regulatory experience that would inure to our benefit;

•	Candidates shall be individuals of the highest character and integrity;

•	Candidates shall be free from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation;

•	Candidates for the Audit and Compensation Committees should have the enhanced independence and financial literacy and expertise that may be required under law or The NASDAQ Stock Market rules;

•	Candidates shall be capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards and other responsibilities; and

•	Candidates shall have the desire to represent the interests of all stockholders.

Finance Committee

Mr. McDaniel is the Chairman of the Finance Committee. Two of the four members of the Finance Committee, Ms. Lesjak and Mr. McDaniel, are “independent” as defined by applicable listing standards of The NASDAQ Stock Market. Messrs. Chaperon and de Wendel were designated by Total to be on the Finance Committee pursuant to our Affiliation Agreement with Total. The Finance Committee held five meetings during fiscal 2014.

The Finance Committee, pursuant to its charter, assists the Board in discharging its duties with respect to:

•	The review, evaluation and approval of financing transactions, including credit facilities, structured finance, issuance of debt and equity securities in private and public transactions, and the repurchase of debt and equity securities (other than financing activity exceeding $50 million which requires the review and approval of the Board);

•	The review of our annual operating plan for recommendation to the Board, and the monitoring of capital spend as compared with the annual operating plan;

•	The review and recommendation to the Board of investments, acquisitions, divestitures and other corporate transactions; and

•	General oversight of our treasury activities, and the review, at least annually, of our counterparty credit risk and insurance programs.

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CORPORATE GOVERNANCE

Stockholder Communications with Board of Directors

We provide a process by which stockholders may send communications to our Board, any committee of the Board, our non-management directors or any particular director. Stockholders can contact our non-management directors by sending such communications to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunPower Corporation, 77 Rio Robles, San Jose, California 95134. Stockholders wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to our Corporate Secretary, SunPower Corporation, 77 Rio Robles, San Jose, California 95134. The Corporate Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unduly hostile, threatening, illegal, or harassing, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Directors’ Attendance at Our Annual Meetings

Although we do not have a formal policy that mandates the attendance of our directors at our annual stockholder meetings, our directors are encouraged to attend. All of our nine directors are expected to attend the 2015 Annual Meeting, and all of our nine directors attended our annual meeting of stockholders held on April 23, 2014 (the “2014 Annual Meeting”).

Submission of Stockholder Proposal for the 2016 Annual Meeting

As a SunPower stockholder, you may submit a proposal, including director nominations, for consideration at future annual meetings of stockholders.

Stockholder Proposals. Only stockholders meeting certain criteria outlined in our By-laws are eligible to submit nominations for election to the Board or to propose other proper business for consideration by stockholders at an annual meeting. Under the By-laws, stockholders who wish to nominate persons for election to the Board or propose other proper business for consideration by stockholders at an annual meeting must give proper written notice to us not earlier than the 120th day and not later than the 90th day before the first anniversary of the preceding year’s annual meeting, provided that in the event that our 2016 annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which we mail or publicly announce our notice of the date of the annual meeting, whichever occurs first. Therefore, notices regarding nominations of persons for election to the Board and proposals of other proper business for consideration at the 2016 annual meeting of stockholders must be submitted to us no earlier than February 4, 2016 and no later than March 5, 2016. If the date of the 2016 annual meeting is moved more than 25 days before or after the anniversary date of the 2015 annual meeting, the deadline will instead be the close of business on the 10th day following notice of the date of the 2016 annual meeting of stockholders or public disclosure of such date, whichever occurs first. We have discretionary power, but are not obligated, to consider stockholder proposals submitted after March 5, 2016.

Stockholder proposals will also need to comply with SEC regulations, such as Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in any Company-sponsored proxy material. The submission deadline for stockholder proposals to be included in our proxy materials for the 2016 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is December [•], 2015. All written proposals must be received by our Corporate Secretary, at our corporate offices at 77 Rio Robles, San Jose, California 95134 by the close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2016 annual meeting of stockholders.

Nomination of Director Candidates. Our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Such nominations should be directed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunPower Corporation, 77 Rio Robles, San Jose, California 95134. In addition, the stockholder must give notice of a nomination to our Corporate Secretary, and such notice must be received within the time period described above under “Stockholder Proposals.” Any such proposal must include the following:

•	the name, age, business address, residence address and record address of such nominee;

•	the principal occupation or employment of such nominee;

•	the class or series and number of shares of our stock owned beneficially or of record by such nominee;

•	any information relating to the nominee that would be required to be disclosed in our proxy statement;

•	the nominee holder for, and number of, shares owned beneficially but not of record by such person;

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•	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of our stock;

•	to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice;

•	a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder giving notice and any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder, on the one hand, and each proposed nominee, on the other hand; and

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice.

If a director nomination is made pursuant to the process set forth above, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the nominee as it would any other board nominee candidate, and will recommend to the Board whether or not the stockholder nominee should be included as a candidate for election in our proxy statement. The nominee and nominating stockholder should be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation. The Board will make the final determination whether or not a nominee will be included in the proxy statement and on the proxy card for election.

Once either a search firm selected by the Nominating and Corporate Governance Committee or a stockholder has provided our Nominating and Corporate Governance Committee with the identity of a prospective candidate, the Nominating and Corporate Governance Committee communicates the identity and known background and experience of the candidate to the Board. If warranted by a polling of the Board, members of our Nominating and Corporate Governance Committee and/or other members of our senior management may interview the candidate. If the Nominating and Governance Committee reacts favorably to a candidate, the candidate is next invited to interview with the members of the Board who are not on the Nominating and Governance Committee. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for directorship. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our directors bring to the Board a variety of diverse experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience. See “Board Structure—Nominating and Corporate Governance Committee” for factors considered by the Nominating and Corporate Governance Committee and the Board in considering director nominees.

Corporate Governance Principles

We believe that strong corporate governance practices are the foundation of a successful, well-run company. The Board has adopted Corporate Governance Principles that set forth our core corporate governance principles, including:

•	oversight responsibilities of the Board;

•	election and responsibilities of the lead independent director;

•	role of Board committees and assignment and rotation of members;

•	review of the Code of Business Conduct and Ethics and consideration of related party transactions;

•	independent directors meetings without management and with outside auditors;

•	Board’s access to employees;

•	annual review of Board member compensation;

•	membership criteria and selection of the Board;

•	annual review of Board performance;

•	director orientation and continuing education;

•	annual review of performance and compensation of executive officers; and

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•	succession planning for key executive officers.

Our Corporate Governance Principles are available on our website at http://investors.sunpower.com.

Code of Business Conduct and Ethics; Related Persons Transactions Policy and Procedures

It is our general policy to conduct our business activities and transactions with the highest level of integrity and ethical standards and in accordance with all applicable laws. In addition, it is our policy to avoid situations that create an actual or potential conflict between our interests and the personal interests of our officers and directors. Such principles are described in our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is applicable to our directors, officers, and employees (including our principal executive officer, principal financial officer and principal accounting officer) and is designed to promote compliance with the laws applicable to our business, accounting standards, and proper and ethical business methods and practices. Our Code of Business Conduct and Ethics is available on our website at http://investors.sunpower.com/corporate-governance.cfm under the link for “Code of Business Conduct and Ethics.” You may also request a copy by writing to us at SunPower Corporation, 77 Rio Robles, San Jose, California 95134, Attention: Corporate Secretary. If we amend our Code of Business Conduct and Ethics or grant a waiver applicable to our principal executive officer, principal financial officer or principal accounting officer, we will post a copy of such amendment or waiver on our website. Under our Corporate Governance Principles, the Audit Committee is responsible for reviewing and recommending changes to our Code of Business Conduct and Ethics.

Pursuant to our Corporate Governance Principles and our Audit Committee Charter, our Audit Committee will consider questions of actual and potential conflicts of interest (including corporate opportunities) of directors and officers, and approve or prohibit such transactions. The Audit Committee will review and approve in advance all proposed related-party transactions that would be required to be disclosed under Item 404 of Regulation S-K, in compliance with the applicable NASDAQ Stock Market rules. A related-party transaction will only be approved if the Audit Committee determines that it is in our best interests. If a director is involved in the transaction, he or she will be recused from all voting and approval processes in connection with the transaction.

Certain Relationships and Related Persons Transactions

Other than the compensation agreements and other arrangements described herein, and the transactions described below, since the start of our last fiscal year on December 30, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we have been or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and

•	in which any director, director nominee, executive officer, beneficial owner of more than 5% of any class of our common stock, or any immediate family member of such persons had or will have a direct or indirect material interest.

Agreements with Total Energies Nouvelles Activités USA, SAS and Total S.A.

Tender Offer Agreement and Tender Offer Agreement Guaranty

On April 28, 2011, we and Total entered into the Tender Offer Agreement, pursuant to which, on June 21, 2011, Total purchased approximately 60% of our then-outstanding shares of common stock for a total cost of approximately $1.4 billion.

Tenesol Stock Purchase Agreement, Private Placement Agreement, and Master Agreement

On December 23, 2011, we entered into a Stock Purchase Agreement with Total, under which we agreed to acquire 100% of the equity interests of Tenesol SA (“Tenesol”) from Total for $165.4 million in cash. The Tenesol acquisition was consummated on January 31, 2012. Tenesol is a European-based manufacturer and developer of solar projects with module manufacturing operations in France and South Africa.

Contemporaneously with the execution of the Tenesol Stock Purchase Agreement, we entered into a Private Placement Agreement with Total, under which Total agreed to purchase, and we agreed to issue and sell 18.6 million shares of our common stock for a purchase price of $8.80 per share. The sale was completed contemporaneously with the closing of the Tenesol acquisition on January 31, 2012, thereby increasing Total’s ownership to approximately 66% of our outstanding common stock as of such date.

On December 23, 2011, we also entered into a Master Agreement with Total, under which we and Total agreed to a framework of transactions related to the Tenesol acquisition and Private Placement Agreement. Additionally, Total has agreed to pursue several negotiations on additional agreements related to directly investing in our R&D program over a multi-year period, the purchase of our modules and the development of a multi-megawatt project using our products. We and Total amended the Master Agreement on December 20, 2012 to clarify that the development of the multi-megawatt project using our products shall mean development of up to 10 C-7 Tracker demonstration projects at a total cost to Total of not more than $2.5 million provided agreements for such projects were entered into before December 31, 2013. On July 22, 2014 we and Total agreed to extend the deadline for development of the C-7 Tracker demonstration projects from December 31, 2013 to December 31, 2015.

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Credit Support Agreement

 In connection with the Tender Offer, on April 28, 2011, we entered into a Credit Support Agreement with Total S.A. Pursuant to the Credit Support Agreement, subject to the terms and conditions described below, Total S.A., as “Guarantor” has agreed to enter into one or more guarantee agreements (each a “Guaranty”) with banks providing letter of credit facilities to us or our subsidiaries in support of our utility and power plant (“UPP”) and large commercial portion of the residential and commercial segment (“LComm”) businesses and certain other permitted purposes. Pursuant to such Guarantees, Guarantor would guarantee the payment to the applicable bank of our obligation to reimburse a draw on a letter of credit and pay interest thereon in accordance with the letter of credit facility between such bank and us. The Credit Support Agreement became effective on June 28, 2011 (the “CSA Effective Date”), and was amended on June 7, 2011, December 12, 2011 and December 14, 2012.

Under the Credit Support Agreement, at any time from the CSA Effective Date until the fifth anniversary thereof, we may request that Guarantor provide a Guaranty with respect to a letter of credit facility. Guarantor is required to issue and enter into the Guaranty requested by us subject to certain terms and conditions, any of which may be waived by Total S.A. The aggregate letter of credit amount cannot exceed $878 million for the period from January 1, 2014 through December 31, 2014, $936 million for the period from January 1, 2015 through December 31, 2015 and $1 billion for the period from January 1, 2016 through the termination of the Credit Support Agreement (the “Maximum L/C Amount”), subject to certain adjustments.

  Payments to be Paid by us to the Guarantor. In consideration for the commitments of Guarantor, we are required to pay Guarantor a guarantee fee, repay any payments made under any Guaranty plus interest, and pay certain expenses of Guarantor and interest on overdue amounts owed to Guarantor. The guarantee fee for each letter of credit that is the subject of a Guaranty and was outstanding for all or part of the preceding calendar quarter will be equal to: (w) the average daily amount of the undrawn amount of such letter of credit plus the amount drawn on such letter of credit that has not yet been reimbursed by us or Guarantor, (x) 1.40% for letters of credit issued or extended from the second anniversary of the CSA Effective Date until the third anniversary of the CSA Effective Date, 1.85% for letters of credit issued or extended from the third anniversary of the CSA Effective Date until the fourth anniversary of the CSA Effective Date, and 2.35% for letters of credit issued or extended from the fourth anniversary of the CSA Effective Date until the fifth anniversary of the CSA Effective Date, (y) multiplied by the number of days that such letter of credit was outstanding, (z) divided by 365. We are required to reimburse payments made by Guarantor under any Guaranty within 30 days plus interest at a rate equal to LIBOR (as in effect as of the date of Guarantor’s payment) plus 3.00%. The expenses of Guarantor to be reimbursed by us include reasonable out-of-pocket expenses incurred after the CSA Effective Date in the performance of its services under the Credit Support Agreement and reasonable out-of-pocket attorneys’ fees and expenses incurred in connection with payments to a bank under a Guaranty or enforcement of any of our obligations. Overdue payment obligations accrue interest at a rate per annum equal to LIBOR as in effect at such time such payment was due plus 5.00%. Finally, we are solely responsible for any bank fees incurred in connection with securing any letter of credit facilities. In fiscal 2014, we incurred guaranty fees of approximately $12.0 million to Total S.A.

Benchmark Credit Terms. No later than June 30, 2012 and annually every June 30 thereafter throughout the term of the Credit Support Agreement, and also at any time we desire to obtain a letter of credit facility that would be the subject of a Guaranty, we are required to solicit benchmark credit terms for a letter of credit facility without a Guaranty from Guarantor and without collateral and report those benchmark terms to Guarantor. If (a) the annual fees payable by us on the issued amount of a letter of credit under a proposed letter of credit facility that is not guaranteed by Guarantor are equal to or less than 110% of the annual fees plus any applicable guarantee fee payable to Guarantor pursuant to a guaranteed letter of credit facility under the Credit Support Agreement, (b) the other fees payable under such non-guaranteed letter of credit facility are reasonable in light of the fees payable under a guaranteed letter of credit facility and the anticipated uses of such non-guaranteed letter of credit facility and (c) the other terms and conditions of such non-guaranteed letter of credit facility (including restrictive covenants) are reasonable in light of the anticipated use of such non-guaranteed letter of credit facility, then (i) we will be required to enter into such non-guaranteed letter of credit facility as soon as commercially reasonable, (ii) we will be required to reduce the commitments under guaranteed letter of credit facilities in an amount equal to such non-guaranteed letter of credit facility and (iii) so long as such non-guaranteed letter of credit facility remains in effect, the Maximum L/C Amount during such period will be reduced by the maximum aggregate amount of the letters of credit that may be issued pursuant to such non-guaranteed letter of credit facility. We did not conduct any benchmarking under this agreement during fiscal 2014.

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Covenants of SunPower. Under the Credit Support Agreement, we have agreed to undertake certain actions, including, but not limited to, ensuring that our payment obligations to Guarantor rank at least equal in right of payment with all of our other present and future indebtedness, other than certain permitted secured indebtedness. We have agreed to refrain from taking certain actions as detailed in the Credit Support Agreement, including (1) amending any agreements related to any guaranteed letter of credit facility, (2) granting any lien to secure indebtedness unless (a) an identical lien is granted to Guarantor and (b) such other lien is at all times equal or subordinate to the priority of the lien granted to Guarantor under (a), and (3) making any equity distributions.

Trigger Events. Under the Credit Support Agreement, following a Trigger Event (as defined in the agreement and described below), and during its continuation, Guarantor may elect not to enter into any additional Guaranties; declare all or any portion of the outstanding amounts owed by us to Guarantor to be due and payable; direct banks that have provided guaranteed letter of credit facilities to stop all issuances of any additional letters of credit under such facilities; access and inspect our relevant financial records and other documents upon reasonable notice to us; and exercise all other rights it may have under applicable law, provided that at its discretion Guarantor may also rescind such actions.

Each of the following events constitutes a “Trigger Event”:

•	we default with respect to our reimbursement obligations to Guarantor described above or any other payment obligation under the Credit Support Agreement that is 30 days overdue for which Guarantor has demanded payment in writing;

•	any representation or warranty made by us in the Credit Support Agreement is false, incorrect, incomplete or misleading in any material respect when made and has not been cured within 15 days after notice thereof by Guarantor;

•	we fail, and continue to fail for 15 days, to observe or perform any material covenant, obligation, condition or agreement in the Credit Support Agreement;

•	we default in the observance or performance of any agreement, term or condition contained in a guaranteed letter of credit facility that would constitute an event of default or similar event thereunder (other than an obligation to pay any amount, the payment of which is guaranteed by Guarantor), up to or beyond any grace period provided in such facility, unless waived by the applicable bank and Guarantor;

•	we or any of our subsidiaries defaults in the observance or performance of any agreement, term or condition contained in any bond, debenture, note or other indebtedness such that the holders of such indebtedness may accelerate the payment of $25 million or more of such indebtedness; and

•	certain bankruptcy or insolvency events.

Termination. The Credit Support Agreement will terminate following the fifth anniversary of the CSA Effective Date, after the later of the payment in full of all obligations thereunder and the termination or expiration of each Guaranty provided thereunder.

Affiliation Agreement

In connection with the Tender Offer, we and Total entered into an affiliation agreement (the “Affiliation Agreement”). The Affiliation Agreement was amended on June 7, 2011, December 12, 2011, February 28, 2012 and August 10, 2012. The Affiliation Agreement governs the relationship following the closing of the Tender Offer between SunPower, on the one hand, and Total S.A., Total, any other affiliate of Total S.A. and any member of a group of persons formed for the purpose of acquiring, holding, voting, disposing of or beneficially owning our voting stock of which Total S.A. or any of its affiliates is a member (the “Total Group”), on the other hand.

Standstill. Following the closing of the Tender Offer and during the Standstill Period (as defined below), Total, Total S.A., and the Total Group may not:

•	effect or seek, or announce any intention to effect or seek, any transaction that would result in the Total Group beneficially owning shares in excess of the Applicable Standstill Limit (as defined below), or take any action that would require us to make a public announcement regarding the foregoing;

•	request that (i) we, (ii) our Board members that are independent directors and not appointed to the Board by Total (the “Disinterested Directors”), or (iii) our officers or employees, amend or waive any of the standstill restrictions applicable to the Total Group described above; or

•	enter into any discussions with any third party regarding any of the foregoing.

In addition, no member of the Total Group may, among other things, solicit proxies relating to the election of directors to our Board without the prior approval of the Disinterested Directors.

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The Total Group is, however, permitted to either (i) make and consummate a Total Tender Offer or (ii) propose and effect a Total Merger so long as, in each case, Total complies with certain advance notice and prior negotiation obligations, including providing written notice to us at least 120 days before commencing or proposing such Total Tender Offer or Total Merger and making its designees reasonably available for the purpose of negotiation with the Disinterested Directors concerning such Total Tender Offer or Total Merger.

The “Standstill Period” is the period beginning on the date of the Affiliation Agreement and ending on the earlier to occur of:

•	a change of control of our company;

•	the first time that the Total Group beneficially owns less than 15% of outstanding voting power of our company;

•	we or our Board take or fail to take certain of the actions described below under “—Events Requiring Stockholder Approval by Total” or fail to comply with certain of the covenants described below under “—Covenants of Total and SunPower” during the time when Total, together with the controlled subsidiaries of Total S.A., owns 50% or less of the outstanding voting power of our company or 40% or less of the outstanding voting power of our company when (a) at least $100 million in Guaranties are outstanding under the Credit Support Agreement or (b) for so long as the Liquidity Support Agreement remains in effect and any loan or guarantee by the Total Group remains outstanding resulting from a Liquidity Injection (as defined in the Liquidity Support Agreement);

•	a tender offer for at least 50% of the outstanding voting power of our company is commenced by a third party after the time when Total, together with the controlled subsidiaries of Total S.A. owns 50% or less of the outstanding voting power of our company or 40% or less of the outstanding voting power of our company when (a) at least $100 million in Guarantees are outstanding under the Credit Support Agreement or (b) for so long as the Liquidity Support Agreement remains in effect and any loan or guarantee by the Total Group remains outstanding resulting from a Liquidity Injection (as defined in the Liquidity Support Agreement); and

•	the termination of the Affiliation Agreement.

The “Applicable Standstill Limit” is 70% of the lower of (i) the then outstanding shares of our common stock or (ii) the then outstanding voting power of our company.

During the Standstill Period, the Total Group will not be in breach of its standstill obligations described above if any member of the Total Group holds beneficial ownership of shares of our common stock in excess of the Applicable Standstill Limit solely as a result of:

•	recapitalizations, repurchases or other actions taken by us or our controlled subsidiaries that have the effect of reducing the number of shares of our common stock then outstanding;

•	the issuance of shares of our common stock to Total in connection with the acquisition of Tenesol SA;

•	the rights specified in any “poison pill” share purchase rights plan having separated from the shares of our common stock and a member of the Total Group having exercised such rights; or

•	the issuance of voting securities to Total, including from the conversion into voting securities of convertible securities, in connection with the Compensation and Funding Agreement or the Liquidity Support Agreement (each as described below).

Transfer of Control. If any member or members of the Total Group seek to transfer, in one or a series of transactions, either (i) 40% or more of the outstanding shares of our common stock or (ii) 40% or more of the outstanding voting power of our company to a single person or group, then such transfer must be conditioned on, and may not be effected, unless the transferee either:

•	makes a tender offer to acquire 100% of the voting power of our company, at the same price per share of voting stock and using the same form of consideration to be paid by the transferee to the Total Group; or

•	proposes a merger providing for the acquisition of 100% of the voting power of our company, at the same price per share of voting stock and using the same form of consideration to be paid by the transferee to the Total Group.

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 Total’s Rights to Maintain. The Total Group has the following rights to maintain its ownership in us until (i) the first time that the Total Group owns less than 40% of the outstanding voting power of our company, or (ii) until the first time that Total transfers shares of our common stock to a person other than Total S.A. or a controlled subsidiary of Total S.A. and as a result of such transfer Total S.A. and its subsidiaries own less than 50% of the outstanding voting power of our company.

If we propose to issue new securities primarily for cash in a financing transaction, then Total has the right to purchase a portion of such new securities equal to its percentage ownership in us. Total can also elect to purchase our securities in open market transactions or through privately-negotiated transactions in an amount equal to its percentage ownership in connection with such issuance of new securities. If we propose to issue new securities in consideration for our purchase of a business or asset of a business, then Total has the right to purchase additional securities in the open market or through privately-negotiated transactions equal to its percentage ownership in us. Total has similar rights in the event that we issue or propose to issue (including pursuant to our equity plans or as the result of the conversion of our convertible securities) securities that, together with all other issuances of securities by us since the end of the preceding fiscal quarter aggregate to more than 1% of our fully diluted equity. Total has a nine-month grace period, subject to certain extensions to satisfy regulatory conditions, to acquire securities in the open market or through privately-negotiated transactions in connection with any of the securities issuances described above.

SunPower Board. The Affiliation Agreement provides that Total is entitled to designate nominees to our Board, subject to the maintenance of certain ownership thresholds described below. See “Proposal One” above for more details on our current Board membership.

So long as Total, together with the controlled subsidiaries of Total S.A., owns at least 10% of the outstanding voting power of our company, then our Board must use its reasonable best efforts to elect the directors designated by Total as follows:

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 50% of the voting power of our company, Total will be entitled to designate five nominees to serve on our Board;

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 50% but not less than 40% of the voting power of our company, Total will be entitled to designate four nominees to serve on our Board;

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 40% but not less than 30% of the voting power of our company, Total will be entitled to designate three nominees to serve on our Board;

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 30% but not less than 20% of the voting power of our company, Total will be entitled to designate two nominees to serve on our Board; and

•	until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 20% but not less than 10% of the voting power of our company, Total will be entitled to designate one nominee to serve on our Board.

 For as long as they are serving on our Board, the directors designated by Total will be allocated across the three classes that comprise our Board in a manner as equal as practicable.

Subject to the listing standards of The NASDAQ Stock Market, until the first time that Total, together with the controlled subsidiaries of Total S.A., owns less than 30% of the outstanding voting power of our company:

•	the Audit Committee will be composed of three Disinterested Directors;

•	the Compensation Committee and the Nominating and Governance Committee will each be composed of two Disinterested Directors and two directors designated by Total; and

•	any other standing committee will be composed of two Disinterested Directors and two directors designated by Total.

Until the first time that Total, together with the controlled subsidiaries of Total S.A., own less than 10% of the outstanding voting power of our company, a representative of Total will, subject to certain exceptions, be permitted to attend all meetings of our Board or any committee thereof in a non-voting, observer capacity (other than any committee whose sole purpose is to consider a transaction for which there exists an actual conflict of interest between the Total Group, on the one hand, and us and any of our affiliates, on the other hand).

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Events Requiring Specific Board Approval. At any time when Total, together with the controlled subsidiaries of Total S.A., owns at least 30% of the outstanding voting power of our company, neither the Total Group nor we (or any of our affiliates) may effect any of the following without first obtaining the approval of a majority of the Disinterested Directors:

•	any amendment to our Certificate of Incorporation or By-laws;

•	any transaction that, in the reasonable judgment of the Disinterested Directors, involves an actual conflict of interest between the Total Group, on the one hand, and us and any of our affiliates, on the other hand;

•	the adoption of any shareholder rights plan or the amendment or failure to renew our existing shareholder rights plan;

•	except as provided above, the commencement of any tender offer or exchange offer by the Total Group for shares of our common stock or securities convertible into shares of our common stock, or the approval of a merger of us or any company that we control with a member of the Total Group;

•	any voluntary dissolution or liquidation of our company or any company that we control;

•	any voluntary bankruptcy filing by us or any company that we control or the failure to oppose any other person’s bankruptcy filing or action to appoint a receiver of our company or any company that we control;

•	any delegation of all or a portion of the authority of our Board to any committee thereof;

•	any amendment, modification or waiver of any provision of the Affiliation Agreement;

•	any modification of, or action with respect to, director’s and officer’s insurance coverage; or

•	any reduction in the compensation of the Disinterested Directors.

Events Requiring Supermajority Board Approval. At any time when Total, together with the controlled subsidiaries of Total S.A., owns at least 30% of the outstanding voting power of our company, neither Total nor we (nor any of Total’s or our affiliates, respectively) may, without first obtaining the approval of two-thirds of our directors (including at least one Disinterested Director), effect any approval or adoption of our annual operating plan or budget that has the effect of reducing the planned letter of credit utilization in any given year by more than 10% below the applicable maximum letter of credit amount in the Credit Support Agreement.

Events Requiring Stockholder Approval by Total. Until the first time that Total, together with the controlled subsidiaries of Total S.A., owns 50% or less of the outstanding voting power of our company or 40% or less of the outstanding voting power of our company (a) when at least $100 million in Guarantees are outstanding pursuant to the Credit Support Agreement or (b) for so long as the Liquidity Support Agreement (as described below) remains in effect and, thereafter, for so long as (1) any loans by Total S.A. to us remain outstanding, (2) any guarantees by Total S.A. of any of our indebtedness remain outstanding, or (3) any other continuing obligation of Total S.A. to or for the benefit of us remain outstanding (“Total Stockholder Approval Period”), neither we (including any of our controlled subsidiaries) nor our Board may effect any of the following without first obtaining the approval of Total:

•	any amendment to our Certificate of Incorporation or By-laws;

•	any transaction pursuant to which we or any company that we control acquires or otherwise obtains the ownership or exclusive use of any business, property or assets of a third party if as of the date of the consummation of such transaction the aggregate net present value of the consideration paid or to be paid exceeds the lower of (i) 15% of our then-consolidated total assets or (ii) 15% of our market capitalization;

•	any transaction pursuant to which a third party obtains ownership or exclusive use of any of our business, property or assets or those of any company that we control if as of the date of the consummation of such transaction the aggregate net present value of the consideration received or to be received exceeds the lower of (i) 10% of our then-consolidated total assets or (ii) 10% of our market capitalization;

•	the adoption of any shareholder rights plan or certain changes to our existing shareholder rights plan;

•	except for the incurrence of certain permitted indebtedness, the incurrence of additional indebtedness in excess of the difference, if any, of 3.5 times our LTM EBITDA (as defined in the Affiliation Agreement) less our Outstanding Gross Debt (as defined in the Affiliation Agreement);

•	subject to certain exceptions, any voluntary dissolution or liquidation of our company or any company that we control;

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•	any voluntary bankruptcy filing by us or any company that we control or the failure to oppose any other person’s bankruptcy filing or action to appoint a receiver of our company or any company that we control; or

•	any repurchase of our common stock.

Certain Matters Related to SunPower’s Shareholder Rights Plan. Until the Total Group beneficially owns less than 15% of the outstanding voting power of our company, neither we nor our Board is permitted to adopt any shareholder rights plan or make certain changes to our existing shareholder rights plan without the approval of Total.

Covenants of Total and SunPower. In order to effect the transactions contemplated by the Affiliation Agreement, each of Total and we have committed to taking certain actions. With respect to us, such actions include:

•	amending our By-laws to provide that the Total Group may call a special meeting of stockholders in certain circumstances;

•	taking certain actions to exculpate Total S.A., Total, any controlled subsidiary of Total S.A. and those of our directors designated by Total from corporate opportunities, to the fullest extent permitted by applicable law;

•	taking certain actions to render Delaware’s business combination statute inapplicable to the Total Group and certain future transferees of the Total Group;

•	making certain amendments to our shareholder rights plan, including excluding the Total Group from the definition of “Acquiring Person” under such plan;

•	renewing our existing shareholder rights plan so long as the Total Group beneficially owns at least 15% of our outstanding voting power; and

•	providing Total with certain of our financial information from time to time.

Termination. The Affiliation Agreement generally terminates upon the earlier to occur of (i) Total, together with the controlled subsidiaries of Total S.A., owning less than 10% of the outstanding voting power of our company or (ii) Total, together with the controlled subsidiaries of Total S.A., owning 100% of the outstanding voting power of our company.

Reimbursement. We have a reimbursement arrangement with Total pursuant to the Affiliation Agreement, under which Total has agreed to reimburse certain costs that we incur for our acceleration of the accounting close process and implementation of International Financial Reporting Standards.  This arrangement facilitates our implementation of accounting and reporting systems in order to timely report monthly financial results to Total pursuant to the Affiliation Agreement.  In fiscal 2013 and 2014 we received $120,000 and $0, respectively, from Total under this arrangement.

Affiliation Agreement Guaranty

Total S.A. entered into a guaranty (the “Affiliation Agreement Guaranty”) in connection with the Tender Offer and entry into the Affiliation Agreement, pursuant to which Total S.A. unconditionally guarantees the full and prompt payment of Total S.A.’s, Total’s and each Total S.A. controlled company’s payment obligations under the Affiliation Agreement and the full and prompt performance of their respective representations, warranties, covenants, duties and agreements contained in the Affiliation Agreement.

Research & Collaboration Agreement

In connection with the Tender Offer, we and Total entered into a Research & Collaboration Agreement (the “R&D Agreement”) that establishes a framework under which the parties may engage in long-term research and development collaboration (the “R&D Collaboration”). The R&D Collaboration is expected to encompass a number of different projects (“R&D Projects”), with a focus on advancing technology in the area of photovoltaics. The primary purpose of the R&D Collaboration is to: (i) maintain and expand our technology position in the crystalline silicon domain; (ii) ensure our industrial competitiveness; and (iii) guarantee a sustainable position for both us and Total to be best-in-class industry players.

The R&D Agreement contemplates a joint committee (the “R&D Strategic Committee”) that identifies, plans and manages the R&D Collaboration. Due to the impracticability of anticipating and establishing all of the legal and business terms that will be applicable to the R&D Collaboration or to each R&D Project, the R&D Agreement sets forth broad principles applicable to the parties’ potential R&D Collaboration, and the R&D Collaboration Committee establishes the particular terms governing each particular R&D Project consistent with the terms set forth in the R&D Agreement. In December 2011, Total committed to contribute at least $6 million per year for three years for the R&D collaboration activities.  The parties also agreed in 2012 to an Annual Collaboration Plan Budget (“ACPB”) of $30 million of which Total was to contribute $10.7 million.  Total contributed approximately $3.4 million in 2012.  The ACPB for fiscal 2013 was adjusted to $23 million, of which Total contributed approximately $11 million during fiscal 2013.  This amount carries forward certain 2012 project expenditures that were not completed due primarily to delays in our recruiting efforts and third-party contract negotiations. The ACPB for fiscal 2014 was $29.8 million, of which Total contributed approximately $14.0 million during fiscal 2014.

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Registration Rights Agreement

In connection with the Tender Offer, we and Total entered into a customary registration rights agreement (the “Registration Rights Agreement”) related to Total’s ownership of shares of our common stock. The Registration Rights Agreement provides Total with shelf registration rights, subject to certain customary exceptions, and up to two demand registration rights in any 12-month period, also subject to certain customary exceptions. Total also has certain rights to participate in any registrations of securities that we initiate. We will generally pay all costs and expenses we incur and that Total incurs in connection with any shelf or demand registration (other than selling expenses incurred by Total). We and Total have also agreed to certain indemnification rights under the agreement. The Registration Rights Agreement terminates on the first date on which: (i) the shares held by Total constitute less than 5% of our then-outstanding common stock; (ii) all of our securities held by Total may be immediately resold pursuant to Rule 144 promulgated under the Exchange Act during any 90-day period without any volume limitation or other restriction; or (iii) we cease to be subject to the reporting requirements of the Exchange Act.

The Registration Rights Agreement was amended on May 29, 2013, in connection with the issuance of our 0.75% Senior Convertible Debentures due 2018, to provide that the debentures and our common stock underlying the debentures were “registrable securities” within the meaning of the Registration Rights Agreement.

Stockholder Rights Plan

On April 28, 2011, before the execution of the Tender Offer Agreement, we entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated August 12, 2008, by and between us and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), in order to, among other things, render the rights therein inapplicable to each of: (i) the approval, execution or delivery of the Tender Offer Agreement; (ii) the commencement or consummation of the Tender Offer; (iii) the consummation of the other transactions contemplated by the Tender Offer Agreement and the related agreements; and (iv) the public or other announcement of any of the foregoing.

On June 14, 2011, we entered into a second amendment to the Rights Agreement (the “Second Rights Agreement Amendment”), in order to, among other things, exempt Total, Total S.A. and certain of their affiliates and certain members of a group of which they may become members from the definition of “Acquiring Person” thereunder, such that the rights issuable pursuant to the Rights Agreement will not become issuable in connection with the completion of the Tender Offer.

By-laws Amendment

On June 14, 2011, our Board approved amendments of our By-laws as required under the Affiliation Agreement. The amendments: (i) allow any member of the Total Group to call a meeting of stockholders for the sole purpose of considering and voting on a proposal to effect a Total Merger or a Transferee Merger (as defined in the Affiliation Agreement); (ii) provide that the number of directors of our Board shall be determined from time to time by resolution adopted by the affirmative vote of a majority of our entire Board at any regular or special meeting; and (iii) require, before the termination of the Affiliation Agreement, the approval of a majority of our independent directors to amend our By-laws so long as Total, together with the controlled subsidiaries of Total S.A., owns at least 30% of our voting securities as well as require, before the termination of the Affiliation Agreement, Total’s written consent during the Total Stockholder Approval Period to amend the By-laws. In addition, in November 2011, our By-laws were amended to remove restrictions prohibiting stockholder consents in writing.

Liquidity Support Agreement

SunPower Corporation, Systems, a Delaware corporation and our indirect, wholly owned subsidiary (“SunPower Systems”), provided engineering, procurement and construction (“EPC”) services, as well as solar panels and power plant technology, to the California Valley Solar Ranch (“CVSR”), a 250 MW AC solar power plant that completed construction in March 2014. SunPower Systems performed this work under an Engineering, Procurement and Construction Agreement, dated as of September 30, 2011 (the “EPC Contract”), between SunPower Systems, and High Plains Ranch II, LLC, a Delaware limited liability company (“HPR II”). HPR II is the CVSR project company sold by us to NRG Solar LLC in September 2011.   Part of the debt financing necessary for SunPower Systems’ customer, NRG Solar LLC, to pay for the construction of the CVSR project was provided by the Federal Financing Bank in reliance on a guarantee of repayment provided by the United States Department of Energy (DOE) under a loan guarantee program. In late 2011, the DOE requested that we, as the EPC contractor for the CVSR project, provide additional financial assurances to support SunPower Systems’ obligations under the EPC Contract in connection with the project’s loan guarantee.  In response, on February 28, 2012, we and Total S.A. entered into a Liquidity Support Agreement with the DOE, under which Total S.A. agreed to provide us, or cause to be provided to us, additional liquidity under certain circumstances up to an aggregate amount of $600 million. In connection with the Liquidity Support Agreement, we, Total S.A., and Total entered into a series of related agreements (the “Liquidity Support Transaction Agreements”) to establish the parameters for the terms of the liquidity support to be provided by Total S.A. and Total, including the parameters for the terms of any liquidity injections that may be required to be provided to us under the Liquidity Support Agreement.

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The Liquidity Support Agreement provided that, subject to the terms and conditions set forth therein, upon a Liquidity Support Event (defined below), Total S.A. would make available, as of the date of the Liquidity Support Agreement, and provide to us from time to time various forms of equity, debt (both convertible and non-convertible), guarantee or other liquidity support (“Liquidity Injections”), as required to increase the amount of our unrestricted cash, cash equivalents and unused borrowing capacity, and to ensure our satisfaction of our financial covenants under certain third party indebtedness, up to the maximum aggregate amount of $600 million (the “Liquidity Support Facility”). A “Liquidity Support Event” would have occurred when (a) our unrestricted cash and cash equivalents shown on our balance sheet plus any unused availability under any committed credit that is available to us (“Reported Liquidity”) was below $100 million in a completed fiscal quarter, or our projected liquidity measured in the same manner for the next fiscal quarter (“Projected Liquidity”) was below $100 million; or (b) at any time during a fiscal quarter, we failed to satisfy any financial covenant under our indebtedness. Upon a Liquidity Support Event, Total S.A.was required to provide to us, and we were required to accept from Total S.A., a Liquidity Injection sufficient to (a) cause our Reported Liquidity and Projected Liquidity to be at least $100 million, or, as applicable, (b) to cure any breach and satisfy the applicable financial covenant in our indebtedness. The terms and conditions of such Liquidity Support Facility are set forth in the Liquidity Support Transaction Agreements, including a Compensation and Funding Agreement, a Revolving Credit and Convertible Loan Agreement, and a Private Placement Agreement, each as described below.

The Liquidity Support Agreement terminated, all outstanding guarantees issued thereunder terminated, and all outstanding loans made thereunder became due (except for Total S.A.’s guarantee of the Credit Agricole facility), upon the final completion date of the CVSR project in March 2014. There were no outstanding guarantees or debt under the facility upon termination.

Compensation and Funding Agreement

In connection with the Liquidity Support Agreement, on February 28, 2012, we entered into a Compensation and Funding Agreement (the “Compensation and Funding Agreement”) with Total S.A., pursuant to which, among other things, we and Total S.A. established the parameters for the terms of the Liquidity Support Facility and any Liquidity Injections that may be required to be provided by Total S.A. to us pursuant to the Liquidity Support Agreement (the “Liquidity Support Arrangements”). We agreed in the Compensation and Funding Agreement to use commercially reasonable efforts to assist Total S.A. in the performance of its obligations under the Liquidity Support Agreement and to conduct, and to act in good faith in conducting, our affairs in a manner such that Total S.A.’s obligation under the Liquidity Support Agreement to provide Liquidity Injections will not be triggered or, if triggered, will be minimized. We also agreed to use any cash provided under the facility in such a way as to minimize the need for further liquidity support.

 Upfront Payment Obligations. On February 28, 2012, in consideration for Total S.A.’s agreement to enter into the Liquidity Support Agreement and for Total S.A.’s commitments set forth in the Liquidity Support Agreement, we issued to Total a warrant (the “Upfront Warrant”), in the form of Exhibit A to the Compensation and Funding Agreement, that is exercisable to purchase 9,531,677 shares of our common stock at an exercise price of $7.8685 per share, subject to adjustment for customary anti-dilution and other events. The Upfront Warrant is exercisable at any time for seven years after its issuance, provided that, so long as at least $25 million of our existing convertible debt remains outstanding, such exercise will not cause “any person,” including Total S.A., to, directly or indirectly, including through one or more wholly-owned subsidiaries, become the “beneficial owner” (as such terms are defined in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended), of more than 74.99% of the voting power of our common stock at such time, because “any person” becoming such “beneficial owner” would trigger the repurchase or conversion of our existing convertible debt.

 Ongoing Payment Obligations. The Compensation and Funding Agreement further provides that, subject to the terms and conditions set forth therein, we will make certain cash payments to Total S.A. within 30 days after the end of each calendar quarter during the term of the Compensation and Funding Agreement as follows:

•	Quarterly payment of a commitment fee in an amount equal to 0.25% of the unused portion of the $600 million Liquidity Support Facility as of the end of such quarter; and

•	Quarterly payment of a guarantee fee in an amount equal to 2.75% per annum of the average amount of our indebtedness that is guaranteed by Total S.A. pursuant to any Guaranty (as defined below) issued in accordance with the terms of the Compensation and Funding Agreement during such quarter.

In addition, any of our payment obligations to Total S.A. under the Compensation and Funding Agreement that are not paid when due shall accrue interest until paid in full at a rate equal to 6-months U.S. LIBOR as in effect from time to time plus 5.00% per annum. In fiscal 2014, we incurred commitment fees of approximately $1.0 million to Total S.A.

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 Form of Liquidity Support. In the event that Total S.A. becomes obligated to provide a Liquidity Injection to us in a Liquidity Support Event pursuant to the Liquidity Support Agreement, the Compensation and Funding Agreement sets forth the form of such Liquidity Injection based on the greatest “Drawn Support Amount” (defined in the Liquidity Support Agreement) that has been outstanding at any time before the date of determination (the “Maximum Drawn Support Amount”) at such time, as follows:

 (i) To the extent that the Maximum Drawn Support Amount at such time is equal to or less than $60 million, the Liquidity Injection shall be, at Total S.A.’s option, in the form of a revolving, non-convertible debt facility (a “Revolving Loan”) pursuant to the terms of the Revolving Credit and Convertible Loan Agreement, a Total S.A. Guaranty (defined below), or any other form of Liquidity Injection agreed to by us. In addition, at the time of funding of each such Revolving Loan, we will issue to or as directed by Total S.A. a warrant, in the form of Exhibit A to the Compensation and Funding Agreement, that is exercisable for seven years to purchase an amount of our common stock equal to 20% of the amount of such Revolving Loan divided by the volume-weighted average price for our common stock for the 30 trading-day period ending on the trading day immediately preceding the date of calculation (the “30-Day VWAP”) as of the date of funding of such Revolving Loan. Notwithstanding the foregoing, the aggregate exercise price of warrants issued in connection with Revolving Loans may not exceed 20% of the maximum aggregate amount of Revolving Loans that has been outstanding at any time under the Revolving Credit and Convertible Loan Agreement. Interest payable on the Revolving Loan shall be 6-months U.S. LIBOR plus 5% per annum when the Maximum Drawn Support Amount is equal to or less than $60 million, 6-months U.S. LIBOR plus 7% per annum when the Maximum Drawn Support Amount is greater than $60 million but less than or equal to $200 million, and 6-months U.S. LIBOR plus 8% per annum when the Maximum Drawn Support Amount is greater than $200 million.

(ii) To the extent that the Maximum Drawn Support Amount at such time is greater than $60 million but equal to or less than $200 million, Total may, at its sole discretion, convert any Revolving Loan into a convertible debt facility (a “Convertible Loan”), pursuant to the terms of the Revolving Credit and Convertible Loan Agreement, and any future Liquidity Injections will be, at Total S.A.’s option, in the form of a Convertible Loan, a Total S.A. Guaranty (defined below), or any other form of Liquidity Injection agreed to by us. Each Convertible Loan will be convertible into our common stock at a conversion price equal to the amount of debt being converted, divided by the closing price of our common stock on the trading day immediately preceding the conversion date at the option of Total S.A. at any time after (A) the Convertible Loan has not been repaid within 6 months; (B) our debt to EBITDA ratio exceeds 3.5 to 1.0; or (C) any time the Maximum Drawn Support Amount exceeds $200 million. In addition, at the time of funding of each such Convertible Loan, we will issue to or as directed by Total S.A. a warrant, in the form of Exhibit A to the Compensation and Funding Agreement, that is exercisable for seven years to purchase an amount of our common stock equal to 25% of the amount of such Convertible Loan (if the Maximum Drawn Support Amount at such time is not in excess of $200 million) or 35% of the amount of such Convertible Loan (to the extent that the Maximum Drawn Support Amount at such time is in excess of $200 million), in each case, divided by the 30-Day VWAP as of the date of funding of such Convertible Loan. Notwithstanding the foregoing, the aggregate exercise price of warrants issued in connection with Convertible Loans up to $140 million may not exceed 25% of the maximum aggregate amount of such Convertible Loans that has been outstanding at any time under the Revolving Credit and Convertible Loan Agreement, and the aggregate exercise price of warrants issued in connection with Convertible Loans in excess of $140 million may not exceed 35% of the maximum aggregate amount of such Convertible Loans that has been outstanding at any time under the Revolving Credit and Convertible Loan Agreement. Interest payable on the Convertible Loan shall be 6-months U.S. LIBOR plus 7% per annum for any Convertible Loan outstanding when the Maximum Drawn Support Amount is less than or equal to $200 million, and 6-months U.S. LIBOR plus 8% per annum when the Maximum Drawn Support Amount is greater than $200 million.

(iii) If the Maximum Drawn Support Amount at such time exceeds $200 million, or if our debt to EBITDA ratio exceeds 3.5 to 1.0, the Liquidity Injection will be in the form selected by Total S.A., at its complete discretion, as an additional Revolving Loan, an additional Convertible Loan, a purchase of our equity securities, pursuant to the terms of the Private Placement Agreement (as described below), a guarantee by Total S.A. of our indebtedness, pursuant to the form Guaranty set forth as Exhibit B to the Compensation and Funding Agreement (a “Guaranty”), or another form of Liquidity Injection acceptable to the applicable lender. We shall issue to Total S.A. warrants in connection with additional Revolving Loans or Convertible Loans as described above. If such Liquidity Injection is in the form of a purchase of equity securities, then we will issue to or as directed by Total S.A. a warrant, in the form of Exhibit A to the Compensation and Funding Agreement, that is exercisable for seven years to purchase an amount of our common stock equal to 25% of the amount of such Liquidity Injection divided by the 30-Day VWAP as of the date of such Liquidity Injection. Any common stock sold to Total S.A. under the Private Placement Agreement will be priced at a 17% discount from the 30-Day VWAP as of the date such common stock is sold, and may be rounded up, at Total S.A.’s option, from the required amount of such Liquidity Injection to the next integral multiple of $25 million.

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No warrants issued shall be exercisable so long as at least $25 million of our existing convertible debt remains outstanding and such exercise will cause “any person,” including Total S.A., to, directly or indirectly, including through one or more wholly-owned subsidiaries, become the “beneficial owner” of more than 74.99% of the voting power of our common stock at such time. Loans made by Total S.A. under the Compensation and Funding Agreement shall be prepayable by us in agreed increments, so long as after giving effect to any such prepayment our Reported Liquidity and Project Liquidity would be at least $125 million.

Notwithstanding the foregoing, if the incurrence of any such debt or issuance of any such warrants or equity securities would trigger a default under the terms of any of our existing debt agreements in an amount greater than $10 million, Total S.A. will have the option, in its reasonable discretion, to provide a Liquidity Injection in an alternative form so as not to cause us to be in breach or default of any of our debt agreements. Notwithstanding the limitations on the form of Liquidity Injections described above, in connection with an actual or potential breach by us of our covenants under our Revolving Credit Agreement with Credit Agricole Corporate and Investment Bank (the “Credit Agricole Facility Agreement”), Total S.A. may make Liquidity Injections in the form of equity purchases sufficient to provide us with an “equity cure” under the Credit Agricole Facility Agreement, plus up to an additional $25 million of equity purchases. In addition to the provision of any “equity cure,” Total S.A. may also in such event elect to lend money to us, in the form of Revolving Loans or Convertible Loans as described above, in order to repay amounts owing under the Credit Agricole Facility Agreement.

 If Total S.A. is required to make any payment to a lender under a Guaranty, and if we do not repay such payment to Total S.A. within 30 days, the amount of such payment, plus interest, shall be convertible, at Total S.A.’s option, into a Revolving Loan, a Convertible Loan or a purchase of equity pursuant to the Private Placement Agreement, in each case upon notice from Total S.A. to us and in each case with warrant coverage as described above.

 Termination. The Compensation and Funding Agreement will remain in effect as long as (i) any obligations of the Company remain outstanding under the Revolving Credit and Convertible Loan Agreement or the Private Placement Agreement or (ii) any obligations of Total S.A. remain outstanding under any Guaranty.

 Revolving Credit and Convertible Loan Agreement

In connection with the Liquidity Support Agreement, on February 28, 2012, we and Total entered into a Revolving Credit and Convertible Loan Agreement which establishes the terms and conditions for any Revolving Loans or Convertible Loans that may be provided to us pursuant to the Compensation and Funding Agreement described above. All Revolving Loans and Convertible Loans accrue interest as described above. All Revolving Loans are in an initial principal amount that is an integral multiple of $1 million and not less than $5 million, or the amount remaining available under the $600 million Liquidity Support Facility. All Convertible Loans are in an initial principal amount that is an integral multiple of $1 million and not less than $10 million, or the amount remaining available under the $600 million Liquidity Support Facility. All Revolving Loans or Convertible Loans must rank pari passu with our existing senior indebtedness, and must be secured to the fullest extent permitted by our debt agreements. Total may demand prepayment of any Revolving Loans and/or Convertible Loans, provided that after such prepayment, we would maintain our Reported Liquidity of at least $150 million and would not be in default of any financial covenant under our indebtedness; after the expiration of the Compensation and Funding Agreement, Total may demand prepayment without regard to these conditions.

Private Placement Agreement

In connection with the Liquidity Support Agreement, on February 28, 2012, we and Total entered into a Private Placement Agreement, pursuant to which we agreed to issue and sell to Total, and Total agreed to purchase from us, our common stock or warrants to purchase our common stock with respect to each Liquidity Injection as specified by the terms of the Compensation and Funding Agreement. The number of warrant shares, if any, and exercise price will be calculated in accordance with the Compensation and Funding Agreement, and any common stock sold under the Private Placement Agreement will be priced at a 17% discount from the 30-Day VWAP as of the date such common stock is sold.

The Tender Offer Agreement, Tender Offer Agreement Guaranty, Credit Support Agreement, Affiliation Agreement, Affiliation Agreement Guaranty, Research and Collaboration Agreement, Registration Rights Agreement, Rights Agreement Amendment, Second Rights Agreement Amendment and By-laws, and amendments thereto, are attached to, and more fully described in, our Form 8-Ks as filed with the SEC on May 2, 2011, June 7, 2011, June 15, 2011 and December 23, 2011, our Solicitation/Recommendation Statement on Form 14D-9 filed with the SEC on May 3, 2011, and our Form 10-Q as filed with the SEC on November 2, 2012. The Tenesol Stock Purchase Agreement, the Private Placement Agreement and the Master Agreement are attached to, and more fully described in, our Form 8-K filed with the SEC on December 23, 2011 and Information Statement on Schedule 14C filed with the SEC on January 3, 2012. The Liquidity Support Agreement, the Compensation and Funding Agreement, the Upfront Warrant, the Revolving Credit and Convertible Loan Agreement, the Private Placement Agreement, and amendments thereto are attached to, and more fully described in, our Form 10-K as filed with the SEC on February 29, 2012, our Information Statement on Schedule 14C filed with the SEC on March 22, 2012, and our Form 10-Q as filed with the SEC on November 2, 2012.

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Sale of 0.75% Debentures Due 2018

On May 29, 2013, we issued $300 million in aggregate principal amount of our 0.75% Senior Convertible Debentures due 2018 (the “2018 Debentures”) in a private offering. $200 million in aggregate principal amount of the 2018 Debentures were sold to Total by the initial purchasers of the 2018 Debentures. The 2018 Debentures are convertible into shares of our common stock at any time based on an initial conversion rate of 40.0871 shares of common stock per $1,000 principal amount of 2018 Debentures (which is equivalent to an initial conversion price of approximately $24.95 per share of our common stock), subject to adjustment under certain circumstances. The holders of the 2018 Debentures may require us to repurchase their 2018 Debentures under certain circumstances. The 2018 Debentures are subject to redemption at our option under certain circumstances.

Sale of 0.875% Debentures Due 2021

On June 11, 2014, we issued $400 million in aggregate principal amount of our 0.875% Senior Convertible Debentures due 2021 (the “2021 Debentures”) in a private offering. $250 million in aggregate principal amount of the 2021 Debentures were sold to Total by the initial purchasers of the 2021 Debentures. The 2021 Debentures are convertible into shares of our common stock at any time based on an initial conversion rate of 20.5071 shares of common stock per $1,000 principal amount of 2021 Debentures (which is equivalent to an initial conversion price of approximately $48.76 per share of our common stock), subject to adjustment under certain circumstances. The holders of the 2021 Debentures may require us to repurchase their 2021 Debentures under certain circumstances. The 2021 Debentures are subject to redemption at our option under certain circumstances.

Project Co-Development Master Services Framework Agreements

In fiscal 2014, we entered into two master service agreements with Total that establish a framework under which, on the one hand, Total may request that we provide technical and market studies, product development, and project quotation services and, on the other hand, we may request that Total provide us with project management, technical assessment, financial and legal modeling and structuring, and IT support services, in connection with certain of our international project co-development initiatives. From the beginning of fiscal 2014 through March 2015, Total incurred $430,000 in fees payable to us and we incurred $750,000 in fees payable to Total under these service agreements.

EPC and O&M Services Agreements

In the ordinary course of our business, and as more fully described in our 2014 Annual Report, from time to time we enter into various EPC services and operations and maintenance services (“O&M services”) agreements relating to solar projects, including EPC services and O&M services agreements relating to projects owned or partially owned by Total or its affiliates. From the beginning of fiscal 2014 through March 2015, we received an aggregate of approximately $151.2 million from EPC services and O&M services agreements in respect of projects in which Total has a direct or indirect material interest.

Other Agreements

In March 2014, we entered into an agreement with a Total affiliate under which we sold photovoltaic modules to such affiliate for approximately €2.2 million under the terms of our standard photovoltaic modules purchase agreement.

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AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our internal controls;

•	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of our internal audit function.

The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended December 28, 2014 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board of Directors.

Our management has primary responsibility for preparing our financial statements and for our financial reporting process. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of our financial statements to generally accepted accounting principles, and on the effectiveness of our internal control over financial reporting.

The Audit Committee reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2014 with our management.

(2) The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

(3) The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee regarding independence, and has discussed with Ernst & Young LLP its independence, including whether Ernst & Young LLP’s provision of non-audit services to us is compatible with its independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or its Chair pursuant to delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or its Chair pursuant to delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to our Board of Directors, and the Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, as filed with the SEC.

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The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Thomas R. McDaniel, Chair
Catherine A. Lesjak Pat Wood III February 24, 2015

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DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our non-employee directors for fiscal 2014. The table does not include Mr. Werner, who did not receive separate compensation for his service on the Board.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Arnaud Chaperon	0	0	0
Bernard Clement	0	0	0
Denis Giorno	0	0	0
Catherine Lesjak (4)	106,752	299,925	406,677
Jean-Marc Otero del Val	0	0	0
Thomas R. McDaniel	100,075	299,925	400,000
Humbert de Wendel	0	0	0
Pat Wood III	125,075	299,925	425,000

(1)	The amounts reported in this column represent the aggregate cash retainers and payments for fractional shares received by the non-employee directors for fiscal 2014, but do not include amounts reimbursed to the non-employee directors for expenses incurred in connection with attending Board and committee meetings.
(2)	The amounts reported in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (or FASB) ASC Topic 718 for restricted stock units granted to our non-employee directors in fiscal 2014, as further described below. Each non-employee director received the following grants of restricted stock units on the following dates with the following grant date fair values (please note that some amounts reported may not add up exactly due to rounding on an award-by-award basis):

Non-Employee Director	Grant Date	Restricted Stock Units (#)	Grant Date Fair Value ($)
Catherine Lesjak	02/11/2014 05/12/2014 08/11/2014 11/11/2014	2,410 2,198 2,122 2,553	$74,999 $74,974 $74,970 $74,982
Thomas R. McDaniel	02/11/2014 05/12/2014 08/11/2014 11/11/2014	2,410 2,198 2,122 2,553	$74,999 $74,974 $74,970 $74,982
Pat Wood III	02/11/2014 05/12/2014 08/11/2014 11/11/2014	2,410 2,198 2,122 2,553	$74,999 $74,974 $74,970 $74,982

(3)	As of December 28, 2014, the following non-employee directors held options for the following number of shares: Mr. Wood held options for 48,000 shares.

(4)	Fees earned or paid in cash include a payment of $6,667 that was earned in 2013.

2014 Director Compensation Program

Our outside director compensation policy provides for the compensation set forth below for our non-employee directors, other than the Total-nominated directors:

•	an annual fee of $400,000 ($100,000 quarterly) for our non-employee directors (other than the Chairman of the Board) for service on our Board and on Board committees;

•	if our Chairman is an independent director, an annual fee of $450,000 ($112,500 quarterly) to our Chairman of the Board for service on our Board and on Board committees; and

•	an additional annual fee of $25,000 ($6,250 quarterly) to the lead independent director.

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Our policy provides that these annual fees are prorated on a quarterly basis for any director that joins the Board during the year. The $25,000 additional fee payable to the lead independent director is paid in cash. Any fees payable to the Chairman of the Board are paid in the form of restricted stock units. The other fees are paid on a quarterly basis, 25% in cash on or about the date of the quarterly Board meeting and 75% in the form of fully-vested restricted stock units on the 11th day in the second month of each quarter (or on the next trading day if such day is not a trading day). The restricted stock units are settled in shares of our common stock within seven days of the date of grant. Because Mr. Werner is our President and Chief Executive Officer, he is not separately compensated for his service as Chairman of the Board. Similarly, because each of our Total-nominated directors do not qualify as independent directors under our director compensation policy, such individuals receive no director compensation.

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PROPOSAL TWO

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, we are asking our stockholders to again vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” we have adopted an executive compensation philosophy designed to deliver competitive total compensation to our executive officers upon the achievement of financial and strategic performance objectives. In order to implement that philosophy, the Compensation Committee has established a disciplined process for adopting executive compensation programs and individual executive officer pay actions that includes the analysis of competitive market data, a review of each executive officer’s role, performance assessments and consultation with the Compensation Committee’s independent compensation consultant. Please read the “Compensation Discussion and Analysis” beginning on page 37 and “Executive Compensation” beginning on page 47 for additional details about our executive compensation programs, including information about the fiscal 2014 compensation of our named executive officers.

2014 Compensation Features. Our compensation programs are intended to align our executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals that the Compensation Committee establishes with the objective of increasing stockholder value. The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Among the program features incorporated by the Compensation Committee in fiscal 2014 to implement the executive compensation philosophy stated above are the following:

•    Revenue, profitability and free cash flow metrics and corresponding performance targets along with corporate milestone performance targets determined the actual payouts under our performance-based cash bonus programs (specifically, the 2014 Annual Bonus Program and the 2014 Quarterly Bonus Program) for our named executive officers.

•    Long-term incentives in the form of time- and performance-based restricted stock units comprised a large portion of each named executive officer’s compensation and are linked to the long-term performance of our stock. Restricted stock units generally vest over three years, and performance-based restricted stock units are earned only after the achievement of corporate performance targets and also vest over a three-year period.

•    Earning performance-based restricted stock units depends on the achievement of performance targets corresponding to our revenue, profitability and free cash flow metrics.

•    Individual performance was also measured each quarter based on each named executive officer’s achievement of his or her personal Key Initiatives, which support our corporate, strategic and operational milestones.

•    Our change of control severance agreements do not entitle our named executive officers to payment without termination of employment following a change of control (a “double trigger”).

Our financial and operational performance was the key factor in the compensation decisions and outcomes for fiscal 2014, as further described in “Compensation Discussion and Analysis” and “Executive Compensation.” One of the core tenets of our executive compensation philosophy is our emphasis on performance pay. As highlighted in the Compensation Components chart in “Compensation Discussion and Analysis,” in fiscal 2014, a large portion of our named executive officers’ target compensation (88% for our Chief Executive Officer and averaging 76% for our other named executive officers) consisted of annual and quarterly bonus programs and long-term equity incentives.

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The Compensation Committee believes that our executive compensation programs, executive officer pay levels and individual pay actions approved for our executive officers, including our named executive officers, are directly aligned with our executive compensation philosophy and fully support its goals. Performance with respect to our revenue, profitability and free cash flow metric targets exceeded target performance levels in fiscal 2014, which resulted in performance-based restricted stock awards being earned at 124% of the target level. Our corporate performance in fiscal 2014 also resulted in aggregate cash bonus awards under our performance-based cash bonus programs above the target level. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific compensation item, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Board recommends that our stockholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that, on an advisory basis, the compensation of SunPower’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions in SunPower’s proxy statement for the Annual Meeting, is hereby APPROVED.”

Vote Required

The non-binding advisory vote on named executive officer compensation requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards the vote total for this proposal. Abstentions will have the effect of votes against this proposal.

Although the say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board, our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against our named executive officers’ compensation as disclosed in this proxy statement, we expect to consider our stockholders’ concerns and the Compensation Committee expects to evaluate whether any actions are necessary to address those concerns.

Next Advisory Vote on Named Executive Officers’ Compensation

In a non-binding advisory vote at our 2011 Annual Meeting, our stockholders recommended that a non-binding advisory vote to approve the compensation of SunPower’s named executive officers be presented to stockholders for their consideration every year. In light of the result of this vote, our Board determined to implement a non-binding advisory stockholder vote on named executive officers’ compensation once every year. Therefore, the next non-binding advisory stockholder vote on named executive officers’ compensation is expected to occur at the 2016 annual stockholders meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC ON A NON-BINDING, ADVISORY BASIS.

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EXECUTIVE OFFICERS

Certain information, as of April 10, 2015, regarding each of our executive officers is set forth below.

Name	Age	Position
Thomas H. Werner	55	President, Chief Executive Officer and Chairman of the Board
Charles D. Boynton	47	Executive Vice President and Chief Financial Officer
Howard J. Wenger	55	President, Business Units
Marty T. Neese	52	Chief Operating Officer
Lisa Bodensteiner	53	Executive Vice President, General Counsel and Corporate Secretary
Douglas J. Richards	56	Executive Vice President, Administration
Eric Branderiz	50	Senior Vice President, Corporate Controller and Chief Accounting Officer

Mr. Thomas H. Werner has served as our President and Chief Executive Officer since May 2010, a member of our Board since June 2003, and Chairman of the Board of Directors since May 2011. From June 2003 to April 2010, Mr. Werner served as our Chief Executive Officer. Before joining SunPower, from 2001 to 2003, he held the position of Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. He has also held a number of executive management positions at Oak Industries, Inc. and General Electric Co., and currently serves as a board member of Cree, Inc., Silver Spring Networks, and the Silicon Valley Leadership Group. Mr. Werner is on the Board of Trustees of Marquette University. Mr. Werner holds a bachelor’s degree in industrial engineering from the University of Wisconsin Madison, a bachelor’s degree in electrical engineering from Marquette University and a master’s degree in business administration from George Washington University.

Mr. Charles D. Boynton has served as our Executive Vice President and Chief Financial Officer since March 2012. In March 2012, Mr. Boynton also served as our Acting Financial Officer. From June 2010 to March 2012, he served as our Vice President, Finance and Corporate Development, where he drove strategic investments, joint ventures, mergers and acquisitions, field finance and finance, planning and analysis. Before joining SunPower in June 2010, Mr. Boynton was the Chief Financial Officer for ServiceSource, LLC from April 2008 to June 2010. From March 2004 to April 2008 he served as the Chief Financial Officer at Intelliden. Earlier in his career, Mr. Boynton held key financial positions at Commerce One, Inc., Kraft Foods, Inc. and Grant Thornton, LLP. He is a member of the board of trustees of the San Jose Technology Museum of Innovation. Mr. Boynton was a certified public accountant, State of Illinois, and a Member FEI, Silicon Valley Chapter. Mr. Boynton earned his master’s degree in business administration at Northwestern University and his Bachelor of Science degree in business from Indiana University.

Mr. Howard J. Wenger has served as our President, Business Units since October 2014. From November 2011 to October 2014, Mr. Wenger served as President, Regions. From January 2010 to October 2011, Mr. Wenger served as President, Utilities and Power Plants. From August 2008 to January 2010, Mr. Wenger served as President, Global Business Units, and led all of our business units since January 2007 as an executive officer of the Company. From 2003 to 2007, Mr. Wenger served as Executive Vice President and a member of the board of directors of PowerLight Corporation, a solar system integration company that we acquired in January 2007 and subsequently renamed SunPower Corporation, Systems with Mr. Wenger serving as President. From 2000 to 2003, Mr. Wenger was Vice President, North American Business of AstroPower Inc., a solar power manufacturer and system provider acquired by General Electric, and from 1998 to 2000 he was the Director, Grid-Connected Business. From 1993 to 1998, Mr. Wenger co-founded and managed Pacific Energy Group, a solar power consulting firm and, from 1989 to 1993, Mr. Wenger worked for the Pacific Gas & Electric Company, a utility company in northern California, in both research and strategic planning of solar and distributed generation assets. Mr. Wenger holds a Bachelor of Arts degree in environmental studies from the University of California, Santa Barbara, and a Master of Science degree in engineering from the University of Colorado, Boulder.

Mr. Marty T. Neese has served as our Chief Operating Officer since June 2008. From October 2007 to June 2008, Mr. Neese served as Executive Vice President, Worldwide Operations of Flextronics International Ltd., a manufacturing services company. From September 2004 to October 2007, Mr. Neese served in a variety of senior management positions at Solectron Corporation, a manufacturing services company, most recently as its Executive Vice President, Worldwide Operations. Mr. Neese also served in the U.S. Army for five years, reaching the rank of Captain. He is a graduate of the United States Military Academy at West Point. He received his master’s degree in business administration from the University of Florida.

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Ms. Lisa Bodensteiner has served as our Executive Vice President, General Counsel and Corporate Secretary since June 2012. From October 2009 to June 2012, Ms. Bodensteiner served in roles with increasing responsibility, and most recently as General Counsel, Project Development at First Solar Inc. From October 2007 to April 2009, Ms. Bodensteiner served as Vice President and General Counsel at OptiSolar Inc., a privately held, vertically integrated solar energy producer, manufacturer of proprietary thin-film photovoltaic solar panels and developer of utility-scale solar farms. Before OptiSolar, Ms. Bodensteiner had more than a decade of experience at Calpine Corporation, serving in various legal roles including as Executive Vice President, General Counsel, Secretary and Chief Compliance Officer. From 1989 to 1996, Ms. Bodensteiner practiced as a transactional attorney at law firms. Ms. Bodensteiner earned a Bachelor of Science degree in business administration from the University of Nevada, Reno, and a J.D. from Santa Clara University.

Mr. Douglas J. Richards has served as our Executive Vice President, Administration since November 2011. From April 2010 to October 2011, Mr. Richards served as our Executive Vice President, Human Resources and Corporate Services. From September 2007 to March 2010, Mr. Richards served as our Vice President, Human Resources and Corporate Services. From 2006 to 2007, Mr. Richards was Vice President of Human Resources and Administration for SelectBuild, a construction services company and a wholly-owned subsidiary of BMHC, and from 2000 to 2006, Mr. Richards was Senior Vice President of Human Resources and Administration for BlueArc, a provider of high performance unified network storage systems to enterprise markets. Before BlueArc, Mr. Richards spent 10 years at Compaq Computer Corporation and five years at Apple Computer, Inc. in various management positions. Mr. Richards graduated from California State University, Chico, with a Bachelor of Arts degree in public administration.

Mr. Eric Branderiz has served as our Senior Vice President, Corporate Controller and Chief Accounting Officer since August 2012, and was Vice President, Corporate Controller and Chief Accounting Officer from September 2011 to July 2012. From March 2013 to September 2014, Mr. Branderiz also served as our Senior Vice President, Global RLC Operations and Finance. From June 2010 to August 2011, Mr. Branderiz served as our Vice President and Corporate Controller. Mr. Branderiz was the Vice President, Corporate Controller, Treasurer, and Head of Subsidy Business Operations for the Knowledge Universe (KU) from May 2009 to May 2010. Before KU, he served in various positions at Spansion, Inc. from June 2003 to April 2009, including as the Corporate Vice President, Corporate Finance & Corporate Controller. Before Spansion's initial public offering, Mr. Branderiz served in several concurrent capacities as Corporate Controller, Head of Corporate Financial Planning & Analysis, Head of Regional Sales & Marketing Finance, and Internal Controls. Before Spansion, Mr. Branderiz held various positions at Advanced Micro Devices, Inc., including Americas Regional Controller; he also held positions at Ernst & Young, LLP, and the Provincial Branch of Consumer & Corporate Affairs, Alberta Securities Commission and Treasury Departments in Canada. He is a California licensed Certified Public Accountant and earned a Business Commerce degree from the University of Alberta, Canada.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a detailed review and analysis of our compensation policies and programs that applied to our named executive officers during the fiscal year ended December 28, 2014. Our named executive officers, as set forth in the following table, were our Chief Executive Officer, our Chief Financial Officer, and the next three most highly-compensated executive officers serving as of December 28, 2014.

Name	Title
Thomas H. Werner	President and Chief Executive Officer
Charles D. Boynton	Executive Vice President and Chief Financial Officer
Howard J. Wenger	President, Business Units
Marty T. Neese	Chief Operating Officer
Lisa Bodensteiner	Executive Vice President, General Counsel and Corporate Secretary

Executive Summary

Our compensation programs are intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals that the Compensation Committee establishes with the ultimate objective of increasing stockholder value. We have adopted an executive compensation philosophy designed to deliver competitive total compensation upon the achievement of financial and strategic performance objectives. The total compensation received by our named executive officers varies based on corporate and individual performance, as measured against performance goals. Therefore, a significant portion of each named executive officer’s total pay is tied to Company performance (see the “2014 Compensation Components” chart below).

We delivered strong financial and operational results for fiscal 2014:

•	We grew revenues in fiscal 2014 to $3.0 billion.

•	We achieved total installed capacity of more than 4.5 GW.

•	Construction of the 579 MW Solar Star Projects for Berkshire Hathaway Energy and Southern California Edison continued on plan with more than 400 MW connected to the grid at the end of fiscal 2014.

•	We completed construction of our 70 MW Salvador project in Chile, the world largest merchant power plant.

•	We expanded our footprint in China as we signed an agreement for a second joint venture to leverage our technology in the world’s largest solar market.

•	We ended the year with a commercial project pipeline of $1.4 billion.

•	We saw continuing growth in our North American residential business as we surpassed 110,000 U.S. residential customers in 2014, of which more than 27,000 are leasing.

•	We announced several strategic investments that enhanced our capabilities in Smart Energy, including commercial relationships with Sunverge Energy, Inc. in the area of residential storage and Tendril, Inc. in energy information and management software.

•	We further expanded our technology portfolio in Smart Energy with microinverters through our acquisition of SolarBridge Technologies, Inc., which gives us a leadership position in the emerging alternating current photovoltaics market.

•	In the third quarter, we achieved a major milestone as we produced our one billionth solar cell, representing a cumulative output of more than three gigawatts.

•	We achieved record yields for our Maxeon Gen 3 next generation solar cell technology and commenced construction of our fourth cell manufacturing facility with initial production scheduled to start in 2015.

For fiscal 2014, our financial performance was the key factor in the compensation decisions and outcomes for the year. In fiscal 2014, the highlights of our named executive officer compensation program were as follows:

•    Our annual bonus program incorporated financial metrics that we believe align our compensation practices with our business goals and, correspondingly, align executives’ interests with stockholders’ interests. Achievement of performance targets related to our revenue, profitability and free cash flow metrics, along with achievement of our corporate milestone performance targets and individual personal milestones determined the actual payouts under our performance-based cash bonus programs (specifically, the 2014 Annual Bonus Program and the 2014 Quarterly Bonus Program) for our named executive officers. Our corporate performance in fiscal 2014 resulted in aggregate cash bonus awards under these programs above the target level. Performance metrics, thresholds and targets are further described below in “Executive Compensation—Non-Equity Incentive Plan Compensation.”

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•    Long-term incentives in the form of time- and performance-based restricted stock units comprised more than 50% of each named executive officer’s compensation and were linked to the long-term performance of our stock. Restricted stock units generally vest over three years. Performance-based restricted stock units are earned only after the achievement of corporate performance targets and, to the extent earned, also vest over a three-year period.

•    Our performance-based restricted stock units granted in 2014 would only be earned if we achieved performance targets set in respect of our revenue, profitability and free cash flow metrics. Performance with respect to the revenue, profitability and free cash flow metric targets exceeded the target performance levels, which resulted in 124% of these equity awards being earned. Performance metrics, thresholds and targets are further described below in “Executive Compensation—Equity Incentive Plan Compensation.”

•    Individual performance was also measured quarterly, based on each named executive officer’s achievement of his or her personal Key Initiatives, which support our corporate, strategic and operational milestones. An individual’s personal Key Initiative score would result in no award being payable under the 2014 Quarterly Bonus Program even if we achieved our corporate targets if the Key Initiative score were determined to be zero. We made payments under our 2014 Quarterly Bonus Program after we exceeded the target and, in some cases, maximum performance levels.

•    In fiscal 2014, we did not raise the salary of any of our other named executive officers, including Mr. Werner, our Chief Executive Officer.

•    Our change of control severance agreements do not entitle our named executive officers to payment without termination of employment following a change of control.

In fiscal 2014 a large portion of our named executive officers’ target compensation (88% for our Chief Executive Officer and averaging 76% for our other named executive officers) consisted of quarterly and annual bonus programs and long-term equity incentives.

At our 2014 Annual Meeting of Stockholders, our stockholders voted to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. We refer to this vote as our Say-on-Pay vote. Our Compensation Committee considered the results of the Say-on-Pay vote (which received 90% approval of the votes cast) at its meetings after the Say-on-Pay vote when it set annual executive compensation. After our Compensation Committee reviewed the stockholders’ approval of the Say-on-Pay vote in 2014, our Compensation Committee decided to maintain the general framework of our fiscal 2013 compensation policies and programs for our named executive officers in fiscal 2014 as it believed such programs continued to be in the best interest of our stockholders.

The following discussion should be read together with the information we present in the compensation tables, the footnotes and narratives to those tables and the related disclosure appearing in “Executive Compensation” below.

General Philosophy and Objectives

In fiscal 2014, we continued to operate a compensation program designed primarily to reward our named executive officers for outstanding financial performance and achievement of corporate objectives consistent with increasing long-term stockholder value. Our compensation program continued to be based on the following principal goals:

•	aligning executive compensation with business objectives and performance;

•	enabling us to attract, retain and reward executive officers who contribute to our long-term success;

•	attracting and retaining the best people in the industry; and

•	providing long-term incentives to executives to work to maximize stockholder value.

In order to implement our philosophy, the Compensation Committee has a disciplined process for adopting executive compensation programs and individual executive officer pay actions that includes the analysis of competitive market data, a review of each executive officer’s role, performance assessments and consultation with the Compensation Committee’s independent compensation consultant, as described below.

The Compensation Committee believes that the most effective executive compensation program is one that rewards the achievement of specific corporate and financial goals by rewarding our named executive officers when those goals are met or exceeded, with the ultimate objective of increasing stockholder value. In addition, we believe the mix of base salary, performance-based cash awards and equity-based awards provides proper incentives without encouraging excessive risk taking. We believe that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company.

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Compensation Setting Process

The Compensation Committee is responsible for managing the compensation of our executive officers, including our named executive officers, in a manner consistent with our compensation philosophy. In accordance with the “controlled company” exception under the applicable listing standards of The NASDAQ Stock Market, our Compensation Committee is composed of two independent directors and two directors designated by our controlling stockholder, Total. We also have a Section 16/162(m) Subcommittee of the Compensation Committee consisting solely of independent directors available to approve certain compensation matters in accordance with Section 162(m) of the Code, as recommended by the Compensation Committee. The Compensation Committee establishes our compensation philosophy and objectives and annually reviews and, as necessary and appropriate, adjusts each named executive officer’s compensation. Consistent with its philosophy, the Compensation Committee offered our named executive officers total target compensation opportunities ranging from the 50th percentile to the 75th percentile of our peer group of companies (as further described below) during fiscal 2014. When determining appropriate compensation for the named executive officers, the Compensation Committee considered the advice of an independent compensation consultant, recommendations from management and internal compensation specialists, practices of companies within our peer group, our performance, our business plan and individual performance. As part of this process, the compensation consultant prepared a competitive analysis of our compensation program, and management presented its recommendations regarding base salary, time- and performance-based equity awards and performance targets under our 2014 Annual Bonus Program and 2014 Quarterly Bonus Program to the Compensation Committee for its review and consideration. The Compensation Committee accepts, rejects or accepts as modified, management’s various recommendations regarding compensation for the named executive officers other than our Chief Executive Officer. The Compensation Committee also approves, after modification, management’s recommendations on various performance targets and milestones. The Compensation Committee met without our Chief Executive Officer when reviewing and establishing his compensation.

Compensation Consultant and Peer Group

In fiscal 2014, the Compensation Committee again directly engaged and retained Radford, a compensation consulting firm and a business unit of Aon Hewitt, to identify and maintain a list of our peer group of companies. The Compensation Committee selected Radford on the basis of its experience and familiarity with the technology industry. The Compensation Committee established the peer group used in connection with fiscal 2014 compensation decisions consistent with the Compensation Committee’s belief that the peer group should closely match our business, and be based on our historical and anticipated growth. In comparison to our peer group used for purposes of setting fiscal 2013 compensation, our peer group in fiscal 2014 remained unchanged except for the removal of one company, GT Advanced Technologies, Inc., which was removed for multiple reasons, including that it is no longer a publicly traded company. The peer group was selected using a mix of the following factors:

•	Publicly-traded North American semiconductor, alternative energy and clean technology companies;

•	Companies with between 50% and 250% of our annual revenues; and

•	Companies that are comparable in other size and performance metrics such as number of employees, revenue per employee, last fiscal year revenue and net income, market capitalization, ratio of market capitalization to revenue, and market capitalization per employee.

The Compensation Committee believes the characteristics of our fiscal 2014 peer group closely match those of our core business. The companies included in our peer group for purposes of establishing fiscal 2014 compensation are listed below:

• Altera Corporation	• Juniper Networks, Inc.
• Analog Devices, Inc.	• KLA-Tencor Corporation
• AVX Corporation	• Linear Technology Corporation
• Energizer Holdings, Inc.	• ON Semiconductor Corporation
• Fairchild Semiconductor International, Inc.	• Quanta Services, Inc.
• First Solar, Inc.	• Roper Industries, Inc.
• FLIR Systems, Inc.	• SunEdison, Inc.

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• Hexcel Corporation	• Trimble Navigation Limited
• International Rectifier	• Waters Corporation
• Itron, Inc.	• Xilinx, Inc.
• JDS Uniphase Corporation

Radford provided the Committee with competitive market information on the peer companies, as well as aggregated data on the broader technology market with respect to base salaries, cash bonus awards as a percentage of base salaries, total cash compensation, and equity awards. In fiscal 2014, Radford also advised the Compensation Committee in connection with evaluating our compensation practices, developing and implementing our executive compensation program and philosophy, establishing total compensation targets, and setting specific compensation components to reach the determined total compensation targets. We also participated in the Radford Global Technology Survey. Radford did not provide any services to us other than advising the Compensation Committee and us, at the direction of the Compensation Committee, on executive compensation issues. We have considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the compensation consultant described above.  Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Radford.

Benchmarking

In making its compensation decisions for our named executive officers for fiscal 2014, the Compensation Committee benchmarked each named executive officer’s total compensation to the compensation of individuals in comparative positions at companies in the peer group based on information that management obtained from public filings supplemented by data Radford provided from surveys. In general, the Compensation Committee initially established base salaries at the 50th percentile of the peer group and both performance-based cash bonus awards and long-term time- and performance-based equity awards generally above the 50th percentile of the peer group. In establishing incentive opportunities, the Compensation Committee focused on corporate performance so that if our corporate performance was achieved at target levels, the Compensation Committee expected that our named executive officers’ total pay would be between the 50th percentile of the peer group and the 75th percentile of the peer group. The Compensation Committee viewed benchmarking as just the beginning, and not the end, of its discussion regarding our named executive officers’ pay opportunities for fiscal 2014, and looked to individual performance, the named executive officer’s experience in the executive role, and the executive’s scope of responsibility being narrower or broader than that of comparable positions at our peer group companies to establish final pay opportunities either above or below the initial benchmarks. The Compensation Committee considered the individual performance of the named executive officers in approving their compensation in fiscal 2014, in particular:

•	Mr. Werner was recognized for exceeding financial targets and driving SunPower’s strategic shift towards becoming an Energy Services Provider;

•	Mr. Boynton was recognized for successfully closing several new financing transactions, including non-recourse project debt, residential tax equity, and back-leverage transactions, as well as SunPower’s $400 million aggregate principal amount convertible debt offering; additionally, Mr. Boynton was noted for his leadership implementing SunPower’s holdco and YieldCo strategies;

•	Mr. Wenger was recognized for successfully building out the Solar Star projects on plan;

•	Mr. Neese was recognized for improving customer service through on-time delivery and efficient inventory management; and

•	Ms. Bodensteiner was recognized for her leadership closing numerous financings and strategically important business transactions.

The Compensation Committee believes that consideration of such factors, among others, strongly links our named executive officers’ pay to their and our performance, and best aligns our named executive officers’ compensation interests with the interests of our stockholders.

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2014 Compensation Components

For fiscal 2014, the Compensation Committee allocated total compensation among various pay elements consisting of base salary, performance-based cash bonus awards, time-based equity awards, performance-based equity awards, and perquisites and other compensation. The table below provides an overview of each element of compensation and is followed by a further discussion and analysis of the specific decisions that we made for each element for fiscal 2014:

Compensation Component	Objective and Basis	Form	Practice
Base salary	Fixed compensation that is set at a competitive level for each position to reward demonstrated experience and skills.	Cash	Competitive market ranges are generally established at the 50th percentile, with consideration for experience and scope of role relative to comparable positions in one peer group.

Performance-based cash bonus awards	Quarterly and annual incentives that drive our performance and align executives’ interests with stockholders’ interests.	Cash	Target incentives are set as a percentage of base salary and are based on benchmarking from the 50th to the 75th percentile. Actual payment is calculated based on achievement of corporate and individual goals.

Time-based equity awards	Long-term incentive that aligns executives’ interests with stockholders’ interests and helps retain executives through long-term vesting periods.	Restricted stock units	Equity awards (time-based plus performance-based) generally between the 50th percentile and the 75th percentile.

Performance-based equity awards	Long-term incentive that drives our performance and aligns executives’ interests with stockholders’ interests and helps retain executives through long-term vesting periods.	Performance stock units	Equity awards (time-based plus performance-based) generally between the 50th percentile and the 75th percentile. Actual payment is calculated based on achievement of corporate goals.

Perquisites and other compensation	Offered to attract and retain talent and to maintain competitive compensation packages.	Various	Named executive officers are eligible to participate in health and welfare benefits and 401(k) matching available to all employees. We do not provide any special perquisites to our named executive officers. Named executive officers are eligible for certain severance benefits.

The relative proportion of each element for fiscal 2014 was based generally on the Compensation Committee’s comparison of compensation that we offered our executive officers against compensation offered by peer group companies to their executive officers, the tax and accounting consequences of certain types of equity compensation, and a desire to allocate a higher proportion of total compensation to performance-based and equity incentive awards.

The components of compensation for the named executive officers for fiscal 2014 are set forth below. This composition is consistent with our philosophy of aligning our named executive officers’ interests with those of our stockholders by tying a significant portion of their total compensation to corporate performance goals and providing long-term incentives in the form of equity awards.

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2014 Compensation Components

Analysis of Fiscal 2014 Compensation Decisions

Base Salary.  For fiscal 2014, none of the named executive officers received an increase in base salary after we evaluated competitive market compensation paid by companies in our competitive peer group for similar positions. We believe that base salaries for executive officers should be initially targeted at the 50th percentile of the range of salaries for executive officers in similar positions and with similar responsibilities at comparable companies. Our Chief Executive Officer’s base salary is targeted below the 50th percentile, as we believe that his compensation should be more closely aligned with our overall performance. This initial benchmarking is consistent with our overall compensation philosophy, a significant component of which is to help us best attract, retain and equitably reward our executives.

The table below sets forth the salaries in effect in fiscal 2014 compared with the salaries in effect in fiscal 2013 for each of our named executive officers:

Name	2013 Base Salary (1)	2014 Base Salary (2)	% Increase
Thomas H. Werner	$600,000	$600,000	0%
Charles D. Boynton	$425,000	$425,000	0%
Howard J. Wenger	$450,000	$450,000	0%
Marty T. Neese	$450,000	$450,000	0%
Lisa Bodensteiner	$380,000	$380,000	0%

(1)    These amounts represent 2013 base salaries after April 1, 2013.

(2)    These amounts represent 2014 base salaries after April 1, 2014.

Our Compensation Committee approves the salary for each of our named executive officers. For those named executive officers below the Chief Executive Officer level, our Compensation Committee takes into account the Chief Executive Officer’s recommendations. Our Chief Executive Officer’s recommendations concerning the base salaries of the other named executive officers were approved by the Compensation Committee. The Compensation Committee reviews base salaries annually, and adjusts base salaries from time to time to align salaries with market levels, based on the information provided by Radford and after taking into account an individual’s prior performance, experience, importance of position and expected future performance. Based on information presented to our Compensation Committee by Radford regarding market ranges for salaries at peer group companies, we determined that our named executive officers’ 2014 base salaries were generally at approximately the 50th percentile of our peer group of companies. The Compensation Committee also considered the named executive officer’s experience in the executive role or the executive’s scope of responsibility compared to that of comparable positions at our peer group companies.

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 Performance-Based Cash Bonus Awards. As in the prior fiscal year, we maintained two performance-based cash bonus programs during fiscal 2014. The first program was our Annual Executive Bonus Plan, under which we adopted the 2014 Annual Bonus Program. The second program was our Executive Quarterly Key Initiative Bonus Plan, which is effective quarterly on an ongoing basis and which, for fiscal 2014, we refer to as our 2014 Quarterly Bonus Program. We have two cash bonus programs in order to link bonus payments both to corporate financial goals and operational objectives and to individual performance goals.

Because we generally set base salaries for our executive officers at the 50th percentile, we rely on performance-based cash bonus awards to elevate target total cash compensation to between the 50th percentile and the 75th percentile. For each named executive officer, an overall target bonus opportunity was established. The target bonus opportunity was set at the 75th percentile for each named executive officer, except for Mr. Wenger and our Chief Executive Officer, whose target bonus opportunities were set above the 75th percentile through our benchmarking process, and the desired position of total target cash compensation. We believe that performance-based cash bonus awards, and target total cash compensation should be more closely aligned with our overall performance, and hence higher target bonus opportunities in order to promote a variable, performance-oriented total compensation philosophy.

In fiscal 2014, we again allocated three-quarters of each named executive officer’s aggregate annual target cash bonus awards under the 2014 Annual Bonus Program and one-quarter under the 2014 Quarterly Bonus Program. Our Compensation Committee retained this allocation in order to further our goal of tying a significant proportion of our named executive officers’ incentive compensation to our full fiscal year operating and financial results. Our Compensation Committee approved the individual bonus program incentive level for our Chief Executive Officer and for each named executive officer below the Chief Executive Officer level. The table below summarizes the total target payout, including awards under the Annual Bonus Programs and the Quarterly Bonus Programs, as a percentage of annual base salary, for each named executive officer during fiscal 2013 and fiscal 2014. For 2014, the Compensation Committee increased the target payout under these programs as a percentage of annual salary for each of our named executive officers after it evaluated competitive market compensation paid by companies in our peer group for similar positions, individual performance and the scope of the named executive officer roles.

Name	2013 Total Target Payout (including Annual and Quarterly Programs) as Percentage of Annual Salary	2014 Total Target Payout (including Annual and Quarterly Programs) as Percentage of Annual Salary	2014 Quarterly Bonus Program Target Payout as Percentage of Annual Salary	2014 Annual Bonus Program Target Payout as Percentage of Annual Salary
Thomas H. Werner	150%	200%	50%	150%
Charles D. Boynton	80%	90%	22.5%	67.5%
Howard J. Wenger	90%	100%	25%	75%
Marty T. Neese	80%	90%	22.5%	67.5%
Lisa Bodensteiner	70%	80%	20%	60%

Both the 2014 Annual Bonus Program and the 2014 Quarterly Bonus Program are formula-driven, and the formulas are used to calculate actual bonus payments for each named executive officer. See “Executive Compensation—Non-Equity Incentive Plan Compensation” below for more information about these formulas.

Payments to our named executive officers under our 2014 Annual Bonus Program required our achieving targets established in respect of our: annual revenue metric (27% of payment), annual profitability metric (33% of payment), and annual free cash flow metric (40% of payment). The targets were set by the Compensation Committee on the basis of the operating plan approved by our Board at the beginning of 2014. The operating plan was based on our history of growth and expectations regarding our future growth, as well as potential challenges in achieving such growth. The performance targets were established to be challenging for our named executive officers to achieve. In 2014, we achieved 109% of the annual revenue target, 114% of the annual profitability target, and 143% of the annual free cash flow target; therefore, our named executive officers earned bonus amounts for all portions of the 2014 Annual Bonus Program. Such bonus amounts are reflected in the “2014 Total Non-Equity Incentive Plan Compensation” table below.

Payments to our named executive officers under our 2014 Quarterly Bonus Program required our achieving targets set in respect of our quarterly profitability metric and quarterly corporate milestones, as well as each individual achieving quarterly personal milestones that we refer to as the personal Key Initiatives. These metrics, thresholds and targets are further described below in “Executive Compensation—Non-Equity Incentive Plan Compensation.” The Board approved our targets in respect of our quarterly profitability metric at the beginning of each quarter of 2014. If the threshold targets in respect of our quarterly profitability metric and corporate milestones were achieved, then bonus payouts were determined based on each named executive officer’s achievement of Key Initiatives established for the quarter. Like the 2014 Annual Bonus Program, the targets were set to be challenging goals for our named executive officers to achieve.

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We incorporate a “management by objective” system throughout our organization to establish performance goals that supplement our financial goals. Management establishes five-year corporate milestones, and then derives from them annual and quarterly corporate milestones.  Each milestone is reviewed, revised and approved, and subsequently the scores reviewed and approved, by our Board. In addition, for fiscal 2014, each named executive officer, other than our Chief Executive Officer, established quarterly personal Key Initiatives which were approved by the Chief Executive Officer and were in line with each quarter’s corporate milestones. Quarterly corporate milestones in fiscal 2014 included sensitive business objectives applicable to our entire company, focusing on confidential cost targets, major customer transactions, new product development, manufacturing plans, process enhancements, and inventory turns. For fiscal 2014, personal Key Initiative objectives included executing on confidential cost and revenue targets, achieving liquidity objectives, product development, market expansion, manufacturing and process efficiencies, among others. The Chief Executive Officer’s Key Initiatives consisted solely of the quarterly corporate milestones that our Board approved after discussion with the Chief Executive Officer. These corporate milestones and personal objectives are typically challenging in nature and designed to encourage the individual to achieve success in his position during the performance period. In fiscal 2012, we achieved an average of 87% of our corporate milestones and an average of 85% of the personal Key Initiatives for our 2012 named executive officers. In fiscal 2013, we achieved an average of 83% of our corporate milestones and an average of 85% of the personal Key Initiatives for our 2013 named executive officers.

In fiscal 2014, the thresholds in respect of our quarterly profitability metric under our 2014 Quarterly Bonus Program were exceeded and achieved at the maximum level. The quarterly corporate milestone scores ranged from 76% to 94% and averaged 83% for the four quarters of fiscal 2014. The threshold performance for these quarterly corporate milestone scores was achieved in three of the four quarters of fiscal 2014. The combined personal Key Initiative scores for our named executive officers ranged from 63% to 89%, and averaged 81% for the four quarters of fiscal 2014. Actual payments were determined based on each individual’s attainment of personal Key Initiatives. Bonus amounts are reflected in the following table:

2014 Total Non-Equity Incentive Plan Compensation

					2014 Annual
					Bonus Program	Total Non-Equity
	2014 Quarterly Bonus Program Compensation				Compensation	Incentive Plan
	Q1 Payout	Q2 Payout	Q3 Payout	Q4 Payout	Payout	Compensation
	($)(1)	($)(1)	($)(1)	($)(1)	($)	($)
Thomas H. Werner	57,466	35,850	75,094	88,444	1,119,094	1,375,948
Charles D. Boynton	20,002	14,239	27,567	27,432	356,711	445,951
Howard J. Wenger	27,730	15,246	28,659	30,846	419,660	522,141
Marty T. Neese	24,609	11,441	22,449	25,471	377,694	461,665
Lisa Bodensteiner	17,020	10,094	0	20,306	283,504	330,924

(1)	The payments under the 2014 Quarterly Bonus Program were made after the end of each fiscal quarter, after the achievement of targets in respect of the quarterly profitability metric were measured, the named executive’s officer’s Key Initiative scores were measured and the quarterly corporate milestone scores were measured.

Equity Awards.  Our Compensation Committee believes that long-term company performance is best achieved by an ownership culture that encourages long-term performance by our executive officers through the use of equity-based awards. Our Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, or 2005 Equity Plan, permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards. Consistent with our goal to attract, retain and reward the best available talent, and in light of our setting our total direct compensation above the 50th percentile of our peer group, we targeted long-term equity awards generally approximating the 75th percentile of our peer group. In fiscal 2014, our long-term equity awards ranged from below the 50th percentile to the 75th percentile of our peer group. Our Chief Executive Officer’s long-term equity awards were at the 50th percentile in order to align his compensation with stockholder returns. Our other named executive officers’ long-term equity awards were above the 50th percentile if the scope of their responsibilities was significantly broader than that of executives in similar positions at peer companies. The Compensation Committee then allocated long-term equity awards between time-based and performance-based restricted stock units. We believe that time-based restricted stock units provide a more effective retention tool while performance-based restricted stock units provide a stronger performance driver. The Compensation Committee decided that annual long-term equity incentive awards granted in fiscal 2014 would be made half in the form of performance-based restricted stock units (which could be earned in amounts between 0% and 150% of the target amount) and half in the form of time-based restricted stock units, all of which would vest over three years.

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Awards granted and earned in fiscal 2014 were as follows:

Name	Time-Based Restricted Stock Units	Performance- Based Restricted Stock Units (Target)	Performance- Based Restricted Stock Units Earned
Thomas H. Werner	50,000	50,000	62,170
Charles D. Boynton	17,000	17,000	21,138
Howard J. Wenger	17,000	17,000	21,138
Marty T. Neese	17,000	17,000	21,138
Lisa Bodensteiner	13,400	13,400	16,662

Performance-based restricted stock units were used as incentive compensation during fiscal 2014 to align our named executive officers’ compensation with corporate performance. In connection with our annual review of executive officer compensation, the Compensation Committee approved performance targets in respect of our: annual revenue metric (27% of the award), annual profitability metric (33% of the award) and annual free cash flow metric (40% of the award), and a formula under which actual awards would be calculated after completion of the 2014 fiscal year. See “Executive Compensation—Equity Incentive Plan Compensation” below for more information about the metrics, the targets and the formula.

These performance metrics were selected on the basis of the operating plan approved by our Board after considering our history of growth and expectations regarding our future growth, as well as potential challenges in achieving such growth. The targets were intended to constitute a challenging goal, without certainty of achievement. In fiscal 2014, our named executive officers achieved 109% of the annual revenue metric target, 114% of the annual profitability metric target and 143% of the annual free cash flow metric target. The performance-based restricted stock units earned by our named executive officers as a result of achievement of the corporate performance targets units began vesting in three equal annual installments, subject to continued service, starting March 1, 2015.

Time-based equity awards were used in fiscal 2014 as a retention tool and to align our named executive officers’ interests with long-term stockholder value creation. In connection with our annual review of executive officer compensation, we awarded restricted stock units to named executive officers in fiscal 2014 that began vesting in three equal annual installments, subject to continued service, starting March 1, 2015.

Perquisites and Other Compensation.  As in prior years, perquisites were not a material portion of our named executive officers’ compensation packages for fiscal 2014. We provided certain perquisites and other health and welfare and retirement benefits, such as health, vision, and life insurance coverage and participation in and matching contributions under our 401(k) defined contribution plan, which benefits are generally available to all employees. For more information about these arrangements and benefits, see footnote four to the “2014 Summary Compensation Table” below.

Pension Benefits. None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation. None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment and Severance Arrangements

Change in Control Arrangements. During fiscal 2014, we had employment agreements with our named executive officers that provided for change of control severance arrangements. The change of control severance arrangements generally entitle each named executive officer to certain calculated payments tied to base salary and bonus targets and accelerated vesting of his outstanding equity awards, but only upon an actual or constructive termination of employment in connection with a change of control of the company (a “double trigger” arrangement). These arrangements were adopted to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control, and to enable and encourage management to focus attention on obtaining the best possible outcome for our stockholders without being influenced by personal concerns regarding the possible impact of various transactions on job security and benefits. For more information, see “Executive Compensation—Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

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Severance Arrangements. In April 2013, we adopted a 2014 Management Career Transition Plan to replace a similar plan adopted in 2011, which expired the same year. This severance plan generally entitles each named executive officer to certain calculated payments tied to salary and bonus targets, healthcare benefits, and outplacement assistance if the individual is terminated without cause. Under his employment agreement, our Chief Executive Officer also receives limited accelerated vesting of outstanding equity awards if terminated without cause or if he resigns for good reason.

The Compensation Committee believes that the 2014 Management Career Transition Plan provides benefits that are consistent with industry practice. We believe that entering into change of control and severance arrangements with certain of our executives has helped us attract and retain excellent executive talent and that offering standard packages avoids case-by-case negotiations. Without these provisions, these executives may not have chosen to accept employment with us or remain employed by us. The severance arrangements also promote stability and continuity in our senior management team. For more information about the named executive officers’ change of control and severance arrangements, please see “Executive Compensation―Employment Agreements,” “Executive Compensation—2014 Management Career Transition Plan” and “Executive Compensation―Potential Payments Upon Termination or Change of Control” below.

Section 162(m) Considerations

Under Section 162(m) of the Code, we are generally denied deductions for compensation paid to our Chief Executive Officer and the next three most highly compensated executive officers (other than our Chief Financial Officer) to the extent the compensation for any such individual exceeds one million dollars for the taxable year, unless the compensation qualifies as “qualified performance-based compensation” under Section 162(m) of the Code. Our Compensation Committee may take action to preserve the deductibility of compensation payable to our executives, although deductibility will be only one among a number of factors considered in determining appropriate levels or methods of compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent we need to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Other Disclosures

Under our insider trading policy, our executive officers, directors and employees are prohibited from engaging in short sales of our securities, establishing margin accounts or otherwise pledging our securities, hedging our securities or buying or selling options, puts or calls on our securities.

We do not maintain any equity or other security ownership guidelines or requirements for our executives. We do not have a policy regarding adjustment or recovery of awards or payments if the relevant performance goals or measures upon which they are based are restated or otherwise adjusted so that awards or payments are reduced.

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EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The 2014 Summary Compensation Table below quantifies the compensation for each of the named executive officers for services rendered during fiscal 2014 and, as applicable, fiscal 2013 and fiscal 2012. The primary elements of each named executive officer’s total compensation during fiscal 2014 are reported in the table below and include, among others, base salary, performance-based cash bonuses under our 2014 Annual Bonus Program and 2014 Quarterly Bonus Program, awards of restricted stock units subject to time-based vesting, and awards of performance-based restricted stock units subject to achievement of financial targets and subsequent time-based vesting.

2014 Summary Compensation Table

					Non-Equity
				Stock	Incentive
		Salary	Bonus	Awards	Plan	All Other	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	Compensation	($)
Thomas H. Werner,	2014	600,000	—	2,985,000	1,375,948	25,666	4,986,614
President, Chief Executive Officer and	2013	600,000	—	7,056,530	1,161,714	27,302	8,845,546
Chairman of the Board	2012	600,000	—	3,228,750	1,051,980	19,482	4,900,212
Charles D. Boynton	2014	425,000	—	1,014,900	445,951	29,139	1,914,991
Executive Vice President and	2013	419,615	—	1,874,600	436,855	27,244	2,758,314
Chief Financial Officer	2012	336,710	—	1,310,000	334,602	19,281	2,000,593
Howard J. Wenger,	2014	450,000	—	1,014,900	522,141	9,348	1,996,389
President, Business Units	2013	450,000	—	2,008,500	529,446	9,097	2,997,043
	2012	436,539	—	1,076,250	457,326	3,618	1,973,733
Marty T. Neese,	2014	450,000	—	1,014,900	461,665	22,929	1,949,464
Chief Operating Officer	2013	450,000	—	1,874,600	468,394	21,736	2,814,730
	2012	440,577	—	1,076,250	415,955	14,893	1,947,675
Lisa Bodensteiner	2014	380,000	10,000	799,980	330,924	29,035	1,549,938
Executive Vice President,
General Counsel and
Corporate Secretary

(1)	The amounts reported in this column for 2014 reflect each named executive officer’s salary for 2014 plus payments for paid and unpaid time off, and holidays.

(2)	The amounts reported in the “Stock Awards” column for 2014 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock awards granted during the year (time-based and performance-based restricted stock units), excluding the effect of certain forfeiture assumptions. For the performance-based restricted stock units reported in this column for 2014, such amounts are based on the probable outcome of the relevant performance conditions as of the grant date. Assuming that the highest level of performance is achieved for these awards, the grant date fair value of the performance-based restricted stock unit awards would be: Mr. Werner, $2,238,750; Mr. Boynton, $761,175; Mr. Wenger, $761,175; Mr. Neese, $761,175; and Ms. Bodensteiner, $599,985. See Note 16 to our consolidated financial statements in our 2014 Annual Report for details as to the assumptions used to determine the aggregate grant date fair value of these awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” in our 2014 Annual Report.

(3)	The amounts reported in this column for 2014 reflect the amounts earned under our 2014 Annual Bonus Program and our 2014 Quarterly Bonus Program. Additional information about non-equity incentive plan compensation earned during fiscal 2014 is set forth above in the supplemental “2014 Total Non-Equity Incentive Plan Compensation” table in our “Compensation Discussion and Analysis.”

(4)	The amounts reported in this column for fiscal 2014 as “All Other Compensation” consist of the elements summarized in the table below.

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Name	Health Benefits ($)	Group Life Insurance ($)	401(k) Match ($)	Total ($)
Thomas H. Werner	17,034	832	7,800	25,666
Charles D. Boynton	20,554	785	7,800	29,139
Howard J. Wenger	716	832	7,800	9,348
Marty T. Neese	14,298	832	7,800	22,929
Lisa Bodensteiner	20,532	702	7,800	29,035

Grants of Plan-Based Awards

During fiscal 2014, our named executive officers were granted plan-based restricted stock units and performance stock units under our Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, or our “2005 Equity Plan.” They also were also granted cash bonus awards under our 2014 Annual Bonus Program and our 2014 Quarterly Bonus Program. The following table sets forth information regarding the stock awards and cash bonus awards granted to each named executive officer during fiscal 2014.

2014 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
Thomas H. Werner	— (3)	720,000	900,000	1,350,000	—	—	—	—	—
	— (4)	150,000	300,000	375,000	—	—	—	—	—
	2/5/14 (5)	—	—	—	45,000	50,000	75,000	—	1,492,500
	2/5/14 (6)	—	—	—	—	—	—	50,000	1,492,500
Charles D. Boynton	— (3)	229,500	286,875	430,313	—	—	—	—	—
	— (4)	47,813	95,625	119,531	—	—	—	—	—
	2/5/14 (5)	—	—	—	15,300	17,000	25,500	—	507,450
	2/5/14 (6)	—	—	—	—	—	—	17,000	507,450
Howard J. Wenger	— (3)	270,000	337,500	506,250	—	—	—	—	—
	— (4)	56,250	112,500	140,625	—	—	—	—	—
	2/5/14 (5)	—	—	—	15,300	17,000	25,500	—	507,450
	2/5/14 (6)	—	—	—	—	—	—	17,000	507,450
Marty T. Neese	— (3)	243,000	303,750	455,625	—	—	—	—	—
	— (4)	50,625	101,250	126,563	—	—	—	—	—
	2/5/14 (5)	—	—	—	15,300	17,000	25,500	—	507,450
	2/5/14 (6)	—	—	—	—	—	—	17,000	507,450
Lisa Bodensteiner	— (3)	182,400	228,000	342,000	—	—	—	—	—
	— (4)	38,000	76,000	95,000	—	—	—	—	—
	2/5/14 (5)	—	—	—	12,060	13,400	20,100	—	399,990
	2/5/14 (6)	—	—	—	—	—	—	13,400	399,990

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(1)	Additional information about estimated possible payouts under non-equity incentive plan awards is set forth below in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Table.”

(2)	The amounts reported in these columns represent performance-based restricted stock unit opportunities. The Compensation Committee approved the awards on February 5, 2014. The grant date fair value of these awards is reported based on the probable outcome of the applicable performance conditions and is consistent with the estimate of aggregate compensation cost, if any, expected to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(3)	Consists of an award under our 2014 Annual Bonus Program. Achievement levels for certain performance targets could reduce payouts to zero when the applicable formula is applied, as further described below.

(4)	Consists of an award under our 2014 Quarterly Bonus Program. Achievement levels for certain performance targets could reduce payouts to zero when the applicable formula is applied, as further described below.

(5)	Consists of an award of restricted stock units, subject to achievement of specific performance metrics in addition to time-based vesting requirements, under the 2005 Equity Plan. Failure to achieve certain performance metrics could result in zero restricted stock units being awarded. The maximum attainable award is 150% of target. The closing price of our common stock was $29.85 on February 5, 2014. Actual awards were determined in the first quarter of 2015 and are described in “Equity Incentive Plan Compensation” below. The earned award vests ratably on March 1, 2015, March 1, 2016 and March 1, 2017.

(6)	Consists of an award of restricted stock units, subject to time-based vesting requirements, under the 2005 Equity Plan. The award vests ratably on March 1, 2015, March 1, 2016 and March 1, 2017. The closing price of our common stock was $29.85 on February 5, 2014.

Non-Equity Incentive Plan Compensation

During fiscal 2014, our named executive officers were eligible for cash bonus payments under two bonus plans. The first plan was our Annual Executive Bonus Plan, under which we adopted our 2014 Annual Bonus Program. The second plan was our Executive Quarterly Key Initiative Bonus Plan, under which we adopted our 2014 Quarterly Bonus Program. The supplemental table below entitled “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Table” provides additional information about each named executive officer’s target and maximum payout opportunities under both the 2014 Annual Bonus Program and the 2014 Quarterly Bonus Program. Under the terms of both bonus plans, failure to achieve certain corporate or individual metrics could have resulted in zero payouts to an individual for a given period. The table entitled “2014 Total Non-Equity Incentive Plan Compensation” above in “Compensation Discussion and Analysis” details the actual payouts awarded under the two bonus plans to each named executive officer for fiscal 2014.

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Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Table

Name	2014 Quarterly Bonus Program Target Each Quarter ($)	2014 Quarterly Bonus Program Maximum Each Quarter ($)	2014 Annual Bonus Program Target ($)	2014 Annual Bonus Program Maximum ($)
Thomas H. Werner	75,000	93,750	900,000	1,350,000
Charles D. Boynton	23,906	29,883	286,875	430,313
Howard J. Wenger	28,125	35,156	337,500	506,250
Marty T. Neese	25,313	31,641	303,750	455,625
Lisa Bodensteiner	19,000	23,750	228,000	342,000

2014 Annual Bonus Program. Awards under the 2014 Annual Bonus Program were formula-driven. At the beginning of fiscal 2014, the Compensation Committee established and approved target levels in respect of three performance criteria: (1) an annual revenue metric, (2) an annual profitability metric, and (3) an annual free cash flow metric. Our annual revenue metric is based on our annual revenue, with certain adjustments such as amounts related to utility and power plant projects. Our annual profitability metric is based on our annual net income, adjusted for taxes and other items such as amounts related to utility and power plant projects and certain payments made to Total. Our annual free cash flow metric is based on our annual operating cash flow, adjusted for items such as amounts relating to investing activities and certain amounts relating to lease financing. Each named executive officer would earn 27% of his target bonus under the 2014 Annual Bonus Program upon the achievement of the revenue target, 33% upon the achievement of the profitability target, and the remaining 40% of his target bonus upon the achievement of the free cash flow target. Maximum payment under the program was 150% of target because we wanted to encourage our named executive officers to exceed the performance targets. Payment for each target is determined based on the percentage of performance target that was achieved, as follows:

Percentage of Performance Target Achieved	Payment of Bonus as Percentage of Target Bonus
Under 80%	No bonus paid

80%	80% of target bonus (minimum payment for minimum achievement)

Over 80% - 100%	Add 1% to payment for every 1% of performance target achieved, to 100% payment

Over 100% - 150%	Add an additional 1% to payment for every 1% of performance target achieved over 100% payment, to a 150% payment

Over 150%	150% of target bonus (maximum payment)

The annual performance targets, set at the beginning of fiscal 2014, were assessed at the end of the year. Based on our actual results in fiscal 2014, bonuses were earned and paid to our named executive officers for the annual revenue target, the annual profitability target, and the annual free cash flow target, as presented below in the aggregate.

Performance Criterion	Target	Achievement	Payment as % of Target Payment
Annual revenue metric	$2,531 million	$2,624 million	109%

Annual profitability metric	$58.7 million	$80.7 million	114%

Annual free cash flow metric	$(270) million	$(39.5) million	143%

2014 Quarterly Bonus Program. Awards under the 2014 Quarterly Bonus Program were also formula-driven, with targets in respect of a quarterly profitability metric and corporate performance metrics, consisting of a set of corporate milestones representing key initiatives that would support our corporate business plan. The quarterly profitability metric is based on our quarterly net income, adjusted for amounts related to utility and power plant projects, non-cash interest expense, stock-based compensation expense and other items. Also at the beginning of each fiscal quarter, each named executive officer was responsible for establishing personal metrics, subject to approval by the Chief Executive Officer, representing personal Key Initiatives that would support the corporate milestones. These three metrics were then incorporated into the plan’s formula. An individual’s personal Key Initiative score could result in no award being payable even if we achieved our quarterly profitability metric and corporate milestones targets in the event that the Key Initiative score was determined to be zero. The Chief Executive Officer’s Key Initiatives consisted solely of the corporate milestones that our Board established after discussion with the Chief Executive Officer. If threshold corporate milestones were achieved and we exceeded our quarterly profitability metric target, bonus payments could exceed 100% of target, up to a maximum payment of 125% (based on the quarterly profitability metric), depending on achievement of personal Key Initiatives.

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Payments under the 2014 Quarterly Bonus Program were made as follows:

Achievement of Quarterly Profitability Metric Target	Achievement of Corporate Milestones	Payment
Under minimum	Under 60%	No payment

Over minimum but under target	Under 60%	No payment

Over minimum but under target	Over 60% but equal to or under 80%	50% payment Payment = 2014 quarterly salary multiplied by target bonus (%) of annual salary multiplied by personal Key Initiative score multiplied by 50%

Over minimum but under target	80% or over	100% payment Payment = 2014 quarterly salary multiplied by target bonus (%) of annual salary multiplied by personal Key Initiative score

Between target and maximum	80% or over

Greater than 100% payment

Payment = 2014 quarterly salary multiplied by “target bonus (%) of annual salary multiplied by personal Key Initiative score multiplied by quarterly profitability metric target achievement (up to a maximum of 125%)

Under minimum	80% or over	No payment

Our 2014 corporate milestones are confidential because disclosure of these milestones would result in competitive harm, but they generally consisted of milestones relating to cost targets, major customer transactions, new product development, manufacturing plans, process enhancements and inventory turns. The quarterly corporate milestone scores were 82%, 77%, 80% and 94% for each quarter in fiscal 2014, respectively. The combined personal Key Initiative scores for the named executive officers ranged from 63% to 89%, and averaged 81% for the four quarters of fiscal 2014.

Equity Incentive Plan Compensation

In addition to time-based restricted stock unit awards, to further align executive compensation with maximizing stockholder value, our Compensation Committee granted to our named executive officers certain performance-based equity awards, consisting of restricted stock units, or RSUs, that would be released and begin time-based vesting only upon achievement of certain corporate objectives. Our Compensation Committee met at the beginning of 2014 and established and approved target levels in respect of three performance criteria: (1) an annual revenue metric, (2) an annual profitability metric, and (3) an annual free cash flow metric. Each eligible named executive officer would earn 27% of his target performance-based RSUs upon the achievement of the annual revenue metric target, 33% upon the achievement of the annual profitability metric target, and the remaining 40% of his target performance-based RSUs upon the achievement of the annual free cash flow metric target. The three metrics and their corresponding targets are the same as those for our 2014 Annual Bonus Program, described above in “Executive Compensation—Non-Equity Incentive Plan Compensation.” Payment for each target was determined based on the percentage of performance metric target that was achieved, as follows:

Percentage of Performance Target Achieved	Grant of RSUs as Percentage of Target RSUs
Below minimum	No RSUs earned
At minimum	90% of target RSUs (minimum award for minimum achievement)
Between minimum and target	Prorated on a straight-line basis, between 90% and 100%
At target	100% of target
Between target and maximum	Prorated on a straight-line basis, between 100% and 150%
At or above maximum	150% of target

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Performance-based restricted stock units vest, if at all, in three equal annual installments, subject to continued service after achievement of the performance measures, starting March 1, 2015. In connection with our 2014 performance-based equity awards, we achieved 109% of our annual revenue metric target, 114% of our annual profitability metric target, and 143% of our annual free cash flow metric target. Based on our actual results in fiscal 2014, performance-based RSUs were earned by our named executive officers for achievement of the annual revenue, annual profitability and annual free cash flow metric targets. See “Compensation Discussion and Analysis—Equity Awards,” which details the actual performance-based restricted stock units earned in fiscal 2014.

The named executive officers’ targets and earned performance-based RSUs are described above in “Compensation Discussion and Analysis—Analysis of Fiscal 2014 Compensation Decisions—Equity Awards.”

Employment Agreements

We have entered into employment agreements with certain of our executive officers, including our named executive officers. In April 2013, we adopted a severance policy entitled the 2014 Management Career Transition Plan. Additionally, our named executive officers are entitled to receive certain payments from us or our affiliates in the event of certain termination events in connection with a change of control

Employment Agreements. We are party to employment agreements with several executive officers, including the named executive officers. Each employment agreement provides that the executive’s employment is “at-will” and may be terminated at any time by either party. Each employment agreement generally provides for a three-year term that will automatically renew unless we provide notice of our intent not to renew at least 120 days before the renewal date. The agreements do not specify salary, bonus or other basic compensation terms, but instead provide that each executive’s base salary, annual bonus and equity compensation will be determined in accordance with our normal practices. The primary purpose of the agreements is to provide certain severance benefits for employment terminations in connection with a change of control (as defined in the agreement). In the event an executive’s employment is terminated by us without cause (as defined in the agreement), or if the executive resigns for good reason (as defined in the agreement), and if such termination or resignation occurs during the period three months prior to, and ending 36 months following, a change of control, then the agreements also provide that the executive is entitled to the following benefits:

•	a lump-sum payment equivalent to 24 months of such executive’s base salary;

•	a lump-sum payment equal to any earned but unpaid annual bonus for a completed fiscal year;

•	a lump-sum payment equal to the product of (a) such executive’s target bonus for the then current fiscal year, multiplied by (b) two;

•	continuation of such executive’s and such executive’s eligible dependents’ coverage under our benefit plans for up to 24 months, at our expense;

•	a lump-sum payment equal to such executive’s accrued and unpaid base salary and paid time off;

•	reimbursement of up to $15,000 for services of an outplacement firm mutually acceptable to us and the executive;

•	annual make-up payments for taxes incurred by the executive in connection with benefit plans’ coverage; and

all of such executive’s unvested options, shares of restricted stock and restricted stock units (including performance-based restricted stock units) will become fully vested and (as applicable) exercisable as of the termination date and remain exercisable for the time period otherwise applicable to such equity awards following such termination date. In addition, Mr. Werner’s agreement provides for full accelerated vesting upon termination of employment without cause or resignation for good reason, regardless of whether such termination is in connection with a change of control; provided, however, that absent a change of control, no such accelerated vesting or lapsing shall apply to Mr. Werner’s performance-based equity awards.

Under the employment agreements, “cause” means the occurrence of any of the following, as determined by us in good faith:

•	acts or omissions constituting gross negligence or willful misconduct on the part of the executive with respect to the executive’s obligations or otherwise relating to our business,

•	the executive’s conviction of, or plea of guilty or nolo contendere to, crimes involving fraud, misappropriation or embezzlement, or a felony crime of moral turpitude,

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•	the executive’s violation or breach of any fiduciary duty (whether or not involving personal profit) to us, except to the extent that his violation or breach was reasonably based on the advice of our outside counsel, or willful violation of any of our published policies governing the conduct of it executives or other employees, or

•	the executive’s violation or breach of any contractual duty to us which duty is material to the performance of the executive’s duties or results in material damage to us or our business;

provided that if any of the foregoing events is capable of being cured, we will provide notice to the executive describing the nature of such event and the executive will thereafter have 30 days to cure such event.

In addition, under the employment agreements, “good reason” means the occurrence of any of the following without the executive’s express prior written consent:

•	a material reduction in the executive’s position or duties,

•	a material breach of the employment agreement,

•	a material reduction in the executive’s aggregate target compensation, including the executive’s base salary and target bonus on a combined basis, excluding a reduction that is applied to substantially all of our other senior executives; provided, however, that for purposes of this clause, whether a reduction in target bonus has occurred shall be determined without any regard to any actual bonus payments made to the executive, or

•	a relocation of the executive’s primary place of business for the performance of his duties to us to a location that is more than 45 miles from our current business location.

The executive shall be considered to have “good reason” under the employment agreement only if, no later than 90 days following an event otherwise constituting “good reason” under the employment agreement, the executive gives notice to us of the occurrence of such event and we fail to cure the event within 30 days following its receipt of such notice from the executive, and the executive terminates service within 36 months following a change of control.

If any of the severance payments, accelerated vesting and lapsing of restrictions would constitute a “parachute payment” within the meaning of Section 280G of the Code and be subject to excise tax or any interest or penalties payable with respect to such excise tax, then the executive’s benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such taxes, interest or penalties, whichever results in the executive receiving, on an after-tax basis, the greatest amount of benefits.

Before receiving the benefits described in the employment agreements, the executive will be required to sign a separation agreement and release of claims. In addition, the benefits will be conditioned upon the executive not soliciting our or our affiliates’ (as defined in the employment agreement) employees, consultants, customers or users for one year following the termination date. Mr. Werner’s agreement also provides that, if his termination without cause or resignation for good reason is not in connection with a change of control, his severance benefits will be conditioned upon a non-competition arrangement lasting one year following employment termination.

2014 Management Career Transition Plan. In April 2013, we adopted the 2014 Management Career Transition Plan (the “Severance Plan”), effective April 30, 2013, which replaced a similar plan that expired in 2011. The Severance Plan generally terminates on the third anniversary of the effective date. The Severance Plan addresses severance for certain employment terminations, and payments are only made if the executive or employee is not already entitled to severance benefits under a separate employment agreement. Participants in the Severance Plan include our Chief Executive Officer, Thomas H. Werner, and those employees who have been employed by the Company for at least six months and report directly to him (including our other named executive officers), as well as other key employees of the Company who are provided with written notice from the Chief Executive Officer that they are Severance Plan participants. Under the terms of the Severance Plan, Mr. Werner and the named executive officers will be eligible for benefits following a termination of employment by us without cause (as defined in the Severance Plan). Such benefits include:

•	a lump-sum payment equivalent to 12 months (or 24 months in Mr. Werner’s case) of such executive’s base salary;

•	a lump-sum payment equal to any earned but unpaid annual bonus for a completed fiscal year;

•	a lump-sum payment equal to the pro rata portion of such executive’s actual bonus for the then current fiscal year, based on the number of whole calendar months between the start of the fiscal year and the termination date;

•	continuation of such executive’s and such executive’s eligible dependents’ coverage under the Company’s health benefit plans for up to 12 months (or 24 months in Mr. Werner’s case), at the Company’s expense;

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•	a lump-sum payment equal to such executive’s accrued and unpaid base salary and paid time off;

•	annual make-up payments for taxes incurred by the executive in connection with such health benefit plans’ coverage; and

•	reimbursement of up to $15,000 for services of an outplacement firm mutually acceptable to the Company and the executive.

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 28, 2014.

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Outstanding Equity Awards At 2014 Fiscal Year-End Table

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Thomas H.	03/19/2012(2)	—	—	—	—	75,000	1,974,000	—	—
Werner(10)	03/28/2012(3)	—	—	—	—	92,232	2,427,546	—	—
	02/19/2013(4)	—	—	—	—	175,667	4,623,555	—	—
	02/19/2013(5)	—	—	—	—	241,185	6,347,989	—	—
	02/05/2014(6)	—	—	—	—	50,000	1,316,000	—	—
	02/05/2014(7)	—	—	—	—	62,170	1,636,314	—	—
Charles D. Boynton	03/19/2012(2)	—	—	—	—	41,667	1,096,675	—	—
	03/28/2012(3)	—	—	—	—	20,496	539,455	—	—
	02/19/2013(4)	—	—	—	—	46,667	1,228,275	—	—
	02/19/2013(5)	—	—	—	—	64,072	1,686,375
	02/05/2014(6)	—	—	—	—	17,000	447,440	—	—
	02/05/2014(7)	—	—	—	—	21,138	556,352	—	—
Howard J.	03/19/2012(2)	—	—	—	—	25,000	658,000	—	—
Wenger	03/28/2012(3)	—	—	—	—	30,744	809,182	—	—
	02/19/2013(4)	—	—	—	—	50,001	1,316,026	—	—
	02/19/2013(5)	—	—	—	—	64,072	1,686,375	—	—
	02/05/2014(6)	—	—	—	—	17,000	447,440	—	—
	02/05/2014(7)	—	—	—	—	21,138	556,352	—	—
Marty T.	07/02/2008(8)	100,000	—	62.82	7/2/2018	—	—	—	—
Neese	03/19/2012(2)	—	—	—	—	25,000	658,000	—	—
	03/28/2012(3)	—	—	—	—	30,744	809,182
	02/19/2013(4)	—	—	—	—	46,667	1,228,275	—	—
	02/19/2013(5)	—	—	—	—	64,072	1,686,375	—	—
	02/05/2014(6)	—	—	—	—	17,000	447,440	—	—
	02/05/2014(7)	—	—	—	—	21,138	556,352	—	—
Lisa	07/25/2012(9)	—	—	—	—	33,334	877,351	—	—
Bodensteiner	02/19/2013(4)	—	—	—	—	33,334	877,351	—	—
	02/19/2013(5)	—	—	—	—	45,766	1,204,561	—	—
	02/05/2014(6)	—	—	—	—	13,400	352,688	—	—
	02/05/2014(7)	—	—	—	—	16,662	438,544	—	—

(1)	The closing price of our common stock on December 26, 2014 (last trading day of fiscal 2014) was $26.32.
(2)	Each of these awards of restricted stock units provided for vesting in three equal annual installments on each of March 1, 2013, March 1, 2014 and March 1, 2015, subject to the recipient’s continued employment with us.
(3)	On March 28, 2012, the named executive officer was awarded a number of performance-based restricted stock units within a pre-set range, with the actual number earned contingent on the achievement of certain performance criteria. The actual earned award was determined in the first quarter of 2013. The earned award would vest in three equal annual installments on March 1, 2013, March 1, 2014 and March 1, 2015, subject to the recipient’s continued employment with us.
(4)	Each of these awards of restricted stock units provided for vesting in three equal annual installments on each of March 1, 2014, March 1, 2015 and March 1, 2016 subject to the recipient’s continued employment with us.

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(5)	On February 19, 2013, the named executive officer was awarded a number of performance-based restricted stock units within a pre-set range, with the actual number earned contingent on the achievement of certain performance criteria. The actual earned award was determined in the first quarter of 2014. The earned award vests in three equal annual installments on March 1, 2014, March 1, 2015 and March 1, 2016, subject to the recipient’s continued employment with us.
(6)	Each of these awards of restricted stock units provided for vesting in three equal annual installments on each of March 1, 2015, March 1, 2016 and March 1, 2017, subject to the recipient’s continued employment with us.
(7)	On February 5, 2014, the named executive officer was awarded a number of performance-based restricted stock units within a pre-set range, with the actual number contingent on the achievement of certain performance criteria. The actual award was determined in the first quarter of 2015 and is described in “Equity Incentive Plan Compensation” above. The earned award would vests in three equal annual installments on March 1, 2015, March 1, 2016 and March 1, 2017, subject to the recipient’s continued employment with us.
(8)	This option has a 10-year term and vests in equal annual installments over a four-year period starting on July 2, 2009.
(9)	Each of these awards of restricted stock units provided for vesting in three equal annual installments on each of August 15, 2013, August 15, 2014 and August 15, 2015, subject to the recipient’s continued employment with us.
(10)	Stock awards do not reflect the February 2015 rescission of awards granted in excess of the individual calendar year limit provided for in the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, as more fully described in “Proposal Four—Approval of an Equity Award Granted to our Chief Executive Officer”.

The following table sets forth the number of shares acquired pursuant to the exercise of options or the vesting of stock awards by our named executive officers during fiscal 2014 and the aggregate dollar amount realized by our named executive officers upon such events. Because there were no shares acquired by our named executive officers pursuant to the exercise of options during fiscal 2014, we have not included columns pertaining to option awards in the table below.

2014 Option Exercises and Stock Vested Table

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas H. Werner	524,091	17,384,135
Charles D. Boynton	127,653	4,230,544
Howard J. Wenger	171,398	5,686,816
Marty T. Neese	191,743	6,360,846
Lisa Bodensteiner	72,882	2,503,246

(1)	The aggregate dollar value realized upon the vesting of a stock award represents the fair market value of the underlying shares on the vesting date multiplied by the number of shares vested.

Potential Payments Upon Termination or Change of Control

Termination Payments Made in Fiscal 2014. We made no termination payments to any of our named executive officers during fiscal 2014.

Tabular Disclosure of Termination Payments. Our employment agreements with our named executive officers contain provisions that provide for payments upon certain events of termination and change of control. See “Employment Agreements” above for a detailed description of these agreements. The following tables summarize the estimated payments that would have been made on December 26, 2014 to our named executive officers upon certain termination events consisting of:

•	termination with cause or voluntary resignation without good reason;

•	involuntary termination without cause or voluntary resignation for good reason in connection with a change of control;

•	involuntary termination without cause or voluntarily resignation for good reason not in connection with a change of control;

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•	retirement; or

•	discontinued service due to death or disability,

as described in their respective employment agreements, as amended, assuming each such event had occurred on December 26, 2014. The dollar value identified with respect to each type of equity award is based on each officer’s holdings as of December 26, 2014 and the $26.32 per share closing price for our common stock on December 26, 2014, the last trading day of our fiscal year ended December 28, 2014. For more information on each officer’s outstanding equity awards as of December 28, 2014, please see the “Outstanding Equity Awards At 2014 Fiscal-Year End Table” above. Such figures do not reflect unpaid regular salary, nor the impact of certain provisions of the employment agreements that provide that, in the event any payments under the employment agreements would constitute parachute payments under Section 280G of the Code or be subject to the excise tax of Section 4999 of the Code, then such payments should be either delivered in full or reduced to result in no portion being subject to such tax provisions and still yield the greatest payment to the individual on an after tax basis.

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Termination Payments Table

Name	Termination Scenario	Continued Salary ($)	Bonus and Accelerated Non-Equity Incentive Plan ($)	Accelerated Restricted Stock Units ($)(1)	Continued Medical Benefits and Gross Up ($)	Outplace- ment Services ($)	Accrued Paid Time Off and Sabbatical ($)	Total ($)
Thomas H. Werner	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	80,769	80,769
	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	1,200,000	2,400,000	18,663,090	67,438	15,000	80,769	22,426,297
	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	1,200,000	1,200,000	16,689,090	67,438	15,000	80,769	19,252,297
	Retirement	—	—	—	—	—	80,769	80,769
	Death or disability	—	—	—	—	—	80,769	80,769
Charles D. Boynton	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	—	—
	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	850,000	765,000	5,669,380	99,406	15,000	—	7,398,786
	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	425,000	382,500	—	49,703	15,000	—	872,203
	Retirement	—	—	—	—	—	—	—
	Death or disability	—	—	—	—	—	—	—

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Name	Termination Scenario	Continued Salary ($)	Bonus and Accelerated Non-Equity Incentive Plan ($)	Accelerated Restricted Stock Units ($)(1)	Continued Medical Benefits and Gross Up ($)	Outplace- ment Services ($)	Accrued Paid Time Off and Sabbatical ($)	Total ($)
Howard J. Wenger	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	—	—
	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	900,000	900,000	5,588,183	103	15,000	—	7,403,286
	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	450,000	450,000	—	51	15,000	—	915,051
	Retirement	—	—	—	—	—	—	—
	Death or disability	—	—	—	—	—	—	—
Marty T. Neese	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	—	—
	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	900,000	810,000	5,500,432	68,458	15,000	—	7,293,890
	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	450,000	405,000	—	34,229	15,000	—	904,229
	Retirement	—	—	—	—	—	—	—
	Death or disability	—	—	—	—	—	—	—

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Name	Termination Scenario	Continued Salary ($)	Bonus and Accelerated Non-Equity Incentive Plan ($)	Accelerated Restricted Stock Units ($)(1)	Continued Medical Benefits and Gross Up ($)	Outplace- ment Services ($)	Accrued Paid Time Off and Sabbatical ($)	Total ($)
Lisa Bodensteiner	Termination with cause or voluntary resignation without good reason	—	—	—	—	—	—	—
	Involuntary termination without cause or voluntary resignation for good reason in connection with change of control	760,000	608,000	3,840,983	99,406	15,000	—	5,323,389
	Involuntary termination without cause or voluntary resignation for good reason not in connection with change of control	380,000	304,000	—	49,703	15,000	—	748,703
	Retirement	—	—	—	—	—	—	—
	Death or disability	—	—	—	—	—	—	—

(1)	In connection with a change of control, accelerated restricted stock units’ calculation assumes that the change of control does not involve Total or one of its affiliates.

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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2014 and definitive proxy statement on Schedule 14A for our 2015 Annual Meeting, each as filed with the SEC. The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Thomas R. McDaniel Jean-Marc Otero del Val Humbert de Wendel Pat Wood III, Chair April 9, 2015

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 29, 2015 (except as described below) by:

•	each of our directors;

•	our Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated individuals who served as our executive officers at the end of our fiscal year 2014, whom we collectively refer to as our “named executive officers”;

•	our directors, director nominees and executive officers as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than 5% of any class of our common stock.

Applicable beneficial ownership percentages listed below are based on 133,254,221 shares of common stock outstanding as of March 29, 2015. The business address for each of our directors and executive officers is our corporate headquarters at 77 Rio Robles, San Jose, California 95134.

	Common Stock Beneficially Owned (1)
Directors and Named Executive Officers	Number of Shares	%
Lisa Bodensteiner (2)	42,754	*
Charles D. Boynton (3)	68,271	*
Arnaud Chaperon	—	—
Bernard Clement	—	—
Denis Giorno	—	—
Catherine Lesjak	7,410	*
Thomas R. McDaniel (4)	93,536	*
Marty T. Neese (5)	188,362	*
Jean-Marc Otero del Val	—	—
Humbert de Wendel	—	—
Howard J. Wenger (6)	204,243	*
Thomas H. Werner (7)	330,859	*
Pat Wood III (8)	76,654	*
All Directors and Executive Officers as a Group (15 persons) (9)	1,087,857	*
Other Persons
Total S.A. Total Energies Nouvelles Activités USA, SAS (10) 2, place Jean Millier La Défense 6 92400 Courbevoie France	101,252,554	64.93%
Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP (11) c/o Wellington Management Group LLP 280 Congress Street Boston, MA 02210	13,495,747	10.13%

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* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying restricted stock units and options held by that person that will vest and be exercisable within 60 days of March 29, 2015 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	No shares are vesting within 60 days of March 29, 2015.
(3)	No shares are vesting within 60 days of March 29, 2015.
(4)	Includes 93,420 shares of common stock held indirectly in the McDaniel Trust dtd 7/26/2000 of which Mr. McDaniel and his spouse are co-trustees.
(5)	Includes 100,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 29, 2015. No shares are vesting within 60 days of March 29, 2015.
(6)	Includes 5,072 shares of common stock held indirectly in the The H&L Wenger 2002 Family Trust UAD 06/21/02 Howard Wenger & Lisa Wenger Trustees. No shares are vesting within 60 days of March 29, 2015.
(7)	Includes 1,208 shares of common stock held by The Werner Family Trust, of which Mr. Werner and his wife are co-trustees. No shares are vesting within 60 days of March 29, 2015.
(8)	Includes 48,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 29, 2015.
(9)	Includes the shares described in footnotes 2-8 plus 70,768 shares of common stock held by two additional executive officers and 5,000 RSUs vesting within 60 days of March 29, 2015 held by one of those executive officers.
(10)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13D/A, filed with the SEC on June 18, 2014 by Total Energies Nouvelles Activités USA, SAS (formerly known as Total Gas & Power USA, SAS) and its parent Total S.A., which indicated that the parties have shared voting and shared dispositive power with respect to said shares. Includes 9,531,677 shares of common stock issuable pursuant to a warrant issued by us to Total Gas & Power USA, SAS on February 28, 2012, 8,017,420 shares of common stock issuable upon conversion of the convertible debentures issued by us to Total Gas & Power USA, SAS on May 29, 2013 and 5,126,775 shares of common stock issuable upon conversion of the convertible debentures issued by us to Total Energies Nouvelles Activités USA, SAS on June 11, 2014.
(11)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed with the SEC on March 10, 2015 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Such statement disclosed that Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP have shared dispositive power with respect to 13,495,747 shares (or 10.13% of the shares of common stock outstanding as of March 29, 2015) and shared voting power with respect to 10,940,872 shares (or 8.21% of the shares of common stock outstanding as of March 29, 2015) and that Wellington Management Company LLP has shared dispositive power with respect to 12,977,714 shares and shared voting power with respect to 10,590,073 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain of our executive officers and our directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC and The NASDAQ Global Select Market. Such executive officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16 forms that they file. We periodically remind our directors and executive officers of their reporting obligations and assist in making the required disclosures once we have been notified that a reportable event has occurred. We are required to report in this proxy statement any failure by any of the above-mentioned persons to make timely Section 16 reports.

Based solely on our review of the copies of such forms received by us, and written representations from our directors and executive officers, we are unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by our directors, executive officers or greater than 10% stockholders during fiscal 2014.

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Company Stock Price Performance

The following graph compares the performance of an investment in our common stock from January 3, 2010 through December 28, 2014, with The NASDAQ Market Index and with three comparable issuers: First Solar, Inc., SunEdison, Inc. and Trina Solar Ltd. The graph assumes $100 was invested on January 3, 2010 in our former Class A common stock at the closing price of $23.68 per share, at the closing prices of the common stock for First Solar, Inc., SunEdison, Inc. and Trina Solar Ltd., and at the closing price for The NASDAQ Market Index. In addition, the graph also assumes that any dividends were reinvested on the date of payment without payment of any commissions. The performance shown in the graph represents past performance and should not be considered an indication of future performance. The following graph is not, and shall not be deemed to be, filed as part of our Annual Report on Form 10-K. Such graph should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference therein by us.

ASSUMES $100 INVESTED ON JANUARY 3, 2010

(ASSUMES DIVIDEND REINVESTED)

UNTIL FISCAL YEAR ENDED DECEMBER 28, 2014

	January 2, 2011	January 1, 2012	December 30, 2012	December 29, 2013	December 28, 2014
SunPower Corporation	$54.18	$26.31	$23.18	$122.09	$111.15
Nasdaq Market Index	$116.91	$114.81	$130.46	$183.18	$211.84
First Solar, Inc.	$96.12	$24.93	$22.01	$40.81	$32.75
SunEdison, Inc.	$82.67	$28.93	$23.27	$93.98	$146.77
Trina Solar Ltd.	$43.39	$12.38	$7.82	$24.37	$15.92

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 28, 2014 with respect to our equity compensation plans under which our equity securities are authorized for issuance (in thousands, except dollar figures).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	191	$42.64	7,953
Total(1)	191	—	7,953
(1)	This table excludes options to purchase an aggregate of approximately 18,785 shares of common stock, at a weighted average exercise price of $29.21 per share, that we assumed in connection with the acquisition of PowerLight Corporation, now known as SunPower Corporation, Systems, in January 2007. Under the terms of our three equity incentive plans, we may issue incentive or non-statutory stock options, restricted stock awards, restricted stock units, or stock purchase rights to directors, employees and consultants to purchase common stock. Our Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan includes an automatic share reserve increase feature effective for fiscal 2009 through fiscal 2015. This share reserve increase feature will cause an annual and automatic increase in the number of shares of our common stock reserved for issuance under the Stock Incentive Plan in an amount each year equal to the least of: 3% of the outstanding shares of our common stock measured on the last day of the immediately preceding fiscal year; 6,000,000 shares; and such other number of shares as determined by our Board. On December 8, 2014, the Board approved a zero share increase for fiscal 2015.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as our auditor since May 3, 2012. We recently concluded discussions with Ernst & Young LLP regarding the scope of their fiscal 2015 global audit procedures, including revised fees, and our management team will recommend that our Audit Committee appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015. Pending approval by the Audit Committee, we expect to ask our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Ernst & Young LLP

Fees billed to us by Ernst & Young LLP for fiscal years 2013 and 2014 were as follows:

Services	2013 ($)	2014 ($)
Audit Fees	2,123,600	2,479,728
Audit-Related Fees	398,800	403,750
Tax Fees	329,973	320,200
All Other Fees	1,995	8,165
Total	2,854,368	3,213,857

•	Audit Fees: Audit fees for 2013 and 2014 were for professional services rendered in connection with audits of our consolidated financial statements, statutory audits of our subsidiary companies, quarterly reviews and assistance with documents that we filed with the SEC (including our Forms 10-Q and 8-K) for periods covering fiscal 2012, 2013, and 2014.

•	Audit-Related Fees: Audit-related fees for 2013 and 2014 were for professional services rendered in connection with debt offerings and consultations with management on various accounting matters.

•	Tax Fees: Tax fees for 2013 and 2014 were for tax consulting services.

•	All Other Fees: Other fees in 2013 and 2014 were for access to technical accounting services.

Audit Committee Pre-Approval

As required by Section 10A(i)(1) of the Exchange Act, our Audit Committee has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and permissible non-audit services to be performed by our independent registered public accounting firm. Any proposed service that has received pre-approval but which will exceed pre-approved cost limits will require additional pre-approval by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Audit Committee may from time to time delegate pre-approval authority to the Chairman of the Audit Committee. If the Chairman exercises this authority, he must report any pre-approval decisions to the full Audit Committee at its next meeting. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the committee’s pre-approval, and the fees for the services performed to date.

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During fiscal years 2013 and 2014 all services provided to us by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policy described above. The scope and services was reviewed and approved by the Audit Committee after the services were rendered. Ernst & Young LLP and our Audit Committee have each concluded that Ernst & Young LLP’s objectivity and ability to exercise impartial judgment on all issues encompassed with the audit engagement has not been impaired because (i) the services did not include prohibited non-audit related services; (ii) no members of the audit engagement team were aware of or involved with the provision of the services until after such services were provided; and (iii) the fees we paid were insignificant both to Ernst & Young LLP and to SunPower.

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PROPOSAL THREE

APPROVAL OF THE SUNPOWER CORPORATION

2015 OMNIBUS INCENTIVE PLAN

The Board is submitting for stockholder approval the SunPower Corporation 2015 Omnibus Incentive Plan (the “2015 Plan”). Our Board of Directors approved the 2015 Plan on February 4, 2015. If approved by stockholders, the 2015 Plan would become effective on the date of the Annual Meeting and serve as the successor to the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Prior Plan”), which will expire on August 12, 2015 in accordance with its terms. No additional equity awards will be granted under the Prior Plan after the date the 2015 Plan becomes effective. The Board believes that the 2015 Plan is in our and our stockholders’ best interest, as it will allow us to continue to attract and retain talented and creative employees, directors and consultants who can assist us in competing in the marketplace, delivering consistent financial performance and growing stockholder value.

If the 2015 Plan is approved, the number of shares of common stock that are available for awards under the Prior Plan as of the date the 2015 Plan is approved would become available for awards pursuant to the 2015 Plan instead of the Prior Plan (which will terminate as of the date the 2015 Plan becomes effective). In addition, any shares that would otherwise revert to the Prior Plan (i.e., as a result of the forfeiture or cancellation of an award) would also become available for future awards under the 2015 Plan. The 2015 Plan does not provide for an increase to the total number of shares authorized for awards under the 2015 Plan other than pursuant to the automatic annual share replenishment provision described below under the heading “2015 Plan Limits on Common Stock Available for Issuance” (a feature that was also contained in the Prior Plan). The automatic increase of the share reserve would next take place effective for 2016. Therefore, the stockholders are not being asked to approve an increase to the number of shares that are currently reserved for issuance pursuant to our equity programs.

Approval of Material Terms of the Performance Goals under Code Section 162(m)

In order to preserve our ability to deduct in full for federal income tax purposes compensation that certain of our officers may recognize in connection with performance-based awards that may be granted in the future under the 2015 Plan, our stockholders are also being asked to approve certain material terms of the performance goals for performance-based awards granted under the 2015 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, certain types of compensation, including “performance-based” compensation, are generally excluded from this limit. To enable compensation in connection with awards granted under the 2015 Plan that are contingent on the attainment of performance goals to qualify as “performance-based” within the meaning of Section 162(m) of the Code, our stockholders are being asked to approve the material terms of the applicable performance goals. By approving the 2015 Plan, the stockholders will be approving, among other things: (i) the eligibility requirements for participation in the 2015 Plan; (ii) the performance criteria upon which certain awards of restricted stock, restricted stock units and performance bonus awards may be based; (iii) the maximum numbers of shares subject to options, stock appreciation rights, restricted stock and restricted stock units intended to as performance-based compensation under Code Section 162(m) that may be granted to a participant in any calendar year; and (iv) the maximum dollar amount that a participant may receive upon settlement of a performance bonus award.

Status of the Prior Plan

As of March 29, 2015, 5,311,665 shares were subject to outstanding awards granted under the Prior Plan, and 7,533,795 shares remained available for any new awards to be granted in the future. If the 2015 Plan is approved by the stockholders, the number of shares available under Prior Plan as of the date the 2015 Plan becomes effective will become available for awards under the 2015 Plan. In addition, shares that are not issued under outstanding awards granted under the Prior Plan (i.e., due to forfeiture or cancellation of the outstanding awards) will become available for issuance pursuant to new awards granted in the future under the 2015 Plan. As of March 29, 2015, 209,491 shares were subject to outstanding options granted under the Prior Plan, and 5,102,174 shares were subject to outstanding full value awards. As of March 29, 2015, the weighted average term of outstanding options was 2.27 years, and the weighted average exercise or purchase price of outstanding options was $41.57 per share.

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Material Terms of the 2015 Plan

A summary of the highlights of the 2015 Plan is set forth below and is followed by a summary of the primary provisions of the 2015 Plan. The summaries of both the highlights of the 2015 Plan and the terms of the 2015 Plan are not intended to be exhaustive and are qualified in their entirety by the terms of the 2015 Plan. A complete copy of the 2015 Plan is attached to this proxy statement as Appendix A.

Summary Description of the Terms of the 2015 Plan

Purpose. The purpose of the 2015 Plan is to promote our long-term success and the creation of stockholder value by encouraging employees, non-employee directors and consultants to focus on critical long-range objectives, encouraging the attraction and retention of employees, non-employee directors and consultants with exceptional qualifications and linking employees, non-employee directors and consultants directly to stockholder interests through increased stock ownership.

Awards Available Under the 2015 Plan. Under the 2015 Plan, we may award shares of common stock or grant awards exercisable for, that may be settled in or that are based on shares of our common stock. We may also grant performance-based cash awards. The 2015 Plan provides for the discretionary award of: (1) incentive stock options (“ISOs”) that satisfy the requirements of Code Section 422, as well as stock options that are not ISOs (“Nonstatutory Options” and, together with ISOs, “Stock Options”); (2) shares of common stock subject to certain restrictions (“Restricted Shares”); (3) stock appreciation rights (“SARs”); (4) bookkeeping entries equivalent to one or more shares of common stock (“Restricted Stock Units”), (5) awards based on shares of our common stock that are intended be qualified performance-based compensation under Section 162(m) (“Performance Stock Awards”), and (6) cash-based awards that are intended to be qualified performance-based compensation under Section 162(m) (“Performance Bonus Awards”). Each type of award is evidenced by the execution of an award agreement between us and the recipient that is specific to the type of award. For example, the terms of an award of Stock Options are set out in a “Stock Option Agreement.”

Eligibility. ISOs may be granted only to our employees or employees of our parent or subsidiaries. Nonstatutory Options and other stock-based awards (e.g., Restricted Shares, Restricted Stock Units, or SARs) may be granted to our employees, non-employee directors and consultants, and our parent and subsidiary companies’ employees and consultants, but excludes any individual who is classified by the Company, a parent or subsidiary as leased from or otherwise employed by a third party or as an independent contractor. Performance-based awards, including Performance Bonus Awards, may be granted to employees who are, or may be considered “covered employees” within the meaning of Code Section 162(m). As of March 29, 2015, approximately 7,303 employees of the Company and our subsidiaries and eight non-employee directors were eligible to participate in the 2015 Plan. We have no current plans to issue grants to consultants or any employees of our parent company.

2015 Plan Limits on Common Stock Available for Issuance. The aggregate number of shares authorized for issuance as awards under the 2015 Plan shall not exceed the number of shares that are available for issuance under the Prior Plan as of the date the 2015 Plan becomes effective (i.e., the date the 2015 Plan is approved by stockholders of the Company), including shares that are subject to awards outstanding under the Prior Plan that expire, are cancelled or otherwise terminate unexercised, or Shares that otherwise would have reverted to the share reserve of the Prior Plan following the date the 2015 Plan becomes effective. As of March 29, 2015, 7,533,795 shares of our common stock were available for future awards under the Prior Plan, and 5,311,665 shares were subject to outstanding awards under the Prior Plan.

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The 2015 Plan will contain the same automatic share increase feature that was contained in the Prior Plan, which automatic increase would next take place effective for 2016. This share availability increase feature will continue to cause an automatic annual increase in the number of shares of our common stock available for issuance under the 2015 Plan in an amount each year equal to the least of:

•	3% of the outstanding shares of all classes of our common stock measured on the last day of the immediately preceding fiscal year;

•	6,000,000 shares; and

•	such other number of shares as determined by our Board.

Notwithstanding the aggregate number of the shares that may be issued under the 2015 Plan, the aggregate number of shares that may be issued upon the exercise of ISOs may not exceed 15,000,000 shares.

Shares issued under the 2015 Plan may be authorized but unissued, treasury shares or shares purchased on the open market.

Individual Award Limitations. In addition, no participant may receive options, SARs, Restricted Shares or Restricted Stock Units that are granted as Performance Stock Awards in any calendar year that relate to more than five million shares in the aggregate under all such awards. For Performance Bonus Awards, the maximum amount that may be paid in cash to any participant in any calendar year is $15,000,000.

Shares Returned to Share Reserve. If Restricted Shares or shares issued upon the exercise of Stock Options are forfeited, then such shares will again become available for awards under the 2015 Plan. If Restricted Stock Units, Stock Options or SARs are forfeited or terminated for any other reason before being exercised, then the corresponding shares will become available for awards under the 2015 Plan. If Restricted Stock Units are settled, then only the number of shares (if any) actually issued in settlement of such Restricted Stock Units will reduce the number available under the 2015 Plan and the balance will again become available for awards under the 2015 Plan. If SARs are exercised, then only the number of shares (if any) actually issued in settlement of such SARs shall reduce the number available under the 2015 Plan and the balance will again be available for awards under the 2015 Plan.

Assumed and Substituted Awards. To the extent permitted under applicable stock exchange rules, shares issued pursuant to awards assumed or awards granted in substitution of other awards in connection with the acquisition us or a subsidiary will not reduce the maximum number of shares issuable under the 2015 Plan.

Administration. The 2015 Plan will be administered by a committee that is designated by the Board. The administering committee will consist of two or more members appointed by the Board. In addition, the composition of the administering committee must satisfy (1) such requirements as the SEC may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (2) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more of our directors who may administer the 2015 Plan with respect to employees who are not considered officers or directors under Section 16 of the Exchange Act, may grant awards under the 2015 Plan to such employees and may determine all terms of such grants. The Board may also authorize one or more officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons; provided, however, that the Board must specify the total number of awards that such officers may so award. The administering committee that administers the 2015 Plan with respect to participants who are subject to Section 16 of the Exchange Act may designate persons other than members of the committee to carry out its responsibilities, except that it may not delegate its authority with regard to the selection for participation of or the granting of equity awards or other rights under the 2015 Plan to persons subject to Section 16 of the Exchange Act.

Stock Options. Both ISOs and Nonstatutory Options are available for grant under the 2015 Plan. ISOs may be granted only to employees while Nonstatutory Options may be granted to employees, outside directors and consultants. The terms and conditions of an award of Stock Options are determined on a case by case basis and will be evidenced by a Stock Option agreement between the participant and the Company. Each Stock Option agreement will specify the number of shares of common stock that are subject to the Stock Option and will provide for the adjustment of the Stock Option in accordance with the adjustment section in the 2015 Plan.

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The exercise price of a Stock Option will be determined by the administering committee in its sole discretion. However, the exercise price of a Stock Option, subject to Internal Revenue Code requirements for 10% stockholders applicable to ISOs, may not be less than 100% of the fair market value of a share of common stock on the date of grant. The closing price per share of our common stock on April 9, 2015 was $32.63.

Each Stock Option agreement will specify a date when all or any installment of the Stock Option is to become exercisable and also specifies the term of the option, except that the term of an option may in no event exceed 10 years from the date of grant. The Stock Option agreement may provide for accelerated exercisability in the event of the participant’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the participant’s service. The administering committee may determine, at the time of granting a Stock Option or thereafter, that such Stock Option will become exercisable as to all or part of the shares of common stock subject to the Stock Option in the event that a Change in Control (as described below and defined in the 2015 Plan) occurs with respect to the Company.

Stock Options may be awarded in combination with SARs, and such an award may provide that the Stock Options will not be exercisable unless the related SARs are forfeited. A participant generally has none of the rights of a stockholder until shares of common stock are issued. The administering committee may at any time (1) offer to buy out for a payment in cash or cash equivalents a Stock Option previously granted or (2) authorize a participant to elect to cash out a Stock Option previously granted, in either case at such time and based upon such terms and conditions as the administering committee may establish.

The administering committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of the same or a different number of shares.

Restricted Shares. The administering committee may grant Restricted Shares to employees, outside directors and consultants. The terms of each award are determined on a case by case basis and will be evidenced by a Restricted Share agreement between the recipient and the Company. Restricted Shares may be sold or awarded under the 2015 Plan for such consideration as the administering committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

Each award of Restricted Shares may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share agreement. An award agreement may provide for accelerated vesting in the event of the grantee’s death, disability, retirement or other events. The administering committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of the Restricted Shares will become vested in the event that a Change in Control occurs with respect to the Company.

The holders of Restricted Shares awarded under the 2015 Plan have the same voting, dividend and other rights as our other stockholders. A Restricted Share agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares will be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

Stock Appreciation Rights. The administering committee may award SARs to employees, outside directors and consultants. The number of shares subject to the SAR, the exercise price (which may be no less than 100% of the fair market value of a share of common stock on the date of grant), the terms of exercise, and the term of each SAR is determined on a case by case basis and will be evidenced by a SAR agreement between the recipient and the Company. Each SAR agreement will specify the date when all or any installment of the SAR is to become exercisable. The SAR agreement will also specify the term of the SAR. A SAR agreement may provide for accelerated exercisability in the event of the recipient’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service.

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The administering committee may determine, at the time of granting a SAR or thereafter, that such SAR will become fully vested as to all shares of common stock subject to such SAR in the event that a Change in Control occurs with respect to the Company. SARs may be awarded in combination with Stock Options, and such an award may provide that the SARs will not be exercisable unless the related Stock Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in a Nonstatutory Option at the time of grant or thereafter. Upon the exercise of a SAR, the recipient will receive cash, common stock, or a combination of the two. The amount of cash and/or the fair market value of common stock received upon exercise of SARs will, in the aggregate, be equal to the amount by which the fair market value (on the date of surrender) of the shares of common stock subject to the SARs exceeds the exercise price. The administering committee may at any time (1) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (2) authorize a participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the administering committee may establish.

The administering committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price.

Restricted Stock Units. The administering committee may award Restricted Stock Units to employees, outside directors and consultants. The terms of each award are determined on a case by case basis and will be evidenced by a Restricted Stock Unit agreement between the recipient and the Company. No cash consideration is required of the award recipients. The holders of Restricted Stock Units have no voting rights. However, prior to settlement or forfeiture, any Restricted Stock Unit awarded under the 2015 Plan may, at the administering committee’s discretion, carry with it a right to dividend equivalents. Settlement of vested Restricted Stock Units may be made in the form of cash, shares of common stock, or any combination of the two. The number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors.

Each award of Restricted Stock Units may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions set out in the Restricted Stock Unit agreement. A Restricted Stock Unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or retirement or other events. The administering committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of the Restricted Stock Units will become vested in the event that a Change in Control occurs with respect to the Company.

Director Fees. To the extent our Board so approves, a non-employee director may elect to receive his or her annual retention payments and/or meeting fees from the Company in the form of Nonstatutory Options, Restricted Shares or Restricted Stock Units, or a combination of these awards, as determined by the Board.

Adjustments. In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustments will be made to: (1) the number of shares of common stock reserved for issuance under the 2015 Plan; (2) the limitations regarding the total number of shares of common stock underlying awards that may be granted to an individual participant in any calendar year; and (3) adjustments to the number of shares of common stock covered by each outstanding Stock Option and SAR and the exercise price thereof and in the number of any Restricted Stock Units that have not yet been settled. Any adjustment affecting an award intended as qualified performance-based compensation under Code Section 162(m) must be made in a manner that does not disqualify the award. Any adjustment affecting an award that is subject to Section 409A of the Code must be made in a manner that does not result in adverse tax consequences under Code Section 409A, except as otherwise determined by the administering committee in its sole discretion.

Effect of Certain Transactions. A Change in Control may impact rights to an award made under the 2015 Plan. Specifically, the 2015 Plan provides that the administering committee may decide, either at the time the award is granted or after, that in the event of a Change in Control: (1) Restricted Shares and Restricted Stock Units become vested and (2) Stock Options and SARs become exercisable. However, in the event of a merger or other reorganization, all outstanding awards are subject to the terms of the agreement effecting the particular transaction.

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Subject to certain exceptions, a Change in Control generally means the occurrence of one of the following:

•	the acquisition by any person (other than Total or any member of the Total Group), of our securities representing 50% or more of the combined voting power of the then outstanding securities;

•	consummation of a merger or consolidation with or into another entity as a result of which persons who were not our stockholders immediately prior to the merger or consolidation own immediately after the merger or consolidation 50% or more of the voting power of the outstanding securities of the continuing or surviving entity and any parent corporation of the continuing or surviving entity; or

•	the sale, transfer or other disposition of all or substantially all of our assets.

To the extent not previously exercised or settled, all awards will terminate immediately prior to our dissolution or liquidation.

162(m) Performance-Based Awards. The administering committee may grant Performance Stock Awards, which are awards that are intended to constitute “qualified performance-based compensation” under Code Section 162(m). Such awards (other than Stock Options or SARs) must be made subject to the attainment of performance goals during a performance period relating to one or more performance criteria set forth in the 2015 Plan (and below). An award may provide for the adjustment or modification of any evaluation of performance under a performance goal to exclude any objective and measurable events specified in the award in accordance with the terms of the 2015 Plan.

162(m) Performance Bonus Awards. The administering committee may also grant Performance Bonus Awards, which are performance-based awards that are denominated and payable in cash.

162(m) Performance Criteria. The performance criteria on which performance goals applicable to performance-based awards may be based are the following:

•	cash flow	•	customer acquisition	•	solar projects
•	earnings per share		costs		developed (number or
•	earnings before interest,	•	customer cost of energy		watts)
	taxes and amortization	•	cost management or	•	solar projects financed
•	return on equity		process improvement		(by value or watts)
•	total stockholder return	•	net promoter score	•	solar projects sold (by
•	share price	•	expense measures		value or watts)
	performance		(including, but not	•	operation or
•	return on capital		limited to, overhead		maintenance contracts
•	return on assets or net		cost, research and		signed or maintained
	assets		development expenses		(by value or watts)
•	revenue		and general and	•	production expansion
•	income or net income		administrative expense)		build and ramp times
•	operating income or net	•	economic value added	•	module field
	operating income	•	watts produced		performance
•	operating profit or net	•	watts shipped	•	average sales price
	operating profit	•	watts per module	•	budgeted expenses
•	operating margin or	•	conversion efficiency		(operating and/or
	profit margin	•	modules produced		capital)
•	return on operating	•	modules shipped	•	inventory turns
	revenue	•	production throughput	•	accounts receivable
•	return on invested		rates		levels
	capital	•	solar project velocity	•	development of product
•	market segment shares	•	solar project volume	•	installation of product
•	cost per watt	•	production yields
•	cost per kilowatt hour
•	research and
development
milestones.

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Clawback/Recovery. Awards are subject to recoupment under any “clawback” policy that we are required to adopt under stock exchange rules or as otherwise required by applicable law. We may also impose other recoupment provisions as the administering committee may determine are necessary or appropriate.

Withholding of Taxes. We or any parent or subsidiary, as applicable, have the authority and right to deduct or withhold or to require a participant to remit to us or any parent or subsidiary, as applicable, an amount sufficient to satisfy the participant’s tax obligations with respect to any taxable or tax withholding event concerning a participant arising in connection with the participant’s participation in the 2015 Plan or to take such other action as may be necessary in the opinion of the Company or any parent or subsidiary, as appropriate, to satisfy withholding obligations for the payment of the participant’s tax obligations by one or a combination of the following: (i) withholding from the participant’s wages or other cash compensation; (ii) withholding from the proceeds of sale of shares underlying the award either through a voluntary sale or a mandatory sale arranged by us on the participant’s behalf, without need of further authorization; or (iii) in the administering committee’s sole discretion, in accordance with Section 16(b) of the Exchange Act. We are not required to issue any shares or make any cash payment under the 2015 Plan to the participant or any other person until arrangements acceptable to us are made by the participant or such other person to satisfy the obligations for the participant’s tax obligations with respect to any taxable or tax withholding event concerning the participant or such other person as a result of the 2015 Plan.

Termination and Amendment. The 2015 Plan terminates automatically on February 4, 2025, unless terminated earlier by the Board. The Board may amend, modify or terminate the 2015 Plan at any time, subject to stockholder approval if required by applicable laws, regulations or rules. No rights and obligations under any award granted before amendment of the 2015 Plan will be materially impaired by such amendment, except with the consent of the participant, unless such amendment is deemed necessary or desirable by the administering committee, in its sole discretion, to facilitate compliance with applicable law or to avoid adverse tax consequences under Code Section 409A.

New Plan Benefits Under the 2015 Plan

Subject to approval of the 2015 Plan by the stockholders, as of March 29, 2015, the board had approved grants for 125,278 Restricted Stock Units as described in “Proposal Four—Approval of an Equity Award Granted to our Chief Executive Officer” and 55,900 Performance Stock Awards (assuming an achievement level of 100% of target). With the exception of these approved grants and Restricted Stock Units expected to be granted to non-employee directors during fiscal 2015 under the outside director compensation policy described elsewhere in this proxy statement, all awards under the 2015 Plan will be granted at the discretion of the Compensation Committee, and, accordingly, future grants are not yet determinable. The table below sets forth the awards that we know will be received under the 2015 Plan, subject to stockholder approval of the 2015 Plan, during fiscal 2015 by certain individuals and groups. The equity awards granted to our named executive officers during fiscal 2014 are set forth in the “2014 Grants of Plan-Based Awards Table” above, but this does not necessarily reflect the number of awards that may be issued in the future.

New Plan Benefits

SunPower Corporation 2015 Omnibus Incentive Plan

Name and Position	Dollar Value ($)	Number of Units (1)

Thomas H. Werner, President, Chief Executive Officer and Chairman of the Board	—	129,478
Charles D. Boynton, Executive Vice President and Chief Financial Officer	—	1,700
Howard J. Wenger, President, Business Units	—	15,400
Marty T. Neese, Chief Operating Officer	—	25,000
Lisa Bodensteiner, Executive Vice President, General Counsel and Corporate Secretary	—	1,400
Executive Group (2)	—	175,378
Non-Executive Director Group (3)	$225,000	—
Non-Executive Officer Employee Group (4)	—	5,800

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(1)	Assumes Performance Stock Awards are awarded at 100% of target.
(2)	This group includes all of our current executive officers.
(3)	This group includes all of our current non-employee directors.
(4)	This group includes all of our employees, including our officers who are not executive officers.

Equity Overhang and Burn Rate

As of December 28, 2014, our issued overhang was equal to 5.1%. For this purpose, “issued overhang” means the total number of shares subject to outstanding equity awards as a percentage of our outstanding common stock.

Our gross burn rate for fiscal 2014, measured as shares subject to equity awards granted, including performance-based awards granted during the fiscal year under the Prior Plan, as a percentage of total shares outstanding at the end of fiscal 2014, was 2.5%. Factoring in the impact of cancelled and forfeited equity awards, our net burn rate was 1.6% as of December 28, 2014. For purposes of gross and net burn rate calculations, equity awards were counted as 1.5 shares. Our three-year average gross and net burn rates, as of December 28, 2014, were 5.5% and 4.1%, respectively.

Certain Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences of certain equity award events under the 2015 Plan based on U.S. federal income tax laws in effect as of the date hereof and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Nonstatutory Options. In general (1) no income will be recognized by a participant at the time a Nonstatutory Option is granted; (2) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the participant in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the common stock, if vested, on the date of exercise; and (3) at the time of sale of the common stock acquired pursuant to the exercise of a Nonstatutory Option, appreciation (or depreciation) in value of the common stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the common stock have been held.

ISOs. No income generally will be recognized by a participant upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common stock is issued to the participant pursuant to the exercise of an ISO, and if no “disqualifying disposition” of such common stock is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such common stock at the time of exercise (or, if less, the amount realized on the disposition of such common stock if a sale or exchange) over the option price paid for such common stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the fair market value of the common stock on the date of exercise over the exercise price of the SAR.

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Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by the purchase price, if any, for such Restricted Shares) at such time as the common stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the Restricted Shares that are subject to Restrictions will have ordinary income on the date of transfer of the Restricted Shares equal to the excess of the fair market value of such Restricted Shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares during the period that the common stock is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant. Upon the sale of the common stock acquired pursuant to a Restricted Share award, any gain or loss, based on the difference between the sale price and the fair market value of the common stock on the date ordinary income was recognized by the participant, will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Restricted Stock Units. No income generally will be recognized upon the award of Restricted Stock Units. The recipient of a Restricted Stock Unit award generally will be subject to tax at ordinary income rates on the fair market value of the common stock on the date of settlement (reduced by any amount paid by the participant for such Restricted Stock Units), and, if settled with common stock in whole or in part, the capital gains/loss holding period for such common stock will also commence on such date. Upon the sale of any shares received upon settlement of the Restricted Stock Units, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as short-term capital gain (or loss) depending on the holding period.

Performance-Based Awards and Performance Bonus Awards. A participant generally will recognize no income upon the grant of a performance-based or bonus award. Upon the payment of performance-based or bonus awards, participants normally will recognize ordinary income in the year of settlement equal to the fair market value of the common stock issued under a performance-based award or in the year of the payment in an amount equal to the cash received under a performance bonus award.

Section 409A of the Code

Awards under the 2015 Plan may, in some cases, result in a deferral of compensation that is subject to the requirements of Section 409A of the Code (“Section 409A”). Generally, to the extent these awards are subject to Section 409A, such awards will be subject to immediate taxation in the year they vest and a 20% penalty tax (among other adverse tax consequences) unless the requirements of Section 409A are satisfied. It is the intent of the Company that awards under the 2015 Plan will be structured and administered in a manner that complies with the requirements of Section 409A.

Tax Consequences to SunPower

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Vote Required

The approval of the 2015 Plan requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards the vote total for this proposal. Abstentions will have the effect of votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SUNPOWER CORPORATION 2015 OMNIBUS INCENTIVE PLAN.

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PROPOSAL FOUR

APPROVAL OF AN EQUITY AWARD

GRANTED TO OUR CHIEF EXECUTIVE OFFICER

Summary

Contingent upon stockholder approval of this proposal, the Board of Directors has approved granting to Tom Werner, our Chief Executive Officer, an award of 125,278 restricted stock units, which, subject to his continued employment with the Company through the date of vest, would vest in full on September 1, 2016 (the “Proposed Award”). The Proposed Award replaces previously granted equity awards that were rescinded in February 2015 because, at the time of the original grants, they exceeded the annual share limitations per recipient in effect under the Third Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “2005 Plan”). A committee of disinterested members of the Board of Directors conducted an investigation of the original grants and found no evidence of wrongdoing at the Company. Given the continuing critical role Mr. Werner is playing in leading the Company, the fact that he actually earned the shares subject to the rescinded awards and the absence of any wrongdoing in connection with the original grants, the Board believes that the Proposed Award is important to secure the retention benefits that were intended at the time of the original grants and that it would be inequitable not to replace the rescinded awards. For these reasons, with Mr. Werner abstaining, the Board unanimously recommends you vote FOR the approval of the Proposed Award.

Background

The 2005 Plan, as approved by stockholders in August 12, 2005 and most recently amended on November 15, 2011, provides that no participant may receive stock awards that cover more than 500,000 shares in a calendar year (the “Individual Limit”).

On March 19, 2012, the Compensation Committee granted Mr. Werner an award of time-based restricted stock units (“RSUs”) covering 225,000 shares and performance-based restricted stock units (“PSUs”) covering 337,500 shares. Based on the Company’s performance in 2012, Mr. Werner earned 276,694 of such PSUs. Thus, in 2012, Mr. Werner earned an aggregate of 501,694 shares and therefore exceeded the Individual Limit, as in effect when the original awards were granted, by 1,694 shares. For retention value, the 2012 RSUs and earned PSUs vested in three annual installments, ending in March 2015.

On February 19, 2013, the Compensation Committee granted Mr. Werner 263,500 RSUs and 395,250 PSUs. Based on the Company’s performance in 2013, Mr. Werner earned 361,778 of such PSUs. Thus, in 2013, Mr. Werner earned an aggregate of 625,278 shares and therefore exceeded the Individual Limit, as in effect when the original awards were granted, by 125,278 shares. For retention value, the 2013 RSUs and earned PSUs vest in three annual installments, ending in March 2016.

In June 2014, we received a purported demand letter from a law firm representing a purported stockholder of the Company demanding, among other things, that we rescind the excess awards granted to Mr. Werner in 2012 and 2013. After an investigation undertaken by an independent committee of the Board, the Board has determined that the 2012 and 2013 awards granted to Mr. Werner did exceed the Individual Limit (such excess portion of these awards collectively, the “Excess Awards”). In February 2015 the Compensation Committee rescinded the Excess Awards.

For the reasons discussed in the summary above, the Compensation Committee also approved the Proposed Award to Mr. Werner, subject to stockholder approval, to replace the 2013 portion of the Excess Awards in order to provide appropriate incentives for the retention of Mr. Werner. The Proposed Award will be made under the 2015 Omnibus Incentive Plan if such plan is approved by stockholders or otherwise under the 2005 Plan. In this proposal, the Board of Directors asks that you approve the Proposed Award to Mr. Werner.

Vote Required

The approval of the Proposed Award to our Chief Executive Officer requires the affirmative vote of the holders of a majority of our stock having voting power and in attendance or represented by proxy at the Annual Meeting. “Broker non-votes” have no effect and will not be counted towards the vote total for this proposal. Abstentions will have the effect of votes against this proposal.

The Board, with Mr. Werner abstaining, unanimously recommends a vote “FOR” the approval of the proposed equity award to our Chief Executive Officer.

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APPENDIX A

SUNPOWER CORPORATION 2015 Omnibus Incentive PLAN

(Adopted by the Board of Directors on February 4, 2015, and approved by the stockholders on [●], 2015)

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(aa)	“Qualifying Performance Criteria”	9

(bb)	“Qualifying Performance Goal”	9

(cc)	“Qualifying Performance Period”	10

(dd)	“Restricted Share”	10

(ee)	“Restricted Share Agreement”	10

(ff)	“Restricted Stock Unit”	10

(gg)	“Restricted Stock Unit Agreement”	10

(hh)	“SAR”	10

(ii)	“SAR Agreement”	10

(jj)	“Service”	10

(kk)	“Share”	10

(ll)	“Stock”	10

(mm)	“Stock Option Agreement”	10

(nn)	“Subsidiary”	10

(oo)	“Tax-Related Items”	10

(pp)	“Total and Permanent Disability”	10

(qq)	“Total Group”	11

SECTION 3. ADMINISTRATION		11

(a)	Committee Composition	11

(b)	Committee for Non-Officer Grants	11

(c)	Committee Procedures	11

(d)	Committee Responsibilities	11

SECTION 4. ELIGIBILITY		12

(a)	General Rule	12

(b)	Ten-Percent Stockholders	12

(c)	Attribution Rules	12

(d)	Outstanding Stock	12

SECTION 5. STOCK SUBJECT TO PLAN		12

(a)	Basic Limitation	12

(b)	Award Limitation	13

(c)	Additional Shares	13

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(d)	Assumed and Substituted Awards	13

SECTION 6. RESTRICTED SHARES		13

(a)	Restricted Stock Agreement	13

(b)	Payment for Awards	13

(c)	Vesting	13

(d)	Voting and Dividend Rights	13

(e)	Restrictions on Transfer of Shares	13

SECTION 7. TERMS AND CONDITIONS OF OPTIONS		13

(a)	Stock Option Agreement	13

(b)	Number of Shares	14

(c)	Exercise Price	14

(d)	Withholding Taxes	14

(e)	Exercisability and Term	14

(f)	Exercise of Options	14

(g)	Effect of Change in Control	14

(h)	No Rights as a Stockholder	14

(i)	Modification, Extension and Renewal of Options	14

(j)	Restrictions on Transfer of Shares	14

(k)	Buyout Provisions	15

SECTION 8. PAYMENT FOR SHARES		15

(a)	General Rule	15

(b)	Surrender of Stock	15

(c)	Services Rendered	15

(d)	Cashless Exercise	15

(e)	Exercise/Pledge	15

(f)	Other Forms of Payment	15

(g)	Limitations under Applicable Law	15

SECTION 9. STOCK APPRECIATION RIGHTS		15

(a)	SAR Agreement	15

(b)	Number of Shares	15

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(c)	Exercise Price	15

(d)	Exercisability and Term	15

(e)	Effect of Change in Control	16

(f)	Exercise of SARs	16

(g)	Modification or Assumption of SARs	16

(h)	Buyout Provisions	16

SECTION 10. RESTRICTED STOCK UNITS		16

(a)	Restricted Stock Unit Agreement	16

(b)	Payment for Awards	16

(c)	Vesting Conditions	16

(d)	Voting and Dividend Rights	16

(e)	Form and Time of Settlement of Restricted Stock Units	16

(f)	Death of Recipient	17

(g)	Creditors’ Rights	17

SECTION 11. ADJUSTMENT OF SHARES		17

(a)	Adjustments	17

(b)	Dissolution or Liquidation	17

(c)	Reorganizations	17

(d)	Reservation of Rights	18

SECTION 12. DEFERRAL OF AWARDS		18

(a)	Committee Powers	18

(b)	General Rules	18

SECTION 13. AWARDS UNDER OTHER PLANS		18

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES		18

(a)	Effective Date	18

(b)	Elections to Receive NSOs, Restricted Shares or Restricted Stock Units	18

(c)	Number and Terms of NSOs, Restricted Shares or Restricted Stock Units	19

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SECTION 15. LEGAL AND REGULATORY REQUIREMENTS		19

SECTION 16. WITHHOLDING TAXES; COMPLIANCE WITH SECTION 409A OF THE CODE		19

(a)	General	19

(b)	Share Withholding	19

(c)	Compliance with Section 409A of the Code	19

SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS		20

(a)	Transferability	20

(b)	Qualifying Performance Awards	20

(c)	Performance Bonus Awards	21

(d)	Clawback/Recovery	21

SECTION 18. NO EMPLOYMENT OR CONTINUED SERVICE RIGHTS		21

SECTION 19. DURATION AND AMENDMENTS		21

(a)	Term of the Plan	21

(b)	Right to Amend or Terminate the Plan	21

(c)	Effect of Termination	21

SECTION 20. SEVERABILITY		21

SECTION 21. GOVERNING LAW		22

SECTION 22. EXECUTION		22

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SUNPOWER CORPORATION

2015 Omnibus Incentive PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board on February 4, 2015, and approved by the stockholders of the Company on [●], 2015. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, Restricted Stock Units, options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights or long-term incentive cash-based awards.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Restricted Stock Unit under the Plan.

(c) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as defined below) other than Total S.A., a société anonyme organized under the laws of the Republic of France, or any member of Total Group who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(ii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial offering of Stock to the public or if there is a spinoff of the Company by a Parent resulting in a dividend or distribution payable in Stock to the Parent’s stockholders.

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(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company” shall mean SunPower Corporation, a Delaware corporation.

(h) “Consultant” shall mean (i) a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee, or (ii) an individual who provides Services as an Employee of an Affiliate.

(i) “Covered Employee” shall mean a Participant who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(j) “Employee” shall mean any individual who provides Services to the Company, a Parent or a Subsidiary, but shall exclude any individual who is classified by the Company, a Parent or Subsidiary as leased from or otherwise employed by a third party or as an independent contractor, even if any such classification is changed retroactively because of an audit, litigation, administrative determination or otherwise. Neither Service as a member of the Board nor payment of a director’s fee by the Company, a Parent or Subsidiary shall be sufficient to constitute “employment” by the Company, a Parent or Subsidiary.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(m) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

(iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate and in compliance with Code Section 409A in order to permit an Award to be exempt from or comply with Code Section 409A.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(n) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(o) “Nonstatutory Option” or “ NSO” shall mean an employee stock option that is not an ISO.

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(p) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan.

(q) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(r) “Outside Director” shall mean a member of the Board who is not an Employee.

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate (or other recipient permitted in accordance with Section 10(f)) who holds an Award.

(u) “Performance Bonus Award” shall mean an Award payable in cash that is granted pursuant to Section 17(c) hereof.

(v) “Plan” shall mean this SunPower Corporation 2015 Omnibus Incentive Plan, as amended or amended and restated from time to time.

(w) “Prior Plan” shall mean the Third Amended and Restated Sunpower Corporation 2005 Stock Incentive Plan.

(x) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(y) “Qualified Performance-Based Compensation” shall mean an Award that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(z) “Qualifying Performance Award” shall mean an Award granted pursuant to Section 17(b).

(aa) “Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) cost per watt, (r) cost per kilowatt hour, (s) customer acquisition costs, (t) customer cost of energy, (u) cost management or process improvement, (v) net promoter score, (w) expense measures (including, but not limited to, overhead cost, research and development expenses and general and administrative expense), (x) economic value added, (y) watts produced, (z) watts shipped, (aa) watts per module, (bb) conversion efficiency, (cc) modules produced, (dd) modules shipped, (ee) production throughput rates, (ff) solar project velocity, (gg) solar project volume, (hh) production yields, (ii) solar projects developed (number or watts), (jj) solar projects financed (by value or watts), (kk) solar projects sold (by value or watts), (ll) operation or maintenance contracts signed or maintained (by value or watts), (mm) production expansion build and ramp times, (nn) module field performance, (oo) average sales price; (pp) budgeted expenses (operating and/or capital), (qq) inventory turns, (rr) accounts receivable levels, (ss) development of product, (tt) installation of product, and (uu) research and development milestones.

(bb) “Qualifying Performance Goal” means, for a Qualifying Performance Period, a goal or goals established in writing by the Committee for the Qualifying Performance Period based on Qualifying Performance Criteria. Depending on the Qualifying Performance Criteria used to establish such Qualifying Performance Goal, the Qualifying Performance Goal may be , applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award.

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(cc) “Qualifying Performance Period” shall mean one or more periods, with such varying and overlapping durations as the Committee may select, over which the attainment of one or more Qualifying Performance Goals shall be measured for purpose of determining a Participant’s right to and payment of a Qualifying Performance Award.

(dd) “Restricted Share” shall mean a Share awarded under the Plan.

(ee) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(ff) “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(gg) “Restricted Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Restricted Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

(hh) “SAR” shall mean a stock appreciation right granted under the Plan.

(ii) “SAR Agreement” shall mean the agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to his or her SAR.

(jj) “Service” shall mean service as an Employee, Consultant or Outside Director. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable employment law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work or, if such Employee does not return to active work, the Employee’s right to return to work is guaranteed by law or by a contract. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Company, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company, a Subsidiary, or an Affiliate, or a transfer between entities (the Company or any Subsidiary or Affiliate), provided, that there is no interruption or other termination of Service in connection with a change in capacity or transfer between entities.

(kk) “Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

(ll) “Stock” shall mean the Class A Common Stock of the Company, and after the reclassification of the Company’s Class A Common Stock and Class B Common Stock into a single class of Common Stock, the Common Stock of the Company.

(mm) “Stock Option Agreement” shall mean the agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to his Option.

(nn) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(oo) “Tax-Related Items” shall mean any federal, state and local taxes and taxes imposed by jurisdictions outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes, any other taxes that may be due) required by law to be withheld and any employer tax liability shifted to a Participant.

(pp) “Total and Permanent Disability” shall mean permanent and total disability as defined by section 22(e)(3) of the Code.

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(qq) “Total Group” shall mean Total S.A., any Affiliate of Total S.A., any 13D Group of which Total S.A. or any of its Affiliates is a member, and any member(s) of any 13D Group of which Total S.A. or any of its Affiliates is a member; provided, however, that none of the Company nor any Subsidiary nor any Disinterested Director of the Company shall be deemed to be a member of the Total Group. “Affiliate,” “13D Group” and “Disinterested Director” shall have their respective meanings set forth in the Affiliation Agreement, dated April 28, 2011, as amended from time to time, between the Company and Total Power & Gas USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Offerees;

(vi) To determine the number of Shares to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights would be materially impaired or obligations would be materially increased;

(ix) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

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(x) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiii) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Participant, and all persons deriving their rights from an Offeree or Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Restricted Stock Units, Nonstatutory Options or SARs.

(b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares, treasury Shares or Shares purchased on the open market. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the number of Shares available for issuance as of the date the Plan becomes effective in accordance with Section 19(a) hereof under the Prior Plan (including Shares that are subject to awards outstanding under the Prior Plan that expire, are cancelled or otherwise terminate unexercised, or Shares that otherwise would have reverted to the share reserve of the Prior Plan following the effective date of the Plan). Notwithstanding the foregoing, the number of Shares available for issuance under the Plan will be increased on the first day of each fiscal year beginning with the 2016 fiscal year, in an amount equal to the least of (x) 3% of the outstanding shares of all classes of common stock of the Company on the last day of the immediately preceding fiscal year, (y) 6,000,000 Shares, or (z) such number of Shares determined by the Board. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Notwithstanding the above, the aggregate number of shares actually issued or transferred by the Company upon the exercise of ISOs will not exceed fifteen million (15,000,000) shares.

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(b) Award Limitation. Subject to the provisions of Section 11, no Participant may receive Options or SARs, or Restricted Shares or Restricted Stock Units that are granted as a Qualifying Performance Award pursuant to Section 17(b) hereof, in any calendar year that relate to more than five million (5,000,000) Shares in the aggregate under all such Awards. For Performance Bonus Awards and other Awards that may be paid in cash and that are intended to be Qualified Performance-Based Compensation, the maximum amount that may be paid in cash to any Participant during any calendar year shall be fifteen million dollars ($15,000,000).

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Restricted Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall become available for Awards under the Plan. If Restricted Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Restricted Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

(d) Assumed and Substituted Awards. Notwithstanding the foregoing, to the extent permitted under applicable stock exchange rules, Shares issued pursuant to awards assumed or Awards granted in substitution of other awards in connection with the acquisition by the Company or a Subsidiary of an unrelated entity shall not reduce the maximum number of Shares issuable under the above Section 5(a).

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Participant’s other compensation.

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(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any obligations for Tax-Related Items for which the Participant is responsible that may arise in connection with the Option. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any Tax-Related Items for which the Participant is responsible that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(b)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of Shares have been recorded in the books of the brokerage firm selected by the Committee or, as applicable, of the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm. No adjustments shall be made, except as provided in Section 11.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or materially increase his or her obligations under such Option.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

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(k) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(g) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall be no less than 100% of the Fair Market Value of a share on the date of grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

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(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or materially increase his or her obligations under such SAR.

(h) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (b) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. RESTRICTED STOCK UNITS.

(a) Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical. Restricted Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach.

(e) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 11.

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(f) Death of Recipient. Any Restricted Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate or as otherwise required under the laws of descent and distribution in the Participant’s country.

(g) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make adjustments in one or more of:

(i) The number of Options, SARs, Restricted Shares and Restricted Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 5(a) and (b);

(iii) The number of Shares covered by each outstanding Option and SAR;

(iv) The Exercise Price under each outstanding Option and SAR; or

(v) The number of Restricted Stock Units included in any prior Award which has not yet been settled.

Any adjustment affecting an Award intended as “Qualified Performance-Based Compensation” shall be made in a manner that does not disqualify the Award. Any adjustment affecting an Award that is subject to Section 409A of the Code shall be made in a manner that does not result in adverse tax consequences under Section 409A of the Code, except as otherwise determined by the Committee in its sole discretion.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. The reclassification of the Company’s Class A Common Stock and Class B Common Stock into a single class of Common Stock shall not be subject to adjustments under this Section 11, but, for the sake of clarity in accordance with the definition of “Stock” in Section 2, following any such reclassification each Award that formerly covered Class A Common Stock shall cover an equal number of shares of Common Stock.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Acceleration of the expiration date of the outstanding unexercised Awards to a date not earlier than thirty (30) days after notice to the Participant; or

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(v) Settlement of the value of the outstanding Awards which have vested as of the consummation of such merger or other reorganization in cash or cash equivalents; in the sole discretion of the Company, settlement of the value of some or all of the outstanding Awards which have not vested as of the consummation of such merger or other reorganization in cash or cash equivalents on a deferred basis pending vesting; and the cancellation of all vested and unvested Awards as of the consummation of such merger or other reorganization.

(d) Reservation of Rights. Except as provided in this Section 11, a Participant or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. DEFERRAL OF AWARDS.

(a) Committee Powers. In a manner that complies with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Restricted Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Restricted Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Restricted Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Restricted Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Restricted Stock Units, or a combination thereof, as determined by the Board and in a manner that complies with Section 409A of the Code. Such NSOs, Restricted Shares and Restricted Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

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(c) Number and Terms of NSOs, Restricted Shares or Restricted Stock Units. The number of NSOs, Restricted Shares or Restricted Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Restricted Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state and/or non-U.S. securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. WITHHOLDING TAXES; COMPLIANCE WITH SECTION 409A OF THE CODE.

(a) General. The Company or any Parent or Subsidiary, as applicable, shall have the authority and right to deduct or withhold or to require a Participant to remit to the Company or any Parent or Subsidiary, as applicable, an amount sufficient to satisfy Tax-Related Items with respect to any taxable or tax withholding event concerning a Participant arising in connection with the Participant’s participation in the Plan or to take such other action as may be necessary in the opinion of the Company or any Parent or Subsidiary, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds of sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; or (iii) in the Committee’s sole discretion, in accordance with Section 16(b). The Company shall not be required to issue any Shares or make any cash payment under the Plan to the Participant or any other person until arrangements acceptable to the Company are made by the Participant or such other person to satisfy the obligations for Tax-Related Items with respect to any taxable or tax withholding event concerning the Participant or such other person as a result of the Plan.

(b) Share Withholding. The Committee may, or may permit a Participant to elect to, satisfy all or part of the Participant’s obligations with respect to Tax-Related Items by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date that the amount sufficient to satisfy Tax-Related Items is to be determined. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding or other applicable minimum withholding rate.

(c) Compliance with Section 409A of the Code. To the extent that a Participant is or may be subject to taxation under the laws of the United States or any political division thereof, the following provisions shall apply:

(i) To the extent applicable, it is intended that this Plan and any Awards hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants, and the Plan and Awards hereunder will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. This Plan and any Awards hereunder shall be designed and administered in such a manner that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as determined by the Committee in its sole discretion.

(ii) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any Awards that are subject to Section 409A of the Code to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any Awards subject to Section 409A of the Code may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

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(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) the Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company determines that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(iv) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan (including with retroactive effect) and Awards as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code (or to mitigate adverse tax consequences if compliance is not practicable). In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant or any other party harmless from any or all of such taxes or penalties.

SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

(b) Qualifying Performance Awards. For purposes of granting Awards (other than Option or SARs) that are intended to constitute Qualified Performance-Based Compensation, the number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of Qualifying Performance Goals during a Qualifying Performance Period relating to one or more Qualifying Performance Criteria. The Committee in an Award, or after the Award is granted (to the extent consistent with, and within the time prescribed by Section 162(m) of the Code if applicable), may provide for the adjustment or modification of any evaluation of performance under a Qualifying Performance Goal to exclude any objective and measurable events specified in the Award, including but not limited to any of the following events that occurs, or is anticipated to occur, during a Qualifying Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) acceleration of amortization of debt issuance costs, (vi) stock-based compensation charges, (vii) purchase-accounting related charges, including amortization of intangible purchased assets, acquired in-process research and development charges, and similar charges associated with purchase accounting, (viii) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or other applicable accounting principles, and (ix) the related tax effects associated with each of the adjustments listed in clauses (i) through (viii) above. If applicable, the Committee shall, not later than the 90th day of the Qualifying Performance Period (or such other period prescribed or permitted by Section 162(m) of the Code), establish the Performance Goals and amounts of such Awards, as applicable, which may be earned during such Qualifying Performance Period. The Committee shall determine and certify, for each Participant, the extent to which the Qualifying Performance Goals have been met. The Committee shall have the right to reduce or eliminate (but may not in any event increase) the amount of compensation payable under the Plan to a Covered Employee at a given performance level to take into account additional factors that the Committee may deem relevant to the assessment of whether Qualifying Performance Goals are achieved. A Participant shall be eligible to receive payment pursuant to a Qualifying Performance Award only if the Qualifying Performance Goals for such period are achieved, subject to any additional requirements regarding Service. Notwithstanding any other provision of the Plan, any Award granted to a Covered Employee shall be subject to any additional limitations applicable to Qualified Performance-Based Compensation, and the Plan and any applicable agreement containing additional terms and conditions governing the Award shall be deemed amended to the extent necessary to conform to such requirements.

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(c) Performance Bonus Awards. Any Covered Employee selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Qualified Performance Goals that are established by the Committee and relate to one or more of the Qualified Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.

(d) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose such other clawback, recovery or recoupment provisions on an Award as the Plan Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Committee).

SECTION 18. NO EMPLOYMENT OR CONTINUED SERVICE RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any Participant any right to become, to be treated as, or to remain an Employee or continue providing Service if the Participant is a Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice, to the extent permitted by applicable laws.

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date the Plan is approved by the stockholders of the Company, and shall terminate automatically, on February 4, 2025, and may be terminated on any earlier date pursuant to Subsection (b) below. No Award may be granted after the date the Plan is terminated and no ISO may be granted after the tenth anniversary of the date the Plan is adopted by the Board, but any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award agreement.

(b) Right to Amend or Terminate the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant unless such amendment is deemed necessary or desirable by the Committee, in its sole discretion, to facilitate compliance with applicable law or as contemplated under Section 16(c). An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 20. SEVERABILITY.

If any provision of the Plan or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and to the extent) necessary to make it enforceable and valid.

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SECTION 21. GOVERNING LAW.

The Plan shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

SECTION 22. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

SUNPOWER CORPORATION

By:

Name:

Title:

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SUNPOWER CORPORATION
77 RIO ROBLES
SAN JOSE, CA 95134

VOTE BY INTERNET
Before The Annual Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/SPWR**
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89547-P65140 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNPOWER CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Arnaud Chaperon
02) Jean-Marc Otero del Val
03) Pat Wood III

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval, by an advisory vote, of our Named Executive Officer compensation	☐	☐	☐
3. Approval of the SunPower Corporation 2015 Omnibus Incentive Plan	☐	☐	☐
4. Approval of an equity award granted to our Chief Executive Officer, Thomas H. Werner	☐	☐	☐

NOTE: In their discretion, Thomas H. Werner, Charles D. Boynton, Lisa Bodensteiner or any of them, each with the power of substitution, are authorized to vote upon such other matter or matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

This Proxy should be marked, dated and signed by stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as a community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date